UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Carnival Corporation
Carnival plc
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CHOOSE FUN

CARNIVAL
CORPORATION & PLC.

2022

NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS AND PROXY STATEMENT

OUR COMPANY

Carnival Corporation & plc (NYSE: CCL and CUK; LSE: CCL), one of the world’s largest leisure travel companies, provides travelers around the globe with extraordinary vacations at an exceptional value.
Together, our nine brands comprise the world’s largest cruise company, totaling 243,200 lower berths. A total of 11 new ships are scheduled to be delivered to our brands through 2025.
Our nine cruise line brands offer a broad range of vacation options for millions of guests with a wide variety of leisure-time activities that accommodate people from multiple backgrounds, cultures and languages.
With our global corporate headquarters in Miami and several regional headquarters around the world, we are the only company in the world to be included in both the S&P 500 index in the U.S. and the FTSE 250 index in the UK.

OUR VISION STATEMENT
At Carnival Corporation & plc, our highest responsibility and top priority is compliance, environmental protection and the health, safety and well-being of our guests, the people in the communities we touch and serve, and our shipboard and shoreside employees. On this foundation, we aspire to deliver unmatched joyful vacations for our guests, always exceeding their expectations and in doing so driving outstanding shareholder value. We are committed to a positive and just corporate culture, based on inclusion and the power of diversity. We operate with integrity, trust and respect for each other—communicating, coordinating and collaborating while seeking candor, openness and transparency at all times. And we aspire to be an exemplary corporate citizen leaving the people and the places we touch even better.

Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States	Carnival House 100 Harbour Parade Southampton SO15 1ST United Kingdom
Letter to Shareholders from the Chair

MICKY ARISON
Chair of the Boards
Dear Fellow Shareholders,
During 2021, we were focused on resuming operations as quickly as practical in a way that served the best interests of public health, while at the same time demonstrating prudent stewardship of capital. In addition, we believe that we have positioned ourselves well on the path to profitability and established effective protocols for COVID-19. We achieved all of this while reinforcing our commitment to compliance, environmental protection and the health, safety and well-being of our guests, the people in the communities we touch and serve, and our shipboard and shoreside employees.
In 2021, we achieved key milestones related to our return to service including:
•
Ending the year with 50 ships in guest cruise operations compared to one ship in 2020

•
Returning over 65,000 crew members to our ships

•
Carrying over 1.2 million guests indicating fundamental strength in demand for cruise vacations

•
Delivering an exceptional guest experience with historically high net promoter scores

We ended the year with $9.4 billion of liquidity including cash, short-term investments and borrowings available under our revolving credit facility, and $3.5 billion of customer deposits, an increase of  $1.3 billion from 2020. To date, through our debt management efforts, we refinanced over $9 billion, reducing our future annual interest by approximately $400 million per year and extending maturities, optimizing our debt maturity profile.
As of January 13, 2022, eight of our nine cruise brands, representing 67% of our capacity, had resumed guest cruise operations. We expect to have our full fleet back in operation for our summer season where we historically generate the largest share of our operating income.
We achieved important milestones during our return to service and broadened our commitment to environmental, social and governance goals with the introduction of our 2030 sustainability goals and 2050 aspirations. We also achieved many operational milestones, including reopening our eight owned and operated private destinations and port facilities which have been visited by over half of our guests since the restart and welcoming seven new more efficient ships across our brands.

Letter to Shareholders from the Chair

Our decision to accelerate the exit of 19 ships as part of our fleet optimization strategy resulted in a more efficient fleet overall and lowered our planned capacity growth to approximately 2.5% compounded annually from 2019 through 2025, down from 4.5% annually pre-COVID-19. We achieved a unit cost benefit from the removal of these less efficient ships from our fleet which will grow from the delivery of the larger and more efficient ships.
Upon returning to full operations, nearly 15% of our capacity will consist of these recently delivered, larger and more efficient ships which we believe will expedite our return to profitability and improve our return on invested capital. In addition, this roster of new ships is expected to drive additional enthusiasm around our restart plans.
As of January 13, 2022, we are operating the only six cruise ships in the world currently powered by liquefied natural gas (“LNG”), which are 20% more carbon efficient. Upon returning to full cruise operations, our LNG efforts, our fleet optimization strategy and other innovative efforts to drive energy efficiency are forecasted to deliver a 10% reduction in unit fuel consumption on an annualized basis compared to 2019, a significant achievement on our path to decarbonization.
Furthermore, we are focused on advancing our six critical sustainability focus areas—climate action; circular economy; good health and well-being; sustainable tourism; biodiversity and conservation; and diversity, equity and inclusion. Among these priorities, we are committed to continuing our reduction of carbon emissions and aspire to achieve net carbon-neutral ship operations by 2050, while minimizing the use of carbon offsets. While there is currently no clear path to zero carbon emissions in our industry, we are working to be part of the solution. To achieve the aspiration of net zero carbon emissions, we are partnering with key organizations to help identify and scale new technologies. We have and expect to continue to demonstrate leadership in executing carbon reduction strategies. We believe our scale will support our effort to lead the industry in climate action. Our carbon emissions reduction efforts include improvements in energy efficiency, integrating alternative fuels and investing in new technologies such as batteries and fuel cells.
Throughout the pause and the gradual resumption of guest cruise operations, we have been proactively managing to resume guest cruise operations as an even stronger and more efficient operating company to maximize cash generation and to deliver strong returns on invested capital. Once we return to full guest operations, our cash flow will be the primary driver to our return to an investment grade credit rating over time, creating greater shareholder value.
Sincerely,
MICKY ARISON
Chair of the Boards of Directors
February 15, 2022

i	INFORMATION ABOUT ATTENDING THE ANNUAL MEETINGS
iii	VOTING INFORMATION
iv	NOTICE OF 2022 ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS
vii	NOTICE OF 2022 ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS
1	PROXY SUMMARY
7	GOVERNANCE AND BOARD MATTERS
7	Proposals 1-12―Re-Election of Directors
7	Governance
8	Nominations of Directors
10	2022 Nominees for Re-Election to the Boards
19	Board and Committee Governance
29	Non-Executive Director Compensation
31	Related Person Transactions
34	SHARE OWNERSHIP
34	Share Ownership of Certain Beneficial Owners and Management
38	COMPENSATION
38	Proposal 13―Advisory (Non-Binding) Vote to Approve Executive Compensation
39	Proposal 14―Advisory (Non-Binding) Vote to Approve the Carnival plc Directors’ Remuneration Report
40	Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
55	Report of the Compensation Committees
55	Compensation Committee Interlocks and Insider Participation
56	Compensation Tables
63	Potential Payments Upon Termination or Change of Control
68	U.S. CEO Pay Ratio
69	AUDIT MATTERS
69	Proposal 15―Re-Appointment of the Independent Auditors of Carnival plc and Ratification of the Selection of Independent Registered Public Accounting Firm of Carnival Corporation
69	Proposal 16―Authorization to Determine the Remuneration of the Independent Auditors of Carnival plc
70	Report of the Audit Committees
72	Independent Registered Public Accounting Firm
73	OTHER PROPOSALS
73	Proposal 17―Receipt of Accounts and Reports of Carnival plc
74	Proposal 18―Approval of the Grant of Authority to Allot New Carnival plc Shares
74	Proposal 19―Approval of the Disapplication of Pre-Emption Rights Applicable to the Allotment of New Carnival plc Shares
77	Proposal 20―Approval of a General Authority to Buy Back Carnival plc Ordinary Shares
79	QUESTIONS AND ANSWERS
79	Questions Applicable to All Shareholders
86	Questions Specific to Shareholders of Carnival Corporation
90	Questions Specific to Shareholders of Carnival plc
A-1	ANNEX A―CARNIVAL PLC DIRECTORS’ REPORT
B-1	ANNEX B―CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT (PART II)
C-1	ANNEX C―CARNIVAL PLC CORPORATE GOVERNANCE REPORT

Information about Attending the Annual Meetings
You are cordially invited to attend our Annual Meetings of Shareholders:
DATE	TIME	LOCATION
Friday, April 8, 2022	8:30 a.m. (EDT) The Carnival plc Annual General Meeting will begin first, followed by the Carnival Corporation Annual Meeting. Shareholders of each may attend both meetings.	Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States
LIVE VIDEO BROADCAST

Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom, 1:30 p.m. (BST)
Shareholders planning to attend the live video broadcast in Southampton must submit a proxy in order to vote as they will not be able to vote in person from Southampton. Shareholders attending the live video broadcast in Southampton will be able to submit questions live to the Directors in Florida, but will not be treated as, or considered to be, “in attendance” at the Annual Meetings.

Details regarding the matters to be voted on are contained in the attached Notices of Annual Meetings of Shareholders and Proxy Statement. Because of the dual listed company arrangement, all voting will take place on a poll (or ballot).
As the current situation with COVID-19 evolves, we continue to closely monitor the public health advisors and governmental regulations and guidelines on holding large public events and gatherings, as well as travel bans. Based on this advice at the time of writing, the Boards have decided to keep in place for this year some of the temporary changes to the format of the Annual Meetings of Shareholders that were instituted last year. Please read the section “Safety and Security Measures” below for further details on how we plan to conduct the meetings to prioritize the safety and security of our employees, shareholders and other stakeholders.
The Boards will continue to monitor the situation closely and may need to make further adjustments to the “Safety and Security Measures,” including any additional restrictions or requirements for shareholders to attend. Shareholders planning to attend the meeting should therefore check the “Investor Relations” section of our website at www.carnivalcorp.com and www.carnivalplc.com for any updates, which will be posted at least one week prior to the Annual Meetings of Shareholders.
While we welcome the opportunity to engage with our shareholders in person at the Annual Shareholders Meetings, we strongly encourage shareholders to follow public health advice before deciding whether to attend the meeting or not.
Your vote is important. We encourage you to vote as soon as possible to ensure your vote is recorded promptly, even if you plan to attend the Annual Meetings of Shareholders.

The Boards of Directors recommend that you vote in favor of Proposals 1 through 20 and consider their approval to be in the best interests of Carnival Corporation and Carnival plc and their shareholders.

We are furnishing the proxy materials to shareholders on or about February 15, 2022
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | i

Information about Attending the Annual Meetings

DIRECTIONS	MEETING ADMISSION REQUIREMENTS
For directions to the 2022 Annual Meetings of Shareholders, you may contact Investor Relations at:
Attendance at the Annual Meeting of Carnival Corporation Shareholders is limited to shareholders and their duly appointed proxies or corporate representatives. Each attendee will be asked to present valid government-issued picture identification, such as a driver’s license or passport.
Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date (February 7, 2022).

Carnival Corporation & plc Attention: Investor Relations 3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States
ir@carnival.com
SAFETY AND SECURITY MEASURES
In the interests of mitigating any risks from the ongoing COVID-19 pandemic and to prioritize the well-being of our employees, shareholders and other stakeholders, the following measures will apply at the Annual Shareholders Meetings:
•
social distancing measures will be in place;

•
hand sanitizer will be provided on entry to the venue and we encourage it to be used;

•
no refreshments will be provided; and

•
attendees will have to comply with the health and safety measures at the venue, which may include having their temperature taken and the requirement to wear a face mask covering their nose and mouth at all times.

Attendees will be required to comply with any additional federal, state and/or local government guidance in force on the day of the Annual Shareholders Meetings. You should not attend the Annual Shareholders Meetings if you are suffering from any COVID-19 symptoms or you have come into close contact with someone who has tested positive for COVID-19 within the 14 days preceding the date of the Annual Shareholders Meetings. You will be asked to complete a Health Declaration Form upon arrival.
Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these safety and security procedures.
The Boards will continue to monitor the situation closely and may need to make further adjustments to the “Safety and Security Measures,” including any additional restrictions or requirements for shareholders to attend. Shareholders planning to attend the meeting should therefore check the “Investor Relations” section of our website at www.carnivalcorp.com and www.carnivalplc.com for any updates, which will be posted at least one week prior to the Annual Meetings of Shareholders.

ii | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Voting Information
YOUR VOTE IS IMPORTANT.
We encourage you to vote as soon as possible, even if you plan to attend the Annual Meetings of Shareholders.
ELIGIBILITY TO VOTE
All eligible shareholders may vote in person at the 2022 Annual Meetings of Shareholders. Please refer to details about how to vote in person in the “Question and Answers” section.
Carnival Corporation Shareholders	Carnival plc Shareholders
You are eligible to vote if you were a shareholder as of the close of business (EDT) on February 7, 2022.	You are eligible to vote if you are a shareholder as of 6:30 p.m. (BST) on April 6, 2022.

HOW TO VOTE
REGISTERED HOLDERS
To make sure your vote is counted, please cast your vote as soon as possible by one of the following methods:
Voting Method	Carnival Corporation Shareholders	Carnival plc Shareholders
Internet	www.proxyvote.com, 24/7	www.sharevote.co.uk, 24/7
Telephone	1-800-690-6903 (toll-free)	N/A
CREST	N/A	Using CREST electronic proxy appointment service (if you hold your shares through CREST)
Mobile Device	Scan the QR code	Scan the QR code
Mail	Complete and mail your signed form	Complete and mail your signed proxy form
At the Meeting	Attend the annual meeting and cast your ballot	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME): your bank or broker will provide you with instructions on how to vote.
ENROLL FOR ELECTRONIC DELIVERY
We encourage shareholders to sign up to receive future proxy materials electronically. If you have not already enrolled, please consider doing so as it:
• is simple and convenient	• saves time and money	• is environmentally friendly
	Carnival Corporation Shareholders	Carnival plc Shareholders
Internet	www.investordelivery.com	www.shareview.co.uk
Mobile Device	Scan the QR code	Scan the QR code
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | iii

Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States
Notice of 2022 Annual Meeting of Carnival Corporation Shareholders
We are pleased to invite you to attend Carnival Corporation’s 2022 Annual Meeting of Carnival Corporation Shareholders.
WHEN	WHERE	ELIGIBILITY TO VOTE AND RECORD DATE
Friday, April 8, 2022 8:30 a.m. (EDT)	Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States
The Board of Directors set February 7, 2022 as the record date for the Annual Meeting of Carnival Corporation Shareholders. This means that our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote their shares.

Items of Business			Board Recommendation	Page Reference
1-12	To re-elect 12 Directors, each to serve as a Director of Carnival Corporation and as a Director of Carnival plc		FOR each director nominee	7
	1	To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	11
	2	To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	11
	3	To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	12
	4	To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	12
	5	To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	13
	6	To re-elect Jeffery J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	14
	7	To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	14
	8	To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	15
	9	To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	16
	10	To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	17
	11	To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	18
	12	To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	19
13	To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies)		FOR	38
14	To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report (in accordance with legal requirements applicable to UK companies)		FOR	39
iv | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Notice of 2022 Annual Meeting of Carnival Corporation Shareholders

Items of Business		Board Recommendation	Page Reference
15	To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation	FOR	69
16	To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc (in accordance with legal requirements applicable to UK companies)	FOR	69
17	To receive the UK accounts and reports of the Directors and auditors of Carnival plc for the year ended November 30, 2021 (in accordance with legal requirements applicable to UK companies)	FOR	73
18	To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies)	FOR	74
19	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies)	FOR	74
20	To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buyback programs)	FOR	77
21	To transact such other business as may properly come before the meeting
How to Vote
Your vote is important. Please review the proxy materials for the 2022 Annual Meeting of Carnival Corporation Shareholders and follow the instructions.
	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
Registered Holders	www.proxyvote.com 24/7	Call 1-800-690-6903 (toll-free)	Scan the QR code	Complete and mail your signed form in the postage-paid envelope	Attend the annual meeting and cast your ballot
Beneficial Owners (Holders in Street Name)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
Deadline	11:59 p.m. Eastern Time on April 7, 2022, if you are a registered holder			If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
Meeting Admission Requirements
Attendance at the Annual Meeting of Carnival Corporation Shareholders is limited to shareholders and their duly appointed proxies or corporate representatives. Each attendee will be asked to present valid government‑issued picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date (February 7, 2022). Additional requirements are included in the “Safety and Security Measures” section above.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | v

Notice of 2022 Annual Meeting of Carnival Corporation Shareholders

Notice of Internet Availability
Carnival Corporation is continuing to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials, unless they previously requested to receive printed copies. If you receive this one-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials. All Carnival Corporation shareholders are urged to follow the instructions in the notice and submit their votes using one of the voting methods described in the proxy materials. If you receive a printed copy of the proxy materials, the accompanying envelope for return of the proxy card requires no postage.
Any shareholder attending the Annual Meeting of Carnival Corporation Shareholders in Miami, Florida may personally vote on all matters that are considered, in which event any previously submitted proxy will be revoked.

On Behalf of the Board of Directors,
ARNALDO PEREZ Company Secretary January 27, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETINGS TO BE HELD ON APRIL 8, 2022	The Notice of Annual Meetings of Shareholders, Proxy Statement and the Annual Report are available our websites at www.carnivalcorp.com and www.carnivalplc.com.
vi | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

(incorporated and registered in England and Wales under number 4039524)	Carnival House 100 Harbour Parade Southampton SO15 1ST United Kingdom
Notice of 2022 Annual General Meeting of Carnival plc Shareholders
THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to any aspect of the proposals referred to in this document or as to the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial advisor authorized under the UK Financial Services and Markets Act 2000.	If you have sold or otherwise transferred all your shares in Carnival plc, please send this document and the accompanying documents to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.
NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held:
WHEN	WHERE	ELIGIBILITY TO VOTE
Friday, April 8, 2022 8:30 a.m. (EDT)	Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States
Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 6:30 p.m. (BST) on April 6, 2022 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6:30 p.m. (BST) on April 6, 2022 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

LIVE VIDEO BROADCAST

Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom, 1:30 p.m. (BST)
Shareholders planning to attend the live video broadcast in Southampton must submit a proxy in order to vote as they will not be able to vote in person from Southampton. Shareholders attending the live video broadcast in Southampton will be able to submit questions live to the Directors in Florida, but will not be treated as, or considered to be, “in attendance” at the Annual Meetings.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | vii

Notice of 2022 Annual General Meeting of Carnival plc Shareholders

The meeting will be held for the purpose of considering and, if thought fit, passing the resolutions described below:
Proposals	Vote Required
• Proposals 1 through 18 will be proposed as ordinary resolutions.	For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and the Annual Meeting of Carnival Corporation Shareholders.
• Proposals 19 and 20 will be proposed as special resolutions.	For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and the Annual Meeting Carnival Corporation Shareholders.
Proposals			Board Recommendation	Page Reference
1-12	RE-ELECTION OF 12 DIRECTORS NAMED IN THIS PROXY STATEMENT To re-elect 12 Directors, each to serve as a Director of Carnival Corporation and as a Director of Carnival plc		FOR each director nominee	7
	1	To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	11
	2	To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	11
	3	To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	12
	4	To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	12
	5	To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	13
	6	To re-elect Jeffery J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	14
	7	To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	14
	8	To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	15
	9	To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	16
	10	To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	17
	11	To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	18
	12	To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.	FOR	19
13	EXECUTIVE COMPENSATION To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies).		FOR	38
14	DIRECTORS’ REMUNERATION REPORT To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report (as set out in the annual report for the year ended November 30, 2021).		FOR	39
15- 16	RE-APPOINTMENT AND REMUNERATION OF CARNIVAL PLC AUDITORS AND RATIFICATION OF CARNIVAL CORPORATION AUDITORS		FOR	69
	15	To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation.	FOR	69
viii | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Notice of 2022 Annual General Meeting of Carnival plc Shareholders

Proposals			Board Recommendation	Page Reference
	16	To authorize the Audit Committee of the Board of Directors of Carnival plc to determine the remuneration of the independent auditors of Carnival plc.	FOR	69
17	ACCOUNTS AND REPORTS To receive the UK accounts and the reports of the Directors and auditors of Carnival plc for the year ended November 30, 2021.		FOR	73
18
ALLOTMENT OF SHARES
THAT the Directors of Carnival plc be and they are hereby authorized to allot shares in Carnival plc and to grant rights to subscribe for or convert any security into shares in Carnival plc:
(a)
up to a nominal amount of  $102,371,049 (such amount to be reduced by the nominal amount allotted or granted under paragraph (b) below in excess of such sum); and

(b)
up to a nominal amount of  $204,742,097 (such amount to be reduced by any allotments or grants made under paragraph (a) above) in connection with an offer by way of a rights issue:

•
to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

•
to holders of other equity securities as required by the rights of those securities or as the Directors of Carnival plc otherwise consider necessary,

and so that the Directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s Carnival plc Annual General Meeting (or, if earlier, until the close of business on July 7, 2023) but, in each case, during this period Carnival plc may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the Directors of Carnival plc may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.
			FOR	74
19
DISAPPLICATION OF PRE-EMPTION RIGHTS
THAT, subject to Proposal 18 passing, the Directors of Carnival plc be given power to allot equity securities (as defined in the UK Companies Act 2006 (the “Companies Act”)) for cash under the authority given by that resolution and/or to sell ordinary shares held by Carnival plc as treasury shares for cash as if Section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited:
(a)
to the allotment of equity securities and sale of treasury shares for cash in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (b) of Proposal 18, by way of a rights issue only):

•
to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

•
to holders of other equity securities, as required by the rights of those securities, or as the Directors of Carnival plc otherwise consider necessary,

and so that the Directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and
			FOR	74
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Notice of 2022 Annual General Meeting of Carnival plc Shareholders

Proposals	Board Recommendation	Page Reference

(b)
the in the case of the authority granted under paragraph (a) of Proposal 18 and/or in the case of any sale of treasury shares for cash, to the allotment (otherwise than under paragraph (a) above) of equity securities or sale of treasury shares up to a nominal amount of $15,355,657, such power to apply until the end of next year’s Annual General Meeting (or, if earlier, until the close of business on July 7, 2023) but, in each case, during this period Carnival plc may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the Directors of Carnival plc may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.

20
GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES
THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 693(4) of the Companies Act) of ordinary shares of  $1.66 each in the capital of Carnival plc subject to the following conditions:
(a)
the maximum number of ordinary shares authorized to be acquired is 18,500,792;

(b)
the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;

(c)
the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to the higher of:

•
105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and

•
the higher of the last independent trade and the highest current independent bid for an ordinary share on the trading service venue where the purchase is carried out; and

(d)
unless previously revoked or renewed, this authority shall expire on the earlier of:

•
the conclusion of the Annual General Meeting of Carnival plc to be held in 2023; and

•
18 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

	FOR	77
There are 20 Proposals that require shareholder approval at the Annual General Meeting this year. The Directors unanimously recommend that you vote in favor of Proposals 1 through 20 (inclusive).
The Directors encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

Voting Arrangements for Carnival plc Shareholders
Your vote is important. Carnival plc shareholders can vote in any of the following three ways:
1.
by attending the Annual General Meeting and voting in person or, in the case of corporate shareholders, by corporate representatives;

2.
by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this Notice of Annual General Meeting; or

3.
by voting electronically as described below.

x | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Notice of 2022 Annual General Meeting of Carnival plc Shareholders

VOTING IN PERSON

If you come to the Annual General Meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly.
In order to attend and vote at the Annual General Meeting, a corporate shareholder may appoint one or more individuals to act as its representative. The appointment must comply with the requirements of Section 323 of the Companies Act. Each representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and are considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the Annual General Meeting, you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, please email your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, at proxyvotes@equiniti.com.

VOTING BY PROXY

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to exercise all or any of their rights to attend, speak and vote in his or her stead. A proxy need not be a shareholder of Carnival plc. A shareholder may appoint more than one proxy provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. To appoint more than one proxy, please follow the notes contained in the proxy form. A person who is nominated to enjoy information rights in accordance with Section 146 of the Companies Act, but who is not a shareholder, is not entitled to appoint a proxy.
If you are a person nominated to enjoy information rights in accordance with Section 146 of the Companies Act you may have a right under an agreement between you and the member by whom you were nominated to be appointed, or to have someone else appointed, as a proxy for the meeting. If you have no such right, or you have such a right but do not wish to exercise it, you may have a right under such an agreement to give instructions to the member as to the exercise of voting rights.
To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars as soon as possible and in any event no later than 1:30 p.m. (BST) on April 6, 2022.
Equiniti Limited Aspect House Spencer Road Lancing BN99 6DA United Kingdom
Alternatively, a proxy vote may be submitted via the Internet in accordance with the instructions set out on the proxy form.
In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of shareholders of Carnival plc in respect of the relevant joint holding.
In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual, which can be viewed at www.euroclear.com. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID RA19) by the latest time(s) for receipt of proxy appointments specified in the Notice of Annual General Meeting. For this purpose, the time of

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | xi

Notice of 2022 Annual General Meeting of Carnival plc Shareholders

receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.
CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

VOTING ELECTRONICALLY

Shareholders are entitled to vote online at www.sharevote.co.uk. Shareholders voting electronically should vote as soon as possible, and in any event no later than 1:30 p.m. (BST) on April 6, 2022.
SHAREHOLDERS WHO ARE ENTITLED TO ATTEND OR VOTE

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 6:30 p.m. (BST) on April 6, 2021 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6:30 p.m. (BST) on April 6, 2021 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Asking Questions at the Meeting
Any shareholder attending the meeting has the right to ask questions. Carnival plc must cause to be answered any such question relating to the business being dealt with at the meeting, but no such answer need be given if:
•
to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information;

•
the answer has already been given on a website in the form of an answer to a question; or

•
it is undesirable in the interests of Carnival plc or the good order of the meeting that the question be answered.

Documents Available for Inspection
Copies of all service agreements (including letters of appointment) between each Director and Carnival plc will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting.

xii | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Notice of 2022 Annual General Meeting of Carnival plc Shareholders

Rights Under Sections 338 and 338A
Under Sections 338 and 338A of the Companies Act 2006, shareholders meeting the threshold requirements in those Sections have the right to require Carnival plc: (i) to give, to shareholders of Carnival plc entitled to receive notice of the meeting, notice of a resolution to be moved at the meeting and/or (ii) to include in the business to be dealt with at the meeting any matter (other than a proposed resolution) which may be properly included in the business unless (a) (in the case of a resolution only) it would, if passed, be ineffective, (b) it is defamatory of any person, or (c) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given or the matter to be included in the business, must be authorized by the person or persons making it, must be received by Carnival plc not later than February 25, 2022, being the date six clear weeks before the meeting, and (in the case of a matter to be included in the business only) must be accompanied by a statement setting out the grounds for the request.

Website Materials
This Proxy Statement and other information required by Section 311A of the Companies Act have been posted on our websites at www.carnivalcorp.com and www.carnivalplc.com.
Under Section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require Carnival plc to publish on a website a statement setting out any matter relating to:
•
the audit of Carnival plc’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Annual General Meeting; or

•
any circumstance connected with an auditor of Carnival plc ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with Section 437 of the Companies Act.
Carnival plc may not require the shareholders requesting any such website publication to pay its expenses in complying with Sections 527 or 528 of the Companies Act. Where Carnival plc is required to place a statement on a website under Section 527 of the Companies Act, it must forward the statement to Carnival plc’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the Annual General Meeting includes any statement that Carnival plc has been required under Section 527 of the Companies Act to publish on a website.

By Order of the Board of Directors,
ARNALDO PEREZ Company Secretary January 27, 2022
REGISTERED OFFICE
Carnival House | 100 Harbour Parade | Southampton SO15 1ST | United Kingdom
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | xiii

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider.
You should read the entire Proxy Statement carefully before voting.

Corporate Governance Highlights
Corporate Governance Best Practices

10 of our 12 directors are independent, including all members of the Audit, Compensation, Compliance, HESS and Nominating & Governance Committees

Presiding Director and Senior Independent Director, with defined responsibilities

4 of our 12 directors are gender or ethnically diverse

Balance of new and experienced directors

Majority voting for directors in uncontested elections

Stock ownership guidelines for directors and executives

Regular shareholder engagement

Annual director self-evaluation and committee assessment to ensure Board effectiveness

All directors attended over 75% of 2021 meetings

Regular executive sessions of independent directors

Robust risk oversight

Board review of company’s financial performance, strategy and succession planning

Code of Business Conduct and Ethics

Commitment to corporate social responsibility and sustainability

Our governance documents are available at carnivalcorp.com/governance and carnivalplc.com/governance.
OUR COMMITMENT TO COMPLIANCE, SUSTAINABILITY AND CORPORATE
SOCIAL RESPONSIBILITY

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 1

Proxy Summary
Corporate Governance Highlights
PROTECTING THE ENVIRONMENT

We are committed to operating a safe and reliable fleet and to protect the environment and the health, safety and well-being of our guests, the people in the communities we touch and our shipboard and shoreside employees. We are dedicated to fully complying with, or exceeding, all applicable legal and statutory requirements. We are also focused on enhancing our sustainable business model while reinforcing our commitment to and investment in sustainability solutions through our six critical sustainability focus areas:
•
climate action;

•
circular economy;

•
sustainable tourism;

•
good health and well-being;

•
diversity, equity and inclusion; and

•
biodiversity and conservation.

In order to continue supporting our sustainability strategy across our brands and business partners, we have established new goals for 2030 and aspirations for 2050 which incorporate the six key focus areas and align with elements of the United Nation’s Sustainable Development Goals and build on the momentum of our successful achievement of our 2020 sustainability goals.
Among these priorities, we are committed to continuing to reduce carbon emissions and have aspirations to achieve net carbon-neutral ship operations by 2050, well ahead of current International Maritime Organization’s (“IMO”) target, while minimizing the use of carbon offsets. Our carbon emissions reduction efforts include improvements in energy efficiency, integrating alternative fuels and investing in new technologies such as batteries and fuel cells.

As part of our plan for carbon footprint reduction, we lead the cruise industry’s use of liquefied natural gas (“LNG”) powered cruise ships. As of January 13, 2022, we are operating the only six large cruise ships in the world currently powered by LNG. Upon returning to full cruise operations, our LNG efforts combined with other innovative efforts to drive energy efficiency are forecasted to deliver a 10% reduction in unit fuel consumption on an annualized basis compared to 2019, a significant achievement on our path to decarbonization. LNG vessels generate up to 20% less carbon emissions than traditionally powered ships, while almost eliminating sulfur oxides, reducing nitrogen oxides by 85% and particulate matter by 95%-100%.
While fossil fuels are currently the only viable solution for our industry, we are closely monitoring technology developments and partnering with key organizations on research and development to support our carbon emission reduction goals, such as:
•
partnering to evaluate and pilot maritime scale battery technology and methanol powered fuel cells on our ships; and

•
working with Classification Societies and other stake holders to assess hydrogen, methanol, eLNG and biofuels as future low carbon fuel options for cruise ships.

We also pioneered the use of Advanced Air Quality Systems on board our ships to aid in the reduction of sulfur emissions and are promoting the use of shore power, enabling ships to use shoreside electric power where available while in port.

2 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Proxy Summary
Corporate Governance Highlights
PROMOTING DIVERSITY AND INCLUSION

We believe that diversity and inclusion issues, such as the attraction, retention, development and promotion of women and people of color, are not only important topics in corporations and boardrooms world-wide, they are issues critically important to sustaining the success of our business. For years, we have partnered with organizations focused on improving the diversity and inclusiveness of workplaces and by extension, society in general. We strive to achieve greater performance through capturing the power of employee diversity across all elements such as race, ethnicity, age, gender and sexual orientation and identification.
Accordingly, Arnold W. Donald, our President, Chief Executive Officer and Chief Climate Officer, has committed to Catalyst’s “Catalyst CEO Champions for Change” initiative to support the advancement of women’s leadership and diversity in the workplace.

Mr. Donald is also signatory to the Executive Leadership Council’s “CEO Action for Diversity and Inclusion” initiative to support and encourage diversity in the workplace.
It is the policy of Carnival Corporation & plc that disabled persons should receive full and fair consideration for all job vacancies and promotions for which they are qualified applicants. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled while in their service whenever possible and to provide appropriate training and accommodations for disabled persons.
Training and career development are provided and encouraged for all employees, including disabled persons.

INVESTING IN OUR COMMUNITIES
Carnival Foundation is dedicated to creating positive change through empowering youth, enhancing education and strengthening families in the communities where we live and work. Carnival Foundation and the brands of Carnival Corporation & plc support a broad spectrum of organizations that positively impact thousands of youth and families each year through charitable giving, in-kind donations and volunteerism. Whether it is providing job training to the homeless, preserving and protecting the environment, furthering medical research or investing in our future through education and mentoring, the reach of Carnival Foundation is all-encompassing.
During times of crisis, Carnival Foundation works closely with national and international relief organizations, coordinating corporate and employee donations for emergencies, such as hurricanes in the U.S. and in the Caribbean.
Carnival Foundation’s contributions are spread to communities where the brands operate, but focus on organizations in South Florida, where Carnival Corporation is headquartered.
www.carnivalfoundation.com

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 3

Proxy Summary
Corporate Governance Highlights
CORPORATE AWARDS AND RECOGNITION

Carnival Corporation’s Ethics and Compliance Program was one of five finalists for “Program of the Year” in Compliance Week’s 2021 Excellence in Compliance. These awards recognize compliance programs, leaders and consultants for their outstanding performance in this critical field. Our nomination for this award includes highlights and successes from its “Operations Oceans Alive” program.	Carnival Corporation & plc has been recognized for its commitment to corporate social responsibility leadership by Newsweek as one of America’s Most Responsible Companies for 2021 for the second consecutive year. A total of 2,000 American public companies were evaluated and the top 300 are included on the list.	Carnival Corporation & plc was Recognized on Forbes’ annual listings of America’s Best Large Employers of 2021 for the third time, Best Employers for Diversity for the second consecutive year and America’s Best Employers for Women in 2020.

Carnival Corporation & plc was awarded two 2021 Silver Anvils, the top PR award for campaigns by the Public Relations Society of America for its crisis work tied to COVID-19, as well as a Bronze Anvil and an award of excellence.

Carnival Corporation & plc was recognized as one of the Best Companies for Latinos to Work in 2021 by Latino Leaders Magazine, the only national magazine fully dedicated to showcasing and promoting leadership in the Latino community in the U.S.
Carnival Corporation & plc was named Glassdoor Employee’s Choice Award winner, recognizing the company as one of the Best Places to Work in 2021.
Carnival Corporation & plc earned a perfect score on the Human Rights Campaign Foundation’s 2021 Corporate Equality Index, designating the company as a Best Place to Work for LGBTQ Equality for the fifth consecutive year.

4 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Proxy Summary
Executive Compensation Highlights
Executive Compensation Highlights
COMPENSATION POLICIES AND PRACTICES

What We Do	What We Don’t Do

Independent Compensation Committees that review and approve all compensation for our Named Executive Officers

Independent compensation consultant

Annual Say-on-Pay vote

Stock ownership guidelines for directors and executives

Compensation Committees assess compensation practices to deter excessive risk-taking

Pay-for-performance philosophy

Mix of compensation which includes short-term cash and long-term equity-based compensation

Clawback policy

No unlimited incentive payouts in our annual bonus plan

No evergreen provisions

No short sales, short-term hedging or margin sales of securities

No stock option repricing

No liberal share recycling of stock options or stock appreciation rights

No pension plans or deferred compensation plans for our Named Executive Officers

No single-trigger equity vesting

PRINCIPAL COMPENSATION OBJECTIVES

We believe that our executive compensation program should be appropriately tailored to balance short-term and long-term compensation opportunities to enable Carnival Corporation and
Carnival plc to meet short-term objectives while continuing to produce value for their shareholders over the long-term. Our executive compensation program is designed to:

Reward results and effective strategic leadership through the use of both short-term and long-term incentives, taking into account each executives’ performance, experience and responsibilities	Align executive interests with those of our shareholders by making a substantial portion of compensation at risk	Remain competitive in the marketplace in order to attract, motivate and retain our talent that we believe is necessary to achieve our financial and strategic goals
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 5

Proxy Summary
Executive Compensation Highlights
TOTAL TARGET COMPENSATION MIX(1)
(1)
At-risk includes the Annual Incentive Bonus that is subject performance criteria, and the Long-Term Equity Incentives that are subject to change in value based on share price movements during the vesting period.

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY ADVISORY VOTE

•
Carnival Corporation & plc has a long-standing shareholder outreach program and routinely interacts with shareholders on a number of matters, including executive compensation. The Compensation Committees consider all feedback received about executive compensation.

•
In April 2021, shareholders approved our “say-on-pay” proposal with 90.1% of the votes cast in favor of the compensation paid to our Named Executive Officers. During the past year, we continued to engage with shareholders and seek feedback on our compensation program and incorporate the results of that feedback in our compensation decisions.

•
The Compensation Committees have and will continue to consider results from the annual shareholder advisory votes, including the next vote in April 2022, as well as other shareholder input, when reviewing executive compensation programs and policies.

6 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Governance and Board Matters
Governance
We are committed to governance policies and practices so that shareholder and other stakeholder interests are represented in a thoughtful and independent manner. Sound principles of corporate governance are critical to obtaining and retaining the trust of investors. They are also vital in securing respect from other key stakeholders and interested parties, including our workforce, guests and suppliers, the communities in which we conduct business, government officials and the public-at-large.
Carnival Corporation and Carnival plc operate under a dual listed company (“DLC”) arrangement with primary stock listings in the United States (“U.S.”) and the United Kingdom (“UK”). Accordingly, we implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. While there are customs or practices that differ between the two countries, we believe our corporate governance framework effectively addresses the corporate governance requirements of both the U.S. and the UK.
Our corporate governance principles are set forth in our Corporate Governance Guidelines and the charters of our Board Committees. The actions described in these documents, which the Boards have reviewed and approved, implement applicable requirements, including the New York Stock Exchange listing requirements and, to the extent practicable, the UK Corporate Governance Code published by the UK Financial Reporting Council in July 2018 (the “UK Corporate Governance Code”), as well our own vision of good governance.
We will continue to monitor governance developments in the U.S. and the UK to ensure a vigorous and effective corporate governance framework of the highest international standards.
Our Corporate Governance Guidelines, copies of the charters of our Board Committees and our organizational documents are available under the “Governance” section of our website at www.carnivalcorp.com and www.carnivalplc.com.
The Boards are elected by the shareholders to exercise business judgment to act in what they reasonably believe to be in the best interests of Carnival Corporation & plc and its shareholders. The Boards select and oversee the members of senior management, who are charged by the Boards with conducting the business of the company.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 7

Corporate Governance and Board Matters
Nominations of Directors
Nominations of Directors
Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate Board of Directors, each of which in turn has its own Nominating & Governance Committee. As the DLC arrangement requires that there be identical Boards of Directors, the Nominating & Governance Committees make one set of determinations in relation to both companies.
The Nominating & Governance Committees actively seek individuals qualified to become Board members and recommend to the Boards the nominees to stand for election as Directors at the Annual Meetings of Shareholders or, if applicable, at a Special Meeting of Shareholders.
When nominating candidates for the Boards of Directors, including incumbent Directors eligible for re-nomination, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors as they deem appropriate, including, but not limited to:
•
the candidate’s judgment;

•
the candidate’s skill;

•
contributions to the Boards of Directors (with respect to incumbent Directors);

•
diversity considerations;

•
the candidate’s experience with business and other organizations of comparable size;

•
the interplay of the candidate’s experience with the experience of other members of the Boards; and

•
the extent to which the candidate would be a desirable addition to the Boards and any Committees of the Boards.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Nominating & Governance Committees in the director identification and nomination process. This means that the Nominating & Governance Committees seek nominees who bring a variety of business backgrounds, experiences and perspectives to the Boards. The Boards believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities, as well as race, ethnicity, age, gender and sexual orientation and identification, that will allow the Boards to fulfill their responsibilities and the Nominating & Governance Committees assess the effectiveness of this approach as part of the annual evaluations of our Boards of Directors.

BOARD REFRESHMENT

We have added four new directors to our Boards since 2016, including two women.
8 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
Nominations of Directors
As of the date of this Proxy Statement, 25% of the members of the Boards are women (being three of 12 members). We had met our prior goal to achieve 33% of the members of the Boards being women, until a woman member stepped down in January 2020 just prior to the significant impact of the COVID-19 pandemic on our guest cruise operations. The Nominating & Governance Committees are in the process of engaging a search firm to assist them in identifying women Board candidates so that we can again achieve the goal of at least 33% of the Boards being women.
The Boards currently meet the Parker Review recommendation of having at least one ethnic minority director by 2021.
The Nominating & Governance Committees also use their best efforts to ensure that the composition of the Boards adheres to the independence requirements applicable to companies listed for trading on the New York Stock Exchange and the London Stock Exchange. The Nominating & Governance Committees and the Boards utilize the same criteria for evaluating candidates regardless of the source of the referral. Other than the foregoing, there are no stated minimum criteria for Director nominees.
The Nominating & Governance Committees identify nominees by first evaluating the current members of the Boards willing to continue in service. As part of director succession planning, current members of the Boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Boards with that of obtaining a new perspective. If any member of the Boards does not wish to continue in service or if the Nominating & Governance Committees or the Boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the Boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating & Governance Committees may consider candidates proposed by management but are not required to do so. The Nominating & Governance Committees may engage a third-party search firm to identify and attract potential nominees.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 9

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
2022 Nominees for Re-Election to the Boards
The DLC arrangement requires the Boards of Carnival Corporation and Carnival plc to be identical. Shareholders are required to approve the election or re-election of Directors to each Board. There are 12 nominees for re-election to each Board of Directors. Each nominee currently serves as a Director of both companies. All nominees for Director are to be re-elected to serve until the next Annual Meetings of Shareholders and until their successors are elected.
All of the nominees have indicated that they will be willing and able to serve as Directors.
With respect to each Board nominee set forth below, the information presented includes such person’s age, the year in which such person first became a Director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during at least the past five years, any directorships held by such nominee in public or certain other companies over the past five years and the nominee’s qualifications, including particular areas of expertise, to serve as a Director.
The Nominating & Governance Committees conducted performance evaluations of the members of our Boards of Directors serving during fiscal 2021 and reported the results to the Boards. The Boards determined that each nominee was an effective and committed member of the Boards and the Board Committees on which each serves. In addition, in 2019, the Nominating & Governance Committees engaged a third-party governance expert to perform an assessment of the effectiveness of the Boards. The third-party governance expert interviewed each Director and members of senior management who interact substantially with the Boards, reviewed the results of the assessment with the Senior Independent Director, and then organized and summarized the assessment for discussion with the full Boards.

Accordingly, the Boards of Directors unanimously recommend a vote FOR the re-election of each of the following Director nominees.
10 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
MICKY ARISON

AGE 72
Carnival Corporation Director since 1987
Chair of the Board of Carnival Corporation since 1990
Carnival plc Director since 2003
Chair of the Board of Carnival plc since 2003
COMMITTEES • Executive

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Arison’s qualifications to serve on the Boards include his decades of leadership experience with Carnival Corporation & plc, as well as in-depth knowledge of our business, our history and the cruise industry, all gained through 50 years of service with our companies.
CAREER HIGHLIGHTS
•
Carnival Corporation & plc

◦
Chair of the Board of Directors, Carnival Corporation (1990 to present)

◦
Chair of the Board of Directors, Carnival plc (2003 to present)

◦
Chief Executive Officer, Carnival Corporation (formerly known as Carnival Cruise Lines) (1979 to 2013)

◦
Chief Executive Officer, Carnival plc ((2003 to 2013)

OTHER PUBLIC COMPANY BOARDS
•
None

SIR JONATHON BAND

AGE 72
INDEPENDENT Carnival Corporation Director since 2010
INDEPENDENT Carnival plc Director since 2010
COMMITTEES • Compliance • HESS • Nominating & Governance

KEY EXPERIENCE AND QUALIFICATIONS
Sir Jonathon Band’s qualifications to serve on the Boards include his extensive experience in maritime and security matters gained through his 42 years of service with the British Navy. He also brings an international perspective of company and industry matters.
CAREER HIGHLIGHTS
•
The British Navy

◦
First Sea Lord and Chief of Naval Staff, the most senior officer position in the British Navy (2006 to 2009, when he retired)

◦
Admiral and Commander-in-Chief Fleet (2002 to 2006)

◦
Served as a naval officer in increasing positions of authority (1967 to 2002)

OTHER PUBLIC COMPANY BOARDS
•
Harland & Wolffe Group Holdings plc (August 2021 to present)

PRIOR COMPANY BOARDS
•
Survitec Group (2015 to 2019)

•
Lockheed Martin UK Limited (2010 to 2015)

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 11

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
JASON GLEN CAHILLY

AGE 51
INDEPENDENT Carnival Corporation Director since 2017
INDEPENDENT Carnival plc Director since 2017
COMMITTEES • Audit

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Cahilly’s qualifications to serve on the Boards include his more than 25 years’ experience in the global media, entertainment, sports, technology, leisure, communications and finance sectors in a variety of senior leadership roles.
CAREER HIGHLIGHTS
•
Dragon Group LLC and its affiliates, a private firm that provides capital and business management consulting and advisory services worldwide

◦
Chief Executive Officer (2017 to present)

•
The National Basketball Association, a North American professional basketball league

◦
Chief Strategic & Financial Officer (2013 to 2017)

•
Goldman Sachs & Co.

◦
Partner; Global Co-Head of Media and Telecommunications; Head of Principal Investing for Technology, Media & Telecommunications (TMT); Co-Head of TMT Americas Financing Group; and other roles of increasing responsibility (2000 to 2012)

OTHER PUBLIC COMPANY BOARDS
•
Corsair Gaming, Inc. (2020 to present)

PRIOR COMPANY BOARDS
•
NBA China (2013-2017)

HELEN DEEBLE

AGE 60
INDEPENDENT Carnival Corporation Director since 2016
INDEPENDENT Carnival plc Director since 2016
COMMITTEES • Compensation • HESS

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Deeble’s qualifications to serve on the Boards include her more than 30 years’ experience in retail, transport, logistics and leisure sectors in finance and general management roles, including significant maritime operational and commercial experience gained through her service as a chief executive officer of a passenger shipping organization. She is also a UK Chartered Accountant.
CAREER HIGHLIGHTS
•
P&O Ferries Division Holdings Ltd., a pan-European shipping and logistics business

◦
Chief Executive Officer (2006 to 2017)

◦
Chief Operating Officer (2004 to 2006)

◦
Chief Financial Officer (1998 to 2003)

•
UK Chamber of Shipping

◦
VP and President (2011 to 2013)

•
Awarded Commander of the Order of the British Empire for services to shipping (2013)

•
Stena Line UK, a European passenger and freight operator

◦
Senior finance roles including Chief Financial Officer (1993 to 1998)

OTHER PUBLIC COMPANY BOARDS
•
Non-Executive Director, CMO Group PLC (July 2021 to present)

OTHER CURRENT ENGAGEMENTS
•
Member of the Supervisory Board, the UK Chamber of Shipping

PRIOR COMPANY BOARDS
•
Non-Executive Director, the Port of London Authority (2014 to 2020)

12 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
ARNOLD W. DONALD

AGE 67
Carnival Corporation Director since 2001
Carnival plc Director since 2003
COMMITTEES • Executive

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Donald’s qualifications to serve on the Boards include his broad leadership and other executive skills gained through his prior executive leadership experience with a Fortune-100 science-based research and development, manufacturing and marketing company, a privately held company with global operations, and as head of a large international research-based not-for-profit corporation. He also has broad experience in corporate governance, having served as a director, past and present, of a number of other publicly-traded companies.
CAREER HIGHLIGHTS
•
Carnival Corporation & plc

◦
President and Chief Executive Officer (2013 to present)

◦
Chief Climate Officer (January 2022 — present)

•
The Executive Leadership Council, a professional network of African-American executives of major U.S. companies

◦
President and Chief Executive Officer (2010 to 2012)

•
The Juvenile Diabetes Research Foundation International

◦
President and Chief Executive Officer (2006 to 2008)

•
Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands

◦
Chair of the Board and Chief Executive Officer (2000 to 2003)

•
Monsanto Company, a company that develops agricultural products and consumer goods

◦
Senior Vice-President and President of its Nutrition and Consumer sector (1998 to 2000)

OTHER PUBLIC COMPANY BOARDS
•
Bank of America Corporation (2013 to present)

PRIOR PUBLIC COMPANY BOARDS
•
Crown Holdings, Inc. (1999 to 2019)

•
Oil-Dri Corporation of America (1997 to 2013)

•
Laclede Group (2003 to 2014)

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 13

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
JEFFREY J. GEARHART

AGE 57
INDEPENDENT Carnival Corporation Director since 2020
INDEPENDENT Carnival plc Director since 2020
COMMITTEES • Compliance • HESS

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Gearhart’s qualifications to serve on the Boards include his experience as a lawyer and his leadership experience as general counsel at a global retail company, along with his expertise from having responsibility for global legal, compliance, ethics, and security and investigative functions.
CAREER HIGHLIGHTS
•
Walmart, Inc. (“Walmart”), a global retailer

◦
Executive Vice President, Global Governance and Corporate Secretary, responsible for oversight of Walmart’s global legal, compliance, ethics and security and investigation functions, among others (2012 to 2018)

◦
Executive Vice President, General Counsel and Corporate Secretary (2010 to 2012)

◦
Executive Vice President, General Counsel (2009 to 2010)

◦
Senior Vice President and Deputy General Counsel (2007 to 2009)

◦
Vice President and General Counsel, Corporate Division (2003 to 2007)

•
Kutak Rock LLP

◦
Partner, Corporate Securities and Mergers and Acquisitions (1998-2003)

OTHER PUBLIC COMPANY BOARDS
•
Bank OZK (2018 to present)

RICHARD J. GLASIER

AGE 76
INDEPENDENT Carnival Corporation Director since 2004
INDEPENDENT Carnival plc Director since 2004
COMMITTEES • Audit • Compensation • Compliance • Nominating & Governance

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Glasier’s qualifications to serve on the Boards include significant cruise industry experience as a senior financial officer of a major cruise line, as well as his managerial and corporate governance expertise acquired as the Chief Executive Officer of a New York Stock Exchange-listed operator of hotels and casinos, and as well as many years of public company board experience.
CAREER HIGHLIGHTS
•
Argosy Gaming Company, an owner and operator of casinos

◦
Chief Executive Officer (2003 to 2005)

◦
President (2002 to 2005)

•
Royal Caribbean Cruises Ltd., a global cruise company

◦
Executive Vice President and Chief Financial Officer (1995-2002)

OTHER PUBLIC COMPANY BOARDS
•
None

14 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
KATIE LAHEY

AGE 71
INDEPENDENT Carnival Corporation Director since 2019
INDEPENDENT Carnival plc Director since 2019
COMMITTEES • HESS

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Lahey’s qualifications to serve on the Boards include her more than 30 years’ experience in the tourism, talent sourcing, cultural transformation, governmental, retail and the arts sectors in a variety of leadership roles, including within the cruise industry.
CAREER HIGHLIGHTS
•
Korn Ferry Australasia, a leadership and talent firm

◦
Non-Executive Chair (February to October 2019)

◦
Executive Chair (2011 to 2019)

•
The Tourism and Transport Forum Australia, a tourism and transportation industry group

◦
Chair (2015 to 2018)

•
Carnival Australia, a division of Carnival plc

◦
Executive Chair (2006 to 2013)

INDUSTRY RECOGNITION
•
Member of the Order of Australia, for her significant services to business and commerce and the arts (2013)

•
Awarded a Centenary Medal, for her contributions to Australian society in the area of business leadership (2003)

OTHER PUBLIC COMPANY BOARDS
•
Non-Executive Director, The Star Entertainment Group Limited (2012 to present)

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 15

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
SIR JOHN PARKER

AGE 79
INDEPENDENT Carnival Corporation Director since 2003
INDEPENDENT Carnival plc Director since 2000
COMMITTEES • HESS • Nominating & Governance

KEY EXPERIENCE AND QUALIFICATIONS
Sir John’s qualifications to serve on the Boards include his extensive international background and wealth of corporate experience. His past and present service as a Non-Executive Director of a number of listed UK companies provides the Boards with invaluable knowledge and insight with respect to UK corporate governance policies and practices. In addition, Sir John, as a qualified naval architect and former head of a major shipbuilding company, is very experienced in the design, construction and operation of ships.
CAREER HIGHLIGHTS
•
Laing O’Rourke

◦
Non-Executive Chair (2017 to present)

•
The Parker Review, a UK Government commissioned review of ethnic diversity of UK Boards

◦
Chair (2015 to present)

•
UK Government Cabinet Office

◦
Lead Non-Executive Director (2017 to 2018)

•
Non-Executive Chair, Anglo American plc (2009 to 2017)

•
Non-Executive Director and Deputy Chair, DP World Limited (2006 to 2015)

•
Royal Academy of Engineering

◦
President (2011 to 2014)

•
Non-Executive Chair, National Grid plc (2002 to 2012)

•
The Prime Minister’s Business Council for Britain

◦
Member of the Council (2006 to 2011)

•
University of Southampton

◦
Chancellor (2006 to 2011)

•
The Bank of England

◦
Senior Non-Executive Director and Chair of the Court (2004 to 2009)

•
P&O Princess Cruises

◦
Deputy Chair (2001 to 2003)

•
Lloyds Register Shipping

◦
Chair of the Technical Committee (1993 to 2002)

•
Babcock International Group plc

◦
Chair and Chief Executive Officer (1994 to 2000)

•
Royal Institution of Naval Architects

◦
President (1996 to 1999)

OTHER PUBLIC COMPANY BOARDS
•
None

PRIOR PUBLIC COMPANY BOARDS
•
Non-Executive Chair, Pennon Group plc (2015 to 2020)

•
Non-Executive Director, Airbus Group NV (2007 to 2018)

•
Non-Executive Chair, Mondi plc (2007 to 2009)

•
Chair, RMC Group plc (2002 to 2005)

•
Non-Executive Director, Brambles Industries plc (2001 to 2003)

•
Chair, P&O Group plc (2000 to 2003)

•
Non-Executive Director, GKN plc (1993 to 2002)

16 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
STUART SUBOTNICK

AGE 80
INDEPENDENT Carnival Corporation Director since 1987
INDEPENDENT Carnival plc Director since 2003
COMMITTEES • Audit • Compliance • Nominating & Governance • Executive

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Subotnick’s qualifications to serve on the Boards include his significant experience in financing, investing and general business matters, as well as his past Board experience with us, which are important to the Boards when reviewing our investor relations, assessing potential financings and strategies, and otherwise evaluating our business decisions.
CAREER HIGHLIGHTS
•
Metromedia Company, a privately held diversified Delaware general partnership

◦
President and Chief Executive Officer (2010 to present)

◦
General Partner and Executive Vice President (1986 to 2010)

OTHER PUBLIC COMPANY BOARDS
•
None

PRIOR PUBLIC COMPANY BOARDS
•
AboveNet, Inc. (1997 to 2012)

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 17

Corporate Governance and Board Matters
2022 Nominees for Re-Election to the Boards
LAURA WEIL

AGE 65
INDEPENDENT Carnival Corporation Director since 2007
INDEPENDENT Carnival plc Director since 2007
COMMITTEES • Audit • Compensation • Compliance

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Weil’s qualifications to serve on the Boards include her extensive financial, strategic information technology and operating skills developed over many years as an investment banker and senior financial operating executive. Ms. Weil also brings significant experience in global digital transformation and consumer strategies from her leadership experience with multi-billion dollar New York Stock Exchange-listed retailers.
CAREER HIGHLIGHTS
•
Village Lane Advisory LLC, which specializes in providing executive and strategic consulting services to retailers as well as private equity firms

◦
Founder and Managing Partner (2015 to present)

•
New York & Company, Inc., a women’s apparel and accessories retailer

◦
Executive Vice President and Chief Operating Officer (2012 to 2014)

•
Ashley Stewart LLC, a privately held retailer

◦
Chief Executive Officer (2010 to 2011)

•
Urban Brands, Inc., a privately held apparel retailer

◦
Chief Executive Officer (2009 to 2010)

•
AnnTaylor Stores Corporation, a women’s apparel company

◦
Chief Operating Officer and Senior Executive Vice President (2005 to 2006)

•
American Eagle Outfitters, Inc., a global apparel retailer

◦
Chief Financial Officer and Executive Vice President (1995 to 2005)

OTHER PUBLIC COMPANY BOARDS
•
Global Fashion Group, S.A. (2019 to present)

•
Pearl Holdings Acquisition Corp. (December 2021 to present)

PRIOR PUBLIC COMPANY BOARDS
•
Christopher & Banks Corporation (2016 to 2019)

18 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
Board and Committee Governance
RANDALL J. WEISENBURGER

AGE 63
INDEPENDENT Carnival Corporation Director since 2009
INDEPENDENT Carnival plc Director since 2009
COMMITTEES • Compensation • Compliance • HESS • Nominating & Governance

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Weisenburger’s qualifications to serve on the Boards include his broad leadership and operational skills gained as a senior executive of a large multi-national corporation and his extensive financial and accounting skills acquired as an investment banker and senior financial operating executive. He also has broad experience in corporate governance, having served as a director, past and present, of a number of other publicly-traded companies.
CAREER HIGHLIGHTS
•
Mile 26 Capital LLC, a private investment firm

◦
Managing Member (2014 to present)

•
Omnicom Group Inc., a Fortune 250 global advertising, marketing and corporate communications company

◦
Executive Vice President and Chief Financial Officer (1998 to 2014)

OTHER PUBLIC COMPANY BOARDS
•
Corsair Gaming, Inc. (2020 to present)

•
MP Materials Corp (2020 to present)

•
Valero Energy Corporation (2011 to present)

Board and Committee Governance
BOARD MEETINGS

During the year ended November 30, 2021, the Board of Directors of each of Carnival Corporation and Carnival plc held a total of 16 meetings. Each Carnival Corporation Director and each Carnival plc Director attended either telephonically or in person at least 75% of all Carnival Corporation & plc Boards of Directors meetings and applicable Board Committee meetings held during the period that he or she served in fiscal 2021.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 19

Corporate Governance and Board Matters
Board and Committee Governance
BOARD LEADERSHIP STRUCTURE

Our Boards of Directors are led by our executive Chair, Mr. Arison. The Chief Executive Officer position is currently separate from the Chair. The Boards maintain the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what they believe is in the best interests of Carnival Corporation & plc at a given point in time. We believe that the separation of the Chair and Chief Executive Officer positions is appropriate corporate governance for us at this time, and that having Mr. Arison as our executive Chair enables Carnival Corporation & plc and the Boards to continue to benefit from Mr. Arison’s skills and expertise, including his extensive knowledge of our business.
Our Non-Executive Directors, all of whom are independent, meet privately in executive session at least quarterly. The Presiding Director leads those meetings and also acts as the Senior Independent Director under the UK Corporate Governance Code. In addition, the Presiding Director serves as the principal liaison to the Non-Executive Directors, reviews and approves meeting agendas for the Boards and reviews meeting schedules. Our Non-Executive Directors, acting in executive session, elected Randall J. Weisenburger as the Presiding Director and Senior Independent Director.
The structure of our Boards facilitates the continued strong communication and coordination between management and the Boards and enables the Boards to fulfill their risk oversight responsibilities, as further described below.

BOARD COMMITTEES

The Boards delegate various responsibilities and authority to different Board Committees. The Board Committees regularly report on their activities and actions to the full Boards. The Board of Directors of each of Carnival Corporation and Carnival plc has established standing Board Committees, which are each comprised of the same Directors for each company, as follows:

Audit	Executive
Compensation	Health, Environmental, Safety & Security (“HESS”)
Compliance	Nominating & Governance (“N&G”)
Each Board Committee (other than the Executive Committee which does not have a charter) periodically reviews its charter in light of new developments in applicable regulations and may make additional recommendations to the Boards to reflect evolving best practices.
Committee charters are available at:
www.carnivalcorp.com/governance/committee-charters and www.carnivalplc.com/governance/
committee-charters.
Each Board Committee can engage outside experts, advisors and counsel to assist the Board Committee in its work.

20 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
Board and Committee Governance
The current Board Committee members are as follows:
Carnival Corporation & plc Board Committees
Name	Independent	Audit	Compensation	Compliance	Executive	HESS	N&G
Micky Arison
Sir Jonathon Band
Jason Glen Cahilly
Helen Deeble
Arnold W. Donald
Jeffrey J. Gearhart
Richard J. Glasier
Katie Lahey
Sir John Parker
Stuart Subotnick
Laura Weil
Randall J. Weisenburger
Committee Chair	Committee Member	Executive Chair	Presiding Director and Senior Independent Director	Audit Committee financial expert
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 21

Corporate Governance and Board Matters
Board and Committee Governance
AUDIT COMMITTEES
MEMBERS
• Richard J. Glasier, Chair • Jason Glen Cahilly • Stuart Subotnick • Laura Weil

QUALIFICATIONS
•
The Board of Directors of Carnival Corporation has determined that each member of the Audit Committees is both “independent” and an “audit committee financial expert,” as defined by SEC rules.

•
In addition, the Board of Directors of Carnival plc has determined that each member of the Audit Committees is “independent” and had “recent and relevant financial experience” for the purposes of the UK Corporate Governance Code.

•
The Boards determined that each member of the Audit Committees has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committees.

FY2021 MEETINGS 9

KEY RESPONSIBILITIES
The Audit Committees assist the Boards in their general oversight of:
•
integrity of our financial statements;

•
our compliance with legal and regulatory requirements (other than health, environmental, safety and security matters);

•
independent auditors’ qualifications and independence,

•
performance of our internal audit functions and independent auditors;

•
relevant elements of our risk management program; and

•
risk management with respect to information technology operations, cybersecurity and data privacy.

The Audit Committees are also responsible for the appointment, retention, compensation and oversight of the work of our independent auditors and our independent registered public accounting firm.
FOR ADDITIONAL INFORMATION
The responsibilities and activities of the Audit Committees are described in detail in “Report of the Audit Committees” and the Audit Committees’ charter.

COMPENSATION COMMITTEES
MEMBERS
• Randall J. Weisenburger, Chair • Helen Deeble • Richard J. Glasier • Laura Weil
QUALIFICATIONS • The Boards of Directors have determined that each member of the Compensation Committees is independent.

FY2021 MEETINGS 5

KEY RESPONSIBILITIES
The Compensation Committees have authority for:
•
reviewing and determining salaries, performance-based incentives and other matters related to the compensation of our executive officers; and

•
administering our stock incentive plans, including reviewing and granting equity-based grants to our executive officers and other employees.

The Compensation Committees also review and determine various other compensation policies and matters, including:
•
making recommendations to the Boards with respect to the compensation of the Non-Executive (non-employee) Directors, incentive compensation and equity-based plans generally; and

•
administering the employee stock purchase plans.

FOR ADDITIONAL INFORMATION
For more information on the responsibilities and activities of the Compensation Committees, including the Committees’ processes for determining executive compensation, see “Compensation Discussion and Analysis” and “Executive Compensation” sections and the Compensation Committees’ charter.

22 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
Board and Committee Governance
COMPLIANCE COMMITTEES
MEMBERS
• Randall J. Weisenburger, Chair • Sir Jonathon Band • Jeffrey J. Gearhart • Richard J. Glasier • Stuart Subotnick • Laura Weil
QUALIFICATIONS • The Boards of Directors have determined that each member of the Compliance Committees is independent.

FY2021 MEETINGS 6

KEY RESPONSIBILITIES
The Compliance Committees assist with the Boards’ oversight of our ethics and compliance function.
They receive regular reports from, and provide direction to, the Chief Ethics and Compliance Officer with respect to the implementation of our ethics and compliance strategic plan, the effectiveness of the overall ethics and compliance function as well as the adequacy of staffing and resources. They are also responsible for:
•
monitoring, in coordination with the HESS Committees, implementation of our Environmental Compliance Plan;

•
taking steps, in coordination with the Boards’ Audit and HESS Committees, reasonably designed to ensure that all significant allegations of misconduct by management, employees or agents receive appropriate attention and remediation; and

•
promoting accountability of senior management with respect to ethics and compliance matters.

FOR ADDITIONAL INFORMATION
For more information on the responsibilities and activities of the Compliance Committees, see the Compliance Committees’ charter.

EXECUTIVE COMMITTEES
MEMBERS
• Micky Arison, Chair • Arnold W. Donald • Stuart Subotnick
FY2021 MEETINGS 0

KEY RESPONSIBILITIES
The Executive Committees may exercise the authority of the full Boards between meetings of the Boards, except to the extent that the Boards have delegated authority to another Board Committee or to other persons, and except as limited by applicable law.

HESS COMMITTEES
MEMBERS
• Sir Jonathon Band, Chair • Helen Deeble • Jeffrey J. Gearhart • Katie Lahey • Sir John Parker • Randall J. Weisenburger
QUALIFICATIONS • The Boards of Directors have determined that each member of the HESS Committees is independent.
FY2021 MEETINGS 7

KEY RESPONSIBILITIES
The HESS Committees review, recommend and oversee compliance with policies relative to the protection of the environment and the health, safety and security of employees, contractors, guests and the public.
The HESS Committees also:
•
supervise and monitor health, environmental, safety, security and sustainability policies and programs; and

•
review with management significant risks or exposures and actions required to minimize such risks.

FOR ADDITIONAL INFORMATION
For more information on the responsibilities and activities of the HESS Committees, see the HESS Committees’ charter.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 23

Corporate Governance and Board Matters
Board and Committee Governance
NOMINATING & GOVERNANCE COMMITTEES
MEMBERS
• Stuart Subotnick, Chair • Sir Jonathon Band • Richard J. Glasier • Sir John Parker • Randall J. Weisenburger
QUALIFICATIONS • The Boards of Directors have determined that each member of the Nominating & Governance Committees is independent.

FY2021 MEETINGS 4

KEY RESPONSIBILITIES
The Nominating & Governance Committees:
•
engage in succession planning for the Boards;

•
assist the Boards by identifying individuals qualified to become Board members; and

•
report to the Boards on a periodic basis with regard to matters of corporate governance and succession planning;

•
review and assess the effectiveness of our Corporate Governance Guidelines;

•
make recommendations to the Boards regarding proposed revisions to the Corporate Governance Guidelines; and

•
make recommendations to the Boards regarding the size and composition of the Boards and their Committees.

FOR ADDITIONAL INFORMATION
For more information on the responsibilities and activities of the Nominating & Governance Committees, see “Nominations of Directors” and “Procedures Regarding Director Candidates Recommended by Shareholders” sections and the Nominating & Governance Committees’ charter.
Additional information with respect to Carnival plc’s corporate governance practices during fiscal 2021 is included in the Carnival plc Corporate Governance Report attached as Annex C to this Proxy Statement.

BOARD AND COMMITTEE INDEPENDENCE

Under New York Stock Exchange and UK Corporate Governance Code standards of independence for directors, the Boards must determine that a Director does not have any material relationship with Carnival Corporation & plc or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Carnival Corporation & plc) and meets certain bright-line tests. Following an assessment of the Directors’ independence, including a review of their independence questionnaires, the Boards of Directors have determined that each of the following is an “independent” director in accordance with the New York Stock Exchange and the UK Corporate Governance Code standards of independence for directors and that all members of the Audit Committees and Compensation Committees meet the heightened independence criteria applicable to Directors serving on those Committees under SEC rules and New York Stock Exchange listing standards and the UK Corporate Governance Code:
Accordingly, a majority of the Directors of each company, all of our Non-Executive Directors and all of the members of the Audit, Compensation, Compliance, HESS and Nominating & Governance Committees of each company are independent (as defined by the New York Stock Exchange listing standards, SEC rules and the UK Corporate Governance Code).

24 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Corporate Governance and Board Matters
Board and Committee Governance
RISK OVERSIGHT

Our Boards use the following Committees to assist in their risk oversight responsibility as follows:
AUDIT COMMITTEES
Our Audit Committees are responsible for oversight of our financial, operational and compliance controls (other than with respect to HESS-related legal and regulatory requirements) and including information systems controls and security and oversee management’s processes to identify principal and emerging risks, including those related to information technology operations, cybersecurity and data privacy. They monitor our principal and emerging financial risks and non-HESS operational and compliance risks identified by the risk assessment processes and report their findings to the Boards of Directors. They are also responsible for overseeing the adequacy of our system of internal control policies and procedures for the identification, assessment and reporting of risk, including identifying new risks as they arise. They review and make recommendations arising from management reports on the effectiveness of internal controls and risk management systems. In addition, the Audit Committees review audit coverage, the audit plan for the upcoming year and results of any testing carried out by Carnival Corporation & plc’s internal audit department called Risk Advisory & Assurance Services (“RAAS”), and its external auditors. The Audit Committees also review any concerns about improprieties in our financial reporting and financial controls or other matters, which employees may confidentially raise.
COMPENSATION COMMITTEES
Our Compensation Committees are responsible for oversight of risk associated with our executive compensation structure, policies and programs.
COMPLIANCE COMMITTEES
Our Compliance Committees are responsible for providing oversight of our ethics and compliance function and ethics and compliance risks. Specifically, they receive regular reports from the Chief Ethics and Compliance Officer regarding the implementation of the ethics and compliance strategic plan, the effectiveness of the overall ethics and compliance function as well as the adequacy of staffing and resources. They monitor the implementation of the environmental compliance plan. In addition, they are responsible for taking steps, in coordination with the Audit and HESS Committees, to ensure that all allegations of material misconduct by management, employees or agents are reported and receive appropriate attention and remediation. They also make recommendations to the Boards of Directors for the framework, structure and design of the Boards of Directors’ permanent, steady-state oversight of Carnival Corporation & plc’s ethics and compliance function and perform any other duties as requested by the Boards of Directors.
HESS COMMITTEES
Our HESS Committees monitor our performance in managing and/or mitigating principal and emerging non-financial risks, principally those arising in respect of health, environment, safety, security and sustainability. The HESS Committees oversee management’s processes to identify principal and emerging HESS-related risks and review with management the actions required to minimize such risks. In addition, the HESS Committees review audit coverage, the HESS audit plan for the upcoming year, the HESS long-term strategic plan and results of any work carried out by RAAS in respect of HESS-related matters.
NOMINATING & GOVERNANCE COMMITTEES
Our Nominating & Governance Committees are responsible for oversight of risk associated with Board processes and corporate governance, including succession planning.

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The Chairs of each of these Committees present on their Committees’ area of risk oversight to the full Boards for review.
Discussions between management and the Boards regarding the Carnival Corporation & plc strategic plan, consolidated business results, capital structure and other business-related activities include a discussion of the risks associated with the particular item under consideration. In response to the significant operational and financial impact of COVID-19 on our organization, the Boards continued to have bi-weekly meetings until mid-2021 and then continued with monthly meetings. The Boards received regular reports from management regarding:
•
our liquidity;

•
status of the gradual return to service, including returning ships to guest cruise operations, returning crew members to our ships as well as maintaining the enhanced health and safety protocols;

•
compliance status and transparency;

•
our environmental, social and governance (“ESG”) performance; and

•
other critical matters.

The Boards believe that the structure and assigned responsibilities provides the appropriate focus, oversight and communication of principal risks faced by our companies.

COMPENSATION RISK ASSESSMENT

Carnival Corporation & plc’s management, in conjunction with the Compensation Committees’ independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), conducted a thorough review of our compensation programs, including those programs in which our Named Executive Officers participate, to determine if aspects of those programs contribute to excessive risk-taking. Based on the findings from this review and the annual reassessment, the Compensation Committees continue to believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Carnival Corporation & plc.
To reach this conclusion, key elements of our compensation programs were assessed to determine if they exhibited excessive risk. These elements included:
•
pay mix (cash vs. equity) and pay structure (short vs. long-term focus);

•
performance metrics;

•
performance goals and ranges;

•
the degree of leverage;

•
incentive maximums;

•
payment timing;

•
incentive adjustments;

•
use of discretion; and

•
stock ownership requirements.

Our assessment reinforced the Compensation Committees’ belief that our compensation programs are not contributing to excessive risk-taking, but instead contain many features and elements that help to mitigate risk.
For example:
PAY STRUCTURE. Our compensation programs for our Named Executive Officers, excluding the Chief Ethics & Compliance Officer, emphasize both short- and long-term performance through our annual bonus program (delivered in cash) and through the delivery of long-term incentives (equity) a balanced approach (approximately 45% through base salary and bonus and 55% in long-term equity grants). The mix of our pay program is intended to motivate management to consider the impact of decisions on shareholders in the short, intermediate and long-term.

CHIEF ETHICS & COMPLIANCE OFFICER PAY. Our compensation program for the Chief Ethics & Compliance Officer, who is also a Named Executive Officer, is designed to support the independent judgement and execution of duties on our behalf without creating a conflict of interest. This compensation program also emphasizes both short- and long-term performance through an annual bonus measuring individual performance measures consistent with this role’s responsibility and time-vested long-term equity incentives.

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INCENTIVE LIMITS. Bonuses cannot exceed 200% of target levels.

LONG-TERM SHARE INCENTIVE GRANTS. The January 2021 long-term share incentive grants were made in the form of time-based restricted stock units to strengthen alignment with shareholder interests, to promote retention and leadership stability in a highly uncertain and volatile operating environment due to COVID-19.

PERFORMANCE MEASUREMENT. For corporate and operating unit officers, the performance measurement used when determining their annual bonus is based on the performance of Carnival Corporation & plc with reference to qualitative metrics, including cash management, return to service, compliance and culture and ESG.

STOCK OWNERSHIP POLICY. All senior executives who are designated as reporting officers under Section 16 of the Exchange Act are subject to a stock ownership policy which specifies target ownership levels of Carnival Corporation and Carnival plc shares in terms of the value of the equity holdings as a multiple of each officer’s base salary.

CLAWBACK POLICY. The Carnival plc 2014 Employee Share Plan (which was approved by shareholders in 2014), the Carnival Corporation 2020 Stock Plan (which was approved by shareholders in 2020) and the incentive plan used to determine annual bonuses contain clawback provisions, authorize us to recover incentive-based compensation granted under those plans in the event Carnival Corporation & plc is required to restate their financial statements due to fraud or misconduct.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines address various governance issues and principles, including:
•
Director qualifications and responsibilities;

•
access to management personnel;

•
Director compensation;

•
Director orientation and continuing education; and

•
annual performance evaluations of the Boards, their Committees and individual Directors.

Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

Our Boards believe that planning for the succession of our Chief Executive Officer is an important function. Our multi-brand structure enhances our succession planning process. At the corporate level, a highly-skilled management team oversees a collection of cruise brands. At both the corporate and brand levels, we continually strive to foster the professional development of senior management. As a result, Carnival Corporation & plc has developed a very experienced and strong group of leaders, with their performance subject to ongoing monitoring and evaluation, as potential successors to all of our senior executive positions, including our Chief Executive Officer.
The Boards and the Nominating & Governance Committees are responsible for succession planning, including emergency succession planning. The independent Non-Executive Directors meet with the Chair and the Chief Executive Officer (both together and individually) at least quarterly to plan for the succession of the Chief Executive Officer, including plans in the event of an emergency. During those sessions, each of the Chair and the Chief Executive Officer discusses his recommendations of potential successors, along with an evaluation and review of any development plans for such individuals. As provided in our Corporate Governance Guidelines, the Nominating & Governance Committees will, when appropriate, make recommendations to the Boards with respect to potential successors to the Chief Executive Officer. All members of the Boards will work with the Nominating & Governance Committees to see that qualified candidates are available and that development plans are being utilized to strengthen

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Board and Committee Governance
the skills and qualifications of the candidates. When assessing the qualifications of potential successors to the Chief Executive Officer, the Boards and the
Nominating & Governance Committees will take into account our business strategy as well as any other criteria they believe are relevant.

PROCEDURES REGARDING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating & Governance Committees will consider shareholder recommendations of qualified Director nominees when such recommendations are submitted in accordance with the procedures below. In order to recommend a candidate for consideration by the Nominating & Governance Committees for election at the 2023 Annual Meetings of Shareholders, a shareholder must provide the same information as is required for shareholders to submit Director nominations under the advance notice provision set forth in Carnival Corporation’s By-laws. Specifically, any such recommendation must include, in addition to any other informational requirements specifically set forth in Carnival Corporation’s and Carnival plc’s governing documents:
•
the name and address of the candidate;

•
a brief biographical description, including his or her occupation and service on Boards of Directors of any public company or registered investment company for at least the last five years;

•
a statement of the particular experience, qualifications, attributes or skills of the candidate,

taking into account the qualification requirements set forth above; and
•
the candidate’s signed consent to serve as a Director if elected and to be named in the Proxy Statement.

Once we receive the recommendation, we may deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating & Governance Committees at the Annual Meetings of Shareholders. For our 2023 Annual Meetings of Shareholders, the Nominating & Governance Committees will consider recommendations received by our Company Secretary at our headquarters no later than September 1, 2022.

COMMUNICATIONS BETWEEN SHAREHOLDERS OR INTERESTED PARTIES AND THE BOARDS

Shareholders or interested parties who wish to communicate with the Boards, the Presiding Director, the Non-Executive Directors as a group or any individual Director should address their communications to:
Carnival Corporation & plc Attention: Company Secretary 3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States
The Company Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Company Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the Boards or the Chairs of the relevant Board Committees as to those matters that he believes are appropriate for further action or discussion.

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CODE OF BUSINESS CONDUCT AND ETHICS

Carnival Corporation and Carnival plc’s Code of Business Conduct and Ethics applies to all employees and members of the Boards of Carnival Corporation and Carnival plc and provides guiding principles on areas such as identifying and resolving conflicts of interest. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

Non-Executive Director Compensation
Annual Compensation

Additional Annual Cash Retainers ($)
Presiding Director	25,000
Chair of a Board Committee	30,000

During fiscal 2021, our Non-Executive Directors were entitled to receive an annual retainer of  $110,000 per year, equity compensation, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their Board membership. We do not provide retirement benefits or other benefits to our Non-Executive Directors. We reimburse Directors for travel expenses incurred for spouses or partners when we request that they attend a special event. Any amount reimbursed for spousal or partner travel is reported below in the “Director Compensation for Fiscal 2021” table. For fiscal 2021, the Presiding Director received an additional retainer of  $25,000 per annum. In addition, each Non-Executive Director who served as Chair of a Board Committee received an additional $30,000 as compensation for such service on each Board Committee.
Board members who are employed by us do not receive additional compensation for their services as a member of the Boards of Directors.
The Boards of Directors are committed to attracting and retaining a highly diverse, experienced and capable group of Non-Executive Directors. To that end, the Compensation Committees review non-executive director pay levels and compensation practices of certain other publicly-listed companies on an annual basis with the assistance of their consultant to ensure our compensation program is competitive. Non-Executive Directors receive payment of their earned retainer in quarterly installments. Annual retainers are pro-rated so that adjustments can be made during the year. Unearned portions of cash retainers are forfeited upon termination of service.
Non-Executive Directors receive annual restricted share grants under the Carnival Corporation 2020 Stock Plan. In April 2021, each Non-Executive Director received a grant with a dollar value equal to approximately $175,000. As a result, a grant of 6,804 Carnival Corporation restricted shares was made to each Non-Executive Director re-elected on April 20, 2021 based on the closing price of a Carnival Corporation share on that date of  $25.72.
The annual restricted share grants under the Carnival Corporation 2020 Stock Plan are released from restriction on April 20, 2024 (and are not forfeitable provided the Director has served at least a full year). Restricted shares granted have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. Generally, Non-Executive Directors will receive their annual grants initially upon their election to the Boards and subsequently at the time of their annual re-election to the Boards.

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DIRECTOR COMPENSATION FOR FISCAL 2021

The following table details the total compensation earned by our Directors in fiscal 2021, other than Mr. Donald who is a Named Executive Officer. Mr. Donald’s compensation is reflected in the “Summary Compensation Table,” which follows the
“Compensation Discussion and Analysis” section. Board members who are employed by us do not receive additional compensation for their services as a member of the Boards of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Micky Arison(4)	―	―	120,088	120,088
Sir Jonathon Band	140,000(5)	174,999	―	314,999
Jason Glen Cahilly	110,000	174,999	―	284,999
Helen Deeble	110,000	174,999	―	284,999
Jeffrey J. Gearhart	110,000	174,999	―	284,999
Richard J. Glasier	140,000	174,999	―	314,999
Katie Lahey	110,000	174,999	―	284,999
Sir John Parker	110,000	174,999	―	284,999
Stuart Subotnick	140,000	174,999	―	314,999
Laura Weil	110,000	174,999	―	284,999
Randall J. Weisenburger	195,000	174,999	―	369,999

(1)
No stock option grants were made in fiscal 2021. Represents the grant date fair value, assuming no risk of forfeiture, of the grants of Carnival Corporation restricted shares made in fiscal 2021, calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC 718”). In April 2021, each of the Non-Executive Directors received a grant of 6,804 restricted shares based on the closing price of a share on April 20, 2021, the day they were re-elected, of  $25.72. The restrictions on the shares granted in 2021 lapse on April 20, 2024. The restrictions on the shares granted to Non-Executive Directors also lapse upon the death or disability of the Director, and are not forfeited if a Director ceases to be a Director for any other reason after having served as a Director for at least one year. All of the Directors who received grants served for all of fiscal 2021.

(2)
None of the directors holds stock options. The aggregate number of Carnival Corporation and Carnival plc restricted shares held at November 30, 2021 were as follows:

Name	Unvested Restricted Shares (#)
Micky Arison	0
Sir Jonathon Band	24,087
Jason Glen Cahilly	24,087
Helen Deeble	24,087
Jeffrey J. Gearhart	19,567
Richard J. Glasier	24,087
Katie Lahey	24,087
Sir John Parker	24,087
Stuart Subotnick	24,087
Laura Weil	24,087
Randall J. Weisenburger	24,087

(3)
Benefits provided to Mr. Arison include private medical health insurance costs ($81,643), driver and security ($13,133), and the following other benefits ($25,312): accidental death or dismemberment, disability and, life insurance premiums, automobile lease and automobile repairs and expenses and tax gross-ups for certain benefits.

(4)
Represents compensation for Mr. Arison’s service as executive Chair.

(5)
Exclusive of value-added tax.

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NON-EXECUTIVE DIRECTOR POLICIES

The following policies also apply to our Non-Executive Directors:
•
STOCK OWNERSHIP POLICY. The stock ownership policy for Non-Executive Directors provides that all Non-Executive Directors are required to own shares (inclusive of unvested restricted shares, restricted stock units (“RSUs”) and shares in a trust beneficially owned by the Director) of either Carnival Corporation common stock or Carnival plc ordinary shares with a value equal to five times the cash retainer. New Directors must achieve this requirement no later than five years from the date of their initial election to the Boards by the shareholders. The stock ownership policy for Non-Executive Directors provides that a Non-Executive Director will be deemed to be in compliance with the ownership requirements if the decline in the Carnival Corporation or Carnival plc share price after February 28, 2020 resulted in the Non-Executive Director falling below the applicable ownership level, provided that they were in compliance prior to February 28, 2020 and do not sell or transfer ownership of any such shares until after the ownership target has again been achieved, unless otherwise approved by the Boards of Directors. This modification was deemed appropriate given the extraordinary impact of the COVID-19 pandemic on our share price. Other than Mr. Gearhart (initially elected in 2021), each of the Non-Executive Directors elected has achieved this Board-mandated requirement.
•
PRODUCT FAMILIARIZATION. All Non-Executive Directors are encouraged to take a cruise(s) for up to a total of 14 days per year for product familiarization and pay a fare of  $35 per person per day for such cruises (or $50 per day in the case of Seabourn), plus taxes, fees and port expenses. All other charges associated with the cruise (e.g., air, ground transfers, gratuities, tours and fuel supplements, if any) are the responsibility of the Non-Executive Director.

CARNIVAL PLC NON-EXECUTIVE DIRECTOR COMPENSATION

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2021 for Non-Executive Directors is included in
Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this Proxy Statement.

Related Person Transactions
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Consistent with our written policies and procedures, it is our practice to review all relationships and transactions in which Carnival Corporation or Carnival plc is a participant and in which our Directors, nominees and executive officers and their immediate family members and any five percent beneficial holders have an interest in order to determine whether such related persons have a direct or indirect material interest. Our Legal and Global Accounting and Reporting Services Departments are primarily responsible for the development and implementation of processes and controls to obtain information from the Directors, nominees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions exceeding $120,000 in which Carnival Corporation & plc was or is to be a participant and a related person had or will have a direct or indirect material interest are disclosed in this Proxy Statement.
In addition, in accordance with our Schedule of Matters Reserved to the Boards and their Committees for their Decision, the Boards review and approve or ratify any related person transaction involving:
•
a Director, regardless of the amount; and

•
a non-director executive officer with an aggregate value in excess of  $50,000.

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Corporate Governance and Board Matters
Related Person Transactions
In the course of their review and approval or ratification of a related person transaction, the Boards may consider factors as follows:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to Carnival Corporation & plc;

•
whether the transaction would impair the judgment of a Director or executive officer to act in our best interest; and

•
any other matters the Boards deem appropriate.

Any member of the Boards who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Board that considers the transaction.

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH MICKY ARISON
Micky Arison, our Chair, is also the Chair, President and the indirect majority shareholder of FBA II, Inc., the general partner of Miami Heat Limited Partnership (“MHLP”), the owner of the Miami Heat, a professional basketball team. He is also the indirect shareholder of Basketball Properties, Inc., the general partner of Basketball Properties, Ltd. (“BPL”), which is the manager and operator of the FTX Arena (formerly known as the American Airlines Arena). In July 2021, Carnival Cruise Line entered into an amendment of the advertising and promotion agreement between Carnival Cruise Line, MHLP and BPL to waive certain payments for the most recent contract year of the agreement and extend the term through 2025, with a four-year extension option. Pursuant to this agreement, Carnival Cruise Line paid $433,000 during fiscal 2021.
In August 2015, Carnival Corporation entered into a nonexclusive Aircraft Lease Agreement with an owner trustee under a trust agreement with Ad Astra I, LLC (the “Lease Agreement”); and in August 2020, Carnival Corporation entered into a Services Agreement with Nickel Cayman Management, LLC (the “Services Agreement” and together with the Lease Agreement, the “Aircraft Agreements”). In March 2021, the Lease Agreement and the Services Agreement were amended to adjust the rental rate and aircraft management fee to account for substantially all flight department overhead being borne by Nickel Cayman Management, LLC following Carnival Corporation’s disposal of its own aircraft in December 2020.
Each of Ad Astra I, LLC and Nickel Cayman Management, LLC are companies directly or indirectly controlled by a trust of which Mr. Arison is a beneficiary. He is also an officer of Nickel Cayman Management, LLC.
Under the terms of the amended Lease Agreement, Carnival Corporation leases an aircraft beneficially owned by Ad Astra I, LLC from time-to-time in exchange for an hourly rent of  $7,920 plus applicable taxes, which is based on market lease rates for similar aircraft as adjusted for costs of operations borne by Carnival Corporation (i.e., fuel and line maintenance during its operation of the aircraft) and hourly service plan expenses.
Under the terms of the amended Services Agreement, Carnival Corporation provides aircraft management services to Nickel Cayman Management, LLC with respect to the aircraft, including overseeing its operation, maintenance, and staffing, and is paid an annual fee of  $162,000 (which is based on market rates for similar arrangements) (the “Service Fee”). In addition, Carnival Corporation is reimbursed for operating, maintenance and personnel costs and related third party costs incurred in connection with the services (“Service Costs”). The terms of the Aircraft Agreements are one year and renew automatically for one-year periods, unless terminated sooner by either party upon 30 days’ written notice.
During fiscal 2021, Carnival Corporation paid Ad Astra I, LLC $583,000 under the Lease Agreement,

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and Nickel Cayman Management, LLC paid Carnival Corporation $189,000 as the Service Fee and reimbursed Carnival Corporation $2,597,613 for the Service Costs.
The Boards have reviewed and approved or ratified these transactions.

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Share Ownership
Share Ownership of Certain Beneficial Owners and Management
DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the share ownership as of January 13, 2022 of:
•
each of our Directors;

•
each individual named in the “Summary Compensation Table” which appears elsewhere in this Proxy Statement; and

•
all Directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, Director or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual would have the right to acquire as of March 13, 2022 (being 60 days after January 13, 2022) through the vesting of RSUs.

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Common Stock*	Percentage of Carnival Corporation Common Stock (%)	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percentage of Carnival plc Ordinary Shares (%)	Percentage of Combined Voting Power** (%)
Peter C. Anderson	23,116(2)	***	0	***	***
Micky Arison	121,136,034(3)(4)	12.3	0	―	10.7
Sir Jonathon Band	42,951	***	0	―	***
David Bernstein	73,760(5)	***	0	―	***
Jason Glen Cahilly	29,050	***	0	―	***
Helen Deeble	31,759	***	0	―	***
Arnold W. Donald	863,115(5)(6)	***	0	―	***
Jeffrey J. Gearhart	21,313	***	0	―	***
Richard J. Glasier	60,507(7)	***	0	―	***
Katie Lahey	26,301	***	0	―	***
Sir John Parker	53,127	***	10,052(8)	***	***
Enrique Miguez	34,372(9)	***	0	***	***
Arnaldo Perez	82,031(5)(10)	***	0	―	***
Stuart Subotnick	73,870	***	0	―	***
Michael Thamm	0	―	175,949(5)	***	***
Laura Weil	73,067	***	0	―	***
Randall J. Weisenburger	761,409	***	0	―	***
All Directors and executive officers as a group (16 persons)	123,385,783	12.5	186,001	***	10.9

*
As part of the establishment of the DLC arrangement, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation

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Share Ownership of Certain Beneficial Owners and Management
distributed such trust shares by way of a dividend to holders of shares of Carnival Corporation common stock. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC arrangement, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.
**
As a result of the DLC arrangement, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***
Less than one percent.

(1)
The address of each individual is 3655 N.W. 87 Avenue, Miami, Florida 33178.

(2)
Includes management incentive plan-tied equity (“MTE”), special retention and incentive program (“RET”) grants scheduled to be released on January 18, 2022. The executive officer will also receive additional shares at the time of vesting to take into account dividend reinvestment during the period for the MTE.

(3)
Mr. Arison is a member of the Arison Group (defined below), which has filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons. Each member of the Arison Group may be deemed to own the shares of common stock held by all other members of the Arison Group. For information on the share ownership of other members of the Arison Group, see “Principal Shareholders” table below.

(4)
Includes (i) 4,934,166 shares of common stock held by the various Arison family trusts, (ii) 80,736,445 shares of common stock held by MA 1994 B Shares, L.P. and (iii) 35,465,423 shares of common stock held by the Artsfare 2005 Trust No. 2 by virtue of the authority granted to Mr. Arison under the last will of Ted Arison. Mr. Arison does not have an economic interest in the shares of common stock held by Artsfare 2005 Trust No. 2.

(5)
Includes MTE, RET, time-based share (“TBS”) and performance-based shares (“PBS”) grants scheduled to be released on January 18, 2022 (MTE and Special RET), January 19, 2021 (2021 TBS) and February 15, 2022 (PBS). The executive officer will also receive additional shares at the time of vesting to take into account dividend reinvestment during the period for the MTE and PBS.

(6)
Includes 587,942 shares held by The Arnold W. Donald Revocable Trust UAD 5/26/98.

(7)
Includes 23,792 shares held by The Richard J. Glasier Revocable Living Trust.

(8)
Includes 7,048 shares held by Julius Baer International Ltd. on behalf of Barnett Waddingham Trustees Ltd., the trustee for Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme.

(9)
Includes 2019 TBS, Special TBS (“STBS”) and 2021 TBS grants scheduled to be released on January 14, 2022 (2019 TBS), January 18, 2022 (STBS) and January 19, 2022 (2021 TBS). The executive officer will also receive additional shares at the time of vesting to take into account dividend reinvestment during the period for the 2019 TBS.

(10)
Includes 37,138 shares held by The Arnaldo Perez Trust U/A/D 3/18/2014.

PRINCIPAL OWNERS

Set forth below is information concerning the share ownership of as of January 13, 2022:
•
all persons known by us to be the beneficial owners of more than 5% of the 986,363,933 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding; and

•
all persons known by us to be the beneficial owners of more than 5% of the 185,007,921 ordinary shares of Carnival plc outstanding, 34,596,640 of which are directly or indirectly owned by Carnival Corporation and have no voting rights.

Micky Arison, Chair of the Board of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Arison Group”), beneficially own shares representing approximately 12.3% of the voting power of Carnival Corporation and approximately 10.7% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of Proposals 1 through 20. The table below begins with the ownership of the Arison Group.

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Share Ownership
Share Ownership of Certain Beneficial Owners and Management
Name and Address of Beneficial Owners or Identity of Group	Amount and Nature of Beneficial Ownership of Carnival Corporation Common Stock*	Percentage of Carnival Corporation Common Stock (%)	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percentage of Carnival plc Ordinary Shares (%)	Percentage of Combined Voting Power** (%)
MA 1994 B Shares, L.P. 1201 North Market Street Wilmington, DE 19899	80,736,445(1)(2)	8.2	0	―	7.1
MA 1994 B Shares, Inc. 1201 North Market Street Wilmington, DE 19899	80,736,445(1)(2)	8.2	0	―	7.1
Artsfare 2005 Trust No. 2 c/o SunTrust Delaware Trust Company 1011 Centre Road Suite 108 Wilmington, DE 19805	35,465,423(1)(4)	3.6	0	―	3.2
Verus Protector, LLC Two Alhambra Plaza Suite 1040 Coral Gables, FL 33134	35,465,423(1)(3)	3.6	0	―	3.2
Richard L. Kohan Two Alhambra Plaza Suite 1040 Coral Gables, FL 33134	121,138,034(1)(4)	12.3	0	―	10.7
James M. Dubin Madison Place Partners, LLC One Madison Place Harrison, NY 10528	85,671,611(1)(5)(7)	8.7	0	―	7.5
JMD Delaware, LLC 1201 North Market Street Wilmington, DE 19899	82,419,457(1)(5)(7)	8.4	0	―	7.3
KLR, LLC Two Alhambra Plaza Suite 1040 Coral Gables, FL 33134	82,419,457(1)(8)	8.4	0	―	7.3
Nickel 2015-94 B Trust 1313 North Market Street Suite 5300 Wilmington, DE 19801	80,736,445(1)(2)	8.2	0	―	7.1
SunTrust Delaware Trust Company 1011 Centre Road Suite 108 Wilmington, DE 19805	35,465,423(1)(6)	3.6	0	―	3.2
Aristeia Capital, L.L.C. One Greenwich Plaza Greenwich, CT 06830	0	―	9,350,746(9)	6.2	***
Norges Bank Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway	0	―	9,331,407(10)	6.2	***
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Share Ownership
Share Ownership of Certain Beneficial Owners and Management
Name and Address of Beneficial Owners or Identity of Group	Amount and Nature of Beneficial Ownership of Carnival Corporation Common Stock*	Percentage of Carnival Corporation Common Stock (%)	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percentage of Carnival plc Ordinary Shares (%)	Percentage of Combined Voting Power** (%)
UBS Group AG Bahnhofstrasse 45 Zurich, Switzerland	0	―	9,813,464(11)	6.5	***
Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	63,062,479(12)	6.4	0	―	5.6
The Public Investment Fund P.O. Box 6847 Riyadh 11452 Kingdom of Saudi Arabia	50,830,926(13)	5.2	0	―	4.5
*, ** and *** have the same meanings as indicated in the table above.
(1)
The Arison Group has filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons. Each member of the Arison Group may be deemed to own the shares of common stock held by all other members of the Arison Group.

(2)
MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 80,736,445 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Nickel 2015-94 B Trust, a trust established for the benefit of Mr. Arison and members of his family (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 80,736,445 shares of common stock. By virtue of the B Trust being the sole stockholder of MA 1994, Inc., the B Trust may be deemed to beneficially own all such 80,736,445 shares of common stock. By virtue of Mr. Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 80,736,445 shares of common stock. The administrative trustee of the B Trust is the Northern Trust Company of Delaware.

(3)
Verus Protector, LLC is the protector of Artsfare 2005 Trust No. 2. Verus Protector, LLC has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 2005 Trust No. 2.

(4)
By virtue of being the sole member of Verus Protector, LLC, the sole member of KLR, LLC and a trustee of various Arison family trusts, Mr. Kohan may be deemed to own the aggregate of 121,136,034 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Kohan also owns 1,000 shares of common stock directly and owns 1,000 shares of common stock indirectly by virtue of such shares owned by Mr. Kohan’s wife.

(5)
By virtue of being the sole member of JMD Delaware, LLC and trustee of various Arison family trusts, Mr. Dubin may be deemed to own the aggregate of 85,670,611 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin also owns 1,000 shares of common stock directly.

(6)
SunTrust Delaware Trust Company acts as trustee for the Artsfare 2005 Trust No. 2.

(7)
JMD Delaware, LLC is a Delaware limited liability company wholly owned by Mr. Dubin. JMD Delaware, LLC acts as a distribution advisor of various Arison family trusts and has shared dispositive power over the shares of common stock held by certain of such trusts.

(8)
KLR, LLC is a Delaware limited liability company wholly owned by Mr. Kohan. KLR, LLC acts as a distribution advisor for various Arison family trusts and has shared dispositive power over the shares of common stock held by certain of such trusts.

(9)
As reflected in a TR-1 notification received by Carnival plc on November 15, 2022, Aristeia Capital, L.L.C. and its affiliates reported voting rights over 9,350,746 Carnival plc American Depositary Shares.

(10)
As reflected in a TR-1 notification received by Carnival plc on September 3, 2021, Norges Bank reported direct voting rights over 8,931,289 ordinary shares and voting rights over 400,118 shares on loan.

(11)
As reflected in a Schedule 13G, filed on February 12, 2021, with the SEC, UBS Group AG reported sole voting power over 1,228,327 ordinary shares and shared dispositive power over 9,813,464 shares.

(12)
As reflected in a Schedule 13G/A, filed on February 10, 2021, with the SEC, Vanguard Group reported shared voting power over 998,208 shares of common stock, sole dispositive power over 2,758,769 shares of common stock, and shared dispositive power over 63,062,479 shares of common stock.

(13)
As reflected in a Schedule 13G/A, filed on February 16, 2021, with the SEC, the Public Investment Fund has sole voting and dispositive power over 50,830,926 shares of common stock.

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Compensation
PROPOSAL 13
Advisory (Non-Binding) Vote to Approve Executive Compensation
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and pursuant to Section 14A of the Exchange Act, our shareholders are being provided with the opportunity to cast an advisory (non-binding) vote to approve our executive compensation. We refer to this vote as the “say-on-pay” vote. Although this vote is advisory and is not binding on the Boards, the Compensation Committees will take into account the outcome of the vote when considering future executive compensation decisions.
The “say-on-pay” vote is required to be offered to our shareholders at least once every three years. In 2017, our Boards recommended that we provide shareholders with the opportunity to cast their “say-on-pay” vote each year and our shareholders agreed. As a result, the next “say-on-pay” vote is expected to occur at the 2023 Annual Meetings of Shareholders.
The Boards are committed to corporate governance best practices and recognize the significant interest of shareholders in executive compensation matters. The Compensation Committees seek to balance short-term and long-term compensation opportunities to enable Carnival Corporation and Carnival plc to meet short-term objectives while continuing to produce value for their shareholders over the long-term. They also promote a compensation program designed to attract, motivate and retain key executives. As discussed in the Compensation Discussion and Analysis, the Compensation Committees believe that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our Named Executive Officers with those of our shareholders. For example:
Our compensation philosophy places more emphasis on variable elements of compensation (such as annual bonuses and equity-based compensation) than fixed remuneration.

In accordance with the Compensation Committees’ focus on long-term shareholder returns, the Compensation Committees have historically approved performance-based share grants for our Named Executive Officers which vest based upon the extent to which certain pre-grant or post-grant performance criteria are attained. In light of the ongoing impact of the COVID-19 pandemic, the unanticipated pause in our guest cruise operations in mid-March 2020 and the uncertainty surrounding the gradual restart of sailing since September 2020, the Compensation Committees acknowledged the inability to set meaningful or realistic long-term financial goals at the start of fiscal 2021 in the current business environment and approved TBS grants in the form of RSUs for fiscal 2021. The Compensation Committee expects to return to performance-based share grants for fiscal 2022.

To further promote long-term shareholder alignment, we require our Named Executive Officers to meet and maintain stock ownership requirements.

The Compensation Committees review the position of each element of total direct compensation relative to the competitive market, and use the range of total direct compensation levels in the competitive market

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PROPOSAL 14— Advisory (Non-Binding) Vote to Approve the Carnival plc Directors’ Remuneration Report
to assess the extent to which the compensation provided to our Named Executive Officers is generally consistent with that offered by the competitive market to their named executive officers.
Carnival Corporation & plc does not offer U.S. executives excise tax gross-up protections.

We encourage you to read our Compensation Discussion and Analysis contained within this Proxy Statement for a more detailed discussion of our compensation policies and procedures.
Our shareholders have the opportunity to vote for or against, or to abstain from voting on, the following resolution:
“RESOLVED, that the shareholders approve the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement).”

The Boards of Directors unanimously recommend a vote FOR approval of the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement).

PROPOSAL 14
Advisory (Non-Binding) Vote to Approve the Carnival plc Directors’ Remuneration Report
In accordance with Section 439 of the Companies Act and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008, as amended (the “LMCG Regulations”), shareholders are voting to approve adoption of the Carnival plc Directors’ Remuneration Report. The Carnival plc Directors’ Remuneration Report is in two parts. Part I also constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC, and includes information that Carnival plc is required to disclose in accordance with the LMCG Regulations. Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this Proxy Statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information which has been audited for the purposes of the Carnival plc Annual Report.
UK law only requires an advisory vote on the substance and content of the Carnival plc Directors’ Remuneration Report. Accordingly, disapproval of this Proposal 14 will not require us to amend the report or require any Director to repay any amount. However, the Boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of compensation policies and plans.

The Boards of Directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.
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Compensation
Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
CONTENTS
40	CD&A AND CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT (PART I)
40	Introduction
41	Executive Summary
42	2021 Business Environment
42	2021 Compensation Overview
43	Process for Making Compensation Determinations
43	Independent Compensation Consultants
43	Peer Group Characteristics
44	Competitive Market (Peer Group) Comparison
45	Named Executive Officer Compensation Design, Elements and Pay Mix
45	2021 Compensation Recommendations and Rationale
45	Risk Considerations
45	Base Salaries
45	Annual Bonuses
48	Equity-Based Compensation
51	Perquisites and Other Compensation
51	Post-Employment Compensation Obligations
52	Pensions and Deferred Compensation Plans
53	Compensation Policies and Practices
53	Stock Ownership Policy
53	Hedging Policy
54	Shareholder Engagement
54	Impact of Regulatory Requirements on Compensation

▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
INTRODUCTION

Carnival Corporation and Carnival plc are separate legal entities (together referred to in this Report as “Carnival Corporation & plc”) and each company has its own Board of Directors and Compensation Committee. However, as is required by the agreements governing the DLC arrangement, the Boards of Directors and members of the Committees of the Boards, including the Compensation Committees, are identical and there is a single senior management team.
Carnival Corporation and Carnival plc are subject to disclosure regimes in the U.S. and UK. While some of the disclosure requirements are the same or similar, some are very different. As a result, the Carnival plc Directors’ Remuneration Report is in two parts. The information contained in this Part I constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC and includes information that Carnival plc is required to disclose in accordance with Schedule 8 of the LMCG Regulations.
Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this Proxy Statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information that has been audited for the purposes of the Carnival plc Annual Report.
Parts I and II of the Carnival plc Directors’ Remuneration Report are in compliance with the LMCG Regulations, the UK Corporate Governance Code, the Companies Act and the Listing Rules of the UK Financial Conduct Authority (the “FCA”). Both Parts I and II form part of the Carnival plc Annual Report for the year ended November 30, 2021.
Pursuant to rules promulgated by the SEC and the LMCG Regulations, this Compensation Discussion and Analysis reviews the compensation of the following Named Executive Officers of Carnival Corporation & plc:

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Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)

ARNOLD W. DONALD

President,
Chief Executive Officer
and Chief Climate Officer

DAVID BERNSTEIN

Chief Financial Officer and
Chief Accounting Officer

PETER C. ANDERSON

Chief Ethics and Compliance
Officer

ENRIQUE MIGUEZ

General Counsel

ARNALDO PEREZ

Company Secretary and
Senior Vice President[1]

MICHAEL THAMM

(1)
Mr. Perez served as an executive officer until March 2021 when he stepped down as General Counsel. Mr. Perez continues to serve as Company Secretary and Senior Vice President. He is included as a Named Executive Officer for 2021 because disclosure would have been provided pursuant to Item 402 of Regulation S-K but for the fact that he was not serving as an executive officer at the end of 2021.

EXECUTIVE SUMMARY

Our executive compensation program was designed to reward financial results and effective strategic leadership through use of both short-term rewards and long-term incentives and to promote alignment of the financial interests of our executive officers with our shareholders. We seek to provide a total direct compensation package (salary, bonus and equity grants) that allows us to be competitive in the labor markets where we compete for executive talent, adjusted as necessary to take into consideration factors including the relevant senior executive’s performance, experience and responsibilities. We endeavored to align our compensation program’s performance measures with the interests of our shareholders and senior executives by linking actual pay to operating performance and shareholder outcomes.
Our compensation philosophy has historically been to emphasize at-risk incentive pay in order to drive a pay-for-performance culture. In furtherance of this philosophy, prior to the COVID-19 pandemic, all direct compensation for our Named Executive Officers, other than base salary, was 100% at-risk and performance-based. This compensation philosophy also extends beyond our Named Executive Officers to include other key executives, reflecting the Compensation Committees’ commitment to aligning compensation with the success of Carnival Corporation & plc.
Given the impact of the COVID-19 pandemic, we made changes to the compensation elements of our Named Executive Officers as outlined below.
Most of our executive officers are located in the U.S., with one based in Europe. As a global entity, it is challenging to establish consistent compensation practices across geographic and operating company units that satisfy the particular requirements of all jurisdictions and local market demands. Since the largest presence of executive officers is in the U.S., our compensation policies primarily reflect U.S. market practices. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the UK Corporate Governance Code, to the degree practicable.

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Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
2021 BUSINESS ENVIRONMENT
With guest cruise operations completely halted by the COVID-19 global pandemic in early 2020, Carnival Corporation & plc diverted attention to protecting the health and safety of guests and team members, took action to preserve cash and obtain additional capital to increase liquidity, and took steps to optimize business operations and the future fleet. Later that year, we resumed limited guest operations with adjusted passenger capacity and enhanced health protocols. Despite our best efforts, the impact of COVID-19 resulted in unpredictable starts and stops of guest operations, and we could not predict the timing of our complete return to service or when various ports would reopen to our ships. At the beginning of 2021, only one of our ships was operating with guests onboard.
Throughout fiscal 2021, we continued to emphasize business recovery while maintaining our commitment to compliance, environmental protection and the health, safety and well-being of our guests, crew, shoreside employees and the people in the communities our ships visit. By November 30, 2021, 61% of our company’s capacity was operating with guests on board and we are continuing to work diligently with the goal of returning the full fleet to service by the spring of 2022.
Our ability to resume guest cruise operations is enabled by our relentless efforts to protect the health and safety of guests and team members. We have established, and continually review protocols for COVID-19 and its variants by working directly with various local governmental authorities, world-leading public health, epidemiological and policy experts. These advisors continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation.

2021 COMPENSATION OVERVIEW
In early 2021, the Compensation Committees met with management to discuss the 2021 compensation program in light of evolving business priorities, continuing business disruption caused by the COVID-19 pandemic, the uncertain operating outlook, the need to promote retention and leadership stability, and in consideration of shareholder feedback and support. Prior to 2021, our annual and long-term incentive programs were entirely performance-based, and centered around formulaic pre-established goals promoting growth, compliance and profitability.
The Compensation Committees determined it would need to temporarily modify its approach to incentive compensation in 2021 to address the business environment. The magnitude and duration of the global COVID-19 pandemic is uncertain and we have never previously experienced a complete cessation and subsequent gradual resumption of our guest cruise operations, and as a consequence, it was impractical to set any pre-established operating income goals on a short- or long-term basis. The Compensation Committees wanted to promote behaviors consistent with our top priority which is compliance, environmental protection and the health, safety and well-being of our guests, the people in communities we touch and serve, and our shipboard and shoreside employees.
For these reasons, the Compensation Committees elected to build fiscal 2021 compensation on three key components: base salary, annual bonus and a time-based long-term incentive, as permitted under the Carnival plc Directors’ Remuneration Policy that was approved in April 2020. The bonus plan rewards qualitative performance objectives under an extended pause in guest cruise operations with the objective to concentrate global company-wide efforts on four key priorities: (1) cash management, (2) return to service, (3) compliance and culture and (4) ESG. The long-term incentive is in the form of TBS grants. TBS grants promote retention and leadership stability in a highly uncertain and volatile business environment.
Fiscal 2021 marks a temporary change in the design of our incentive compensation program to address unprecedented business challenges; however, our compensation philosophy has not changed as we continue to emphasize at-risk pay in order to drive a pay-for-performance culture. Despite the substantial challenges presented by the COVID-19 pandemic, our management team has worked tirelessly to ensure our business returns safer and stronger when our fleet returns to full service. As our business recovers, we anticipate our incentive plans will also return to reflect a fully at-risk and performance-based design.

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Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
PROCESS FOR MAKING COMPENSATION DETERMINATIONS

The Compensation Committees determine the compensation policy and the compensation payable to all of our executive officers. The Compensation Committees interact with the management of Carnival Corporation & plc on compensation issues primarily through communications, meetings and discussions with the Chief Executive Officer, the Chair of the Boards of Directors and the Chief Human Resources Officer, who also attend meetings of the Compensation Committees as requested by the Compensation Committees. As part of the fiscal 2021 annual compensation determination process, the Chief Executive Officer and the Chair of the Boards of Directors recommended to the Compensation Committees key initiatives and goals for Carnival Corporation & plc at the beginning of the fiscal year.
In fiscal 2021, the Compensation Committees continued to consult with the leadership team and their independent consultants on matters such as compensation planning, staffing levels and retention incentives with the goals of supporting employees, attracting necessary personnel and recognizing the extraordinary efforts of management and the workforce in navigating the pause and resumption of guest cruise operations. The Compensation Committees took into consideration business needs and the impact of decisions on employees and shareholders.
After the fiscal year was completed, the Chief Executive Officer and the Chair of the Boards of Directors reviewed with the Compensation Committees the results of those initiatives, progress towards goals and other material items relating to overall Carnival Corporation & plc performance. The Chief Executive Officer reviewed the annual competitive market analysis provided by the independent consultant, as well as individual performance of each Named Executive Officer and the results of the group of brands or company-wide results, as appropriate, and provided the Compensation Committees with recommended total target compensation levels for each Named Executive Officer, except for his own. The compensation for our Named Executive Officers was then determined by the Compensation Committees using their discretion to evaluate the individual performance of our Named Executive Officers and the overall performance of Carnival Corporation & plc.

INDEPENDENT COMPENSATION CONSULTANTS
The Compensation Committees have engaged Frederic W. Cook & Co., Inc. (“FW Cook”) (together with its UK affiliated firm, FIT Remuneration Consultants LLP (“FIT”)) to assist in their annual review of our executive and Director compensation programs. The Compensation Committees believe that FW Cook and FIT provided objective advice to the Compensation Committees. FW Cook and FIT provide no other services to Carnival Corporation & plc.
During fiscal 2021, a consultant from FW Cook attended meetings of the Compensation Committees and provided FW Cook’s views on proposed actions by the Compensation Committees.
In accordance with the New York Stock Exchange rules relating to compensation consultant independence, the Compensation Committees have determined that FW Cook and FIT and their consultants are independent after taking into consideration the factors set forth in the New York Stock Exchange rules. Pursuant to the foregoing factors, the Compensation Committees have determined that FW Cook’s and FIT’s work raised no conflicts of interest.

PEER GROUP CHARACTERISTICS
The Compensation Committees perform an annual review of the compensation practices of certain other publicly-listed companies with the assistance of their consultant. This annual market assessment consists of an analysis of executive pay at a group of publicly-listed peer companies.
In April 2019, based on the recommendations of FW Cook, the Compensation Committees approved a peer group listed below (the “Peer Group”), which was

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Compensation
Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
used when assessing the fiscal 2021 compensation for our Named Executive Officers. The Peer Group consists of 19 publicly-listed companies from diverse industries that exhibit similar pre-COVID-19 pandemic size and business characteristics with Carnival Corporation & plc, noting also that not all members of the Peer Group were impacted by the COVID-19 pandemic in the same way. At the time the Peer Group was approved, our revenue ranked at the 45th percentile and market capitalization ranked at the 59th percentile of the Peer Group. We operate in a niche industry with a limited number of other publicly traded cruise operators. The Peer Group reflects the market in which we may compete for business, investor capital and/or executive talent and is more closely aligned to our business complexity, breath, scope, median reviews and market capitalization. The Peer Group reflects a balanced group of companies in the consumer discretionary sector, including media, retailing, services and transportation companies. For these reasons, the Peer Group was not changed in 2021 and is anticipated to be used in assessing fiscal 2022 compensation for our Named Executive Officers.

Peer Group Companies
• American Airlines Group Inc.	• Kimberly-Clark Corporation	• Norwegian Cruise Line Holdings Ltd.
• Darden Restaurants, Inc.	• Las Vegas Sands Corp.	• Royal Caribbean Cruises Ltd.
• Delta Air Lines, Inc.	• Live Nation Entertainment, Inc.	• Starbucks Corporation
• FedEx Corporation	• Marriott International, Inc.	• United Continental Holdings, Inc.
• General Mills, Inc.	• McDonald’s Corporation	• United Parcel Service, Inc.
• Hilton Worldwide Holdings Inc.	• MGM Resorts International
• International Consolidated Airlines Group, S.A.	• Mondelēz International, Inc.
COMPETITIVE MARKET (PEER GROUP) COMPARISON
Annually, the Compensation Committees’ independent consultant, FW Cook, conducts a competitive market review to assist the Compensation Committees in their assessment of our Named Executive Officers’ competitive positioning of total compensation relative to the markets in which Carnival Corporation & plc competes for executive talent. FW Cook conducted a competitive market assessment on behalf of the Compensation Committees for fiscal 2021. The Compensation Committees reviewed our aggregate Named Executive Officer total compensation in comparison to the competitive market, which consists of the Peer Group as well as third-party surveys that reflect a broad database of hundreds of companies. The Compensation Committees were not provided with the identities of the companies in the surveys generally (or of the subsets of companies which had data for relevant comparable positions). As applicable, any utilized survey data was combined with the data for the Peer Group to produce a consolidated aggregated competitive market range for total direct compensation.
These analyses suggest that, in the aggregate, total direct compensation levels for our Named Executive Officers are competitively positioned. The Compensation Committees, as advised by FW Cook, consider total direct compensation to be generally competitive when within a range of 15% above or below the market median. Actual pay positioning can vary based on factors including job responsibilities, experience, impact of role and individual performance.
Consistent with the approach that the Compensation Committees take in reviewing each element of total direct compensation, the Compensation Committees utilize these analyses to assess the extent to which the compensation provided to our Named Executive Officers is generally consistent with that offered by companies with whom Carnival Corporation & plc competes for executive level talent. The Compensation Committees do not use these analyses to peg any particular element of compensation (or total compensation) to any specific targeted Peer Group level.

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Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
NAMED EXECUTIVE OFFICER COMPENSATION DESIGN, ELEMENTS AND PAY MIX

The compensation elements for our Named Executive Officers consist of:
•
base salary;

•
an annual bonus;

•
equity-based compensation; and

•
perquisites.

In determining the amount of any particular compensation element, the Compensation
Committees consider the impact of such an element on total compensation (and thus, each element affects the amount paid in respect of other elements of compensation). For example, the Compensation Committees consider the amount of the base salary and annual bonus that may be earned by a Named Executive Officer when making an equity grant.

2021 COMPENSATION RECOMMENDATIONS AND RATIONALE

RISK CONSIDERATIONS
The Compensation Committees believe that the incentive structure for senior management does not raise ESG risks by inadvertently motivating irresponsible behavior, and that risks arising from Carnival Corporation & plc’s compensation policies and practices for their workforce are not reasonably likely to have a material adverse effect on Carnival Corporation & plc. Please refer to the “Compensation Risk Assessment” section for additional information.
In this regard, Mr. Anderson does not participate in the Management Incentive Plan. According to his employment agreement entered into when he was retained as our Chief Ethics and Compliance Officer, his annual bonus is intentionally based solely on his personal performance to ensure that his incentives for annual performance are linked directly to his role supporting our ethics and compliance objectives and performance.

BASE SALARIES
Base salaries are intended to provide a level of fixed compensation that is reflective of each Named Executive Officer’s level of responsibility. Base salaries of our Named Executive Officers for fiscal 2021 are reported in the “Summary Compensation Table.” The Compensation Committees annually review each Named Executive Officer’s performance and may increase the base salary of a Named Executive Officer at their discretion if merited by performance or other market factors necessary to attract and retain our executives.
Salaries for our Named Executive Officers for fiscal 2021 were returned to 2020 target levels ending the temporary reductions applied from July through the end of fiscal 2020. There was no increase in the base salaries of our Named Executive Officers for fiscal 2021, except for Mr. Miguez, whose salary was increased commensurate with his increased responsibilities as General Counsel, and Mr. Perez, whose salary was increased as part of an adjustment in compensation to reflect the changes in his role, which adjustment also involved the removal of other components of his compensation.

ANNUAL BONUSES
In fiscal 2021, each Named Executive Officer’s target bonus comprised a significant portion of their respective total cash compensation opportunity, supporting Carnival Corporation & plc’s objective to emphasize pay for performance. Annual bonus payments are intended to reward short-term individual and corporate, performance results and achievements. The emphasis on the annual bonus as

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Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report (Part I)
compared to base salary allows Carnival Corporation & plc to more closely link individual and overall company performance. Fiscal 2021 bonuses for our Named Executive Officers are reported in the “Summary Compensation Table” under the column labeled “Non-Equity Incentive Plan Compensation.”
Annual cash bonuses for our Named Executive Officers, other than Mr. Anderson as described above, are determined in accordance with the Carnival Corporation & plc Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan is designed to focus the attention of our executives on achieving strong performance results and is a core component of our compensation program that supports our pay for performance philosophy.
Historically, the Management Incentive Plan structure closely linked financial results to individual and overall company performance, primarily using the metric of operating income. This was the approach put in place for fiscal 2020, finalized just a few months before the unprecedented total shutdown of our guest cruise operations in March of 2020 due to the COVID-19 pandemic. The ongoing impact of the COVID-19 pandemic on the cruise industry created significant uncertainty as to our revenue and earnings for 2021 and 2022, which, together with the many other issues relating to the COVID-19 pandemic, forced us to adjust our near term priorities.
At the start of the COVID-19 pandemic, management was faced with an overwhelmingly complicated set of tasks—to understand as best they could what they were dealing with as far as the epidemiology of COVID-19; to return over 250,000 guests and close to 90,000 crew members to their homes, at a time when airports and nations were shutting down; to manage extensive and constantly changing health protocols from each of the many countries in which we operate and so much more.
As it became apparent that the COVID-19 pandemic was going to continue to significantly impact the cruise industry and our company in 2021 and likely into 2022, the Boards of Directors, working with management, established clear priorities for the management, including our Named Executive Officers for fiscal 2021. The Compensation Committees, working with its advisors, developed a performance program to align management with those priorities.
In January 2021, the Chief Executive Officer provided the Compensation Committees with his recommendations regarding the fiscal 2021 target bonus amounts under the Management Incentive Plan for our Named Executive Officers (other than himself and Mr. Anderson), in which there was no increase from their fiscal 2020 target bonuses. Mr. Anderson’s target bonus is set forth in his employment agreement. The Compensation Committees accepted the Chief Executive Officer’s recommendations. These amounts were established by the Compensation Committees after taking into consideration the competitive market analysis prepared by its advisors, historical bonus payout levels, the challenging areas of priority established by the Compensation Committees for fiscal 2021 and the Compensation Committees’ continued philosophy to place emphasis on performance-based pay elements.
The priorities established by the Boards of Directors for 2021 were organized into four areas:
•
to have adequate liquidity to manage through the COVID-19 pandemic;

•
to do everything possible to enable our ships for return to service safely with health protocols and procedures in place for our crew and guests;

•
to improve our operational capability through reenforcing a culture of compliance and transparency; and

•
to maintain our long-term commitment to the environment and our ESG goals.

In evaluating Carnival Corporation & plc’s and management’s performance over the year against these priorities, the Compensation Committees met regularly with management to review their specific actions and results.
It is the determination of the Compensation Committees that the performance of management, including the Named Executive Officers, in fiscal 2021 was exemplary and should therefore be rewarded accordingly. In making this determination, the Compensation Committees evaluated management’s performance in each of the focus areas as follows:

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LIQUIDITY
In evaluating management’s responsibility to manage cash and to ensure solvency, the Compensation Committees considered that management executed $27 billion of financing transactions over the course of the pandemic, ending fiscal 2021 with $9.4 billion in liquidity and $3.5 billion in customer deposits. Management also renegotiated more than 100 different financing arrangements and was able to optimize our debt maturity profile by refinancing
$9 billion in debt, while at the same time reducing our annual future interest expense by approximately $400 million per year and extending maturities. Maintaining ample liquidity through this period was critical in positioning us to continue to deal with the ongoing uncertainties created by the COVID-19 pandemic. We have been able to restart guest cruise operations and were able to achieve positive cash from operations in the month of November 2021.

RETURN TO SERVICE
In evaluating management’s efforts in return to service, the Compensation Committees considered how management resumed operations as quickly and as practical, while at the same time demonstrating prudent stewardship of capital, and in a way that serves the best interests of public health. As of November 30, 2021, 61% of our capacity was operating with guests on board, compared to one ship operating at the beginning of the year. Revenue per passenger cruise day for the fourth quarter of fiscal 2021 was ahead of what was a very strong fiscal 2019. This is a testament to the fundamental strength of the core business and management’s successful efforts in formulating health and safety protocols to bolster consumer confidence and demand for our services. In the face of what has been called the “great resignation” or alternatively, the “great realization,” we retained, motivated and returned more than 60,000 employees back to work from over 90 countries around the globe. Against nearly impossible obstacles, management proactively made available vaccines, and now boosters for our crew members, many of whom otherwise may not have had access to vaccines. Management worked with top scientists and public health, epidemiological and policy experts to put in place comprehensive health and safety protocols to support our return to service. We believe these protocols and procedures have made cruising amongst the safest forms of travel, vacation and social gathering, which has directly contributed to consumer confidence in cruising and is evidenced by the fact that at November 31, 2021, cumulative advanced bookings for the second half of 2022 and first half of 2023 were at the higher end of historical ranges and at higher prices. In addition, management worked with governments and health organizations around the world to allow cruising to resume while serving the best interests of public health.

COMPLIANCE AND TRANSPARENCY
Importantly, throughout 2021, management also kept compliance excellence as one of their highest priorities through its ongoing efforts to improve our overall compliance culture by strengthening the focus on the essential behaviors of respect, listening, empowering, speaking up, communicating and continually improving. Management led by example through training and development, frequent messaging by leaders to increase awareness and highlight learnings, and everyday real time feedback. Using 17 leading quantitative indicators of environmental and compliance progress, management, including the Named Executive Officers, continued to demonstrate overall positive trend improvement in these key metrics.

ESG PERFORMANCE
In 2021, management also upheld their commitment to elevating Carnival Corporation & plc’s ESG performance, focusing on advancing our six critical sustainability focus areas—climate action; circular economy; sustainable tourism; good health and well-being; diversity, equity and inclusion; and biodiversity and conservation. A key focus of these efforts is

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climate action, which includes a commitment to reduce carbon emissions.
The Compensation Committee considered management’s leadership in executing carbon reduction strategies, including innovating to drive energy efficiency and partnering with key organizations and stakeholders on research and development. In 2021, we were the only company in the world to be operating cruise ships powered by LNG, which are 20% more carbon efficient, decreasing our unit fuel consumption today. In addition, Carnival Corporation & plc’s CDP (formerly Carbon Disclosure Project) score for climate change improved from a “C” to a “B” in recognition of its enhanced disclosures, including the establishment of its 2030 sustainability goals and 2050 aspirations.
Even though we are already among the most diverse companies in the world with a global employee base representing over 130 countries, we continued to focus efforts on making continued progress on diversity and inclusion at every level and in all areas of our operations.
In summary, fiscal 2021 was a year that challenged many management teams across many industries. Of all industry segments, one of the most seriously impacted has been travel and tourism, and within the travel and tourism sector, without question, one of the most challenged has been the cruise sector.
Management, including our Named Executive Officers, met all the challenges of the COVID-19 pandemic head on through their highest level of commitment and their highest level of performance, allowing shareholders and stakeholders alike to have confidence that their investments and interests in Carnival Corporation & plc are being met with a high degree of professionalism and stewardship.
In January 2022, the Compensation Committees met again with management to review their specific performance as well as received a comprehensive report describing the accomplishments in each of the four areas described above. After review and in acknowledgement of the extraordinary efforts and accomplishments in fiscal 2021, the Compensation Committees determined that the bonus payout for the Named Executive Officers for fiscal 2021 would be 200% of target. In addition, the Compensation Committees received an assessment of Mr. Anderson’s performance from Chief Executive Officer after consultation with the Audit, Compliance and HESS Committees. The Compensation Committees determined that Mr. Anderson’s personal performance warranted him receiving the maximum bonus under his employment agreement. Accordingly, the fiscal 2021 target and earned bonuses were as follows:
Named Executive Officer	Fiscal 2021 Target Bonus	Fiscal 2021 Earned Bonus
Arnold W. Donald	$3,000,000	$6,000,000
David Bernstein	$1,000,000	$2,000,000
Peter C. Anderson	$400,000	$600,000(1)
Enrique Miguez	$300,000	$600,000
Arnaldo Perez	$450,000	$221,918(2)
Michael Thamm	€1,116,000	€2,232,000

(1)
According to Mr. Anderson’s employment agreement, his maximum bonus is $600,000.

(2)
Mr. Perez stepped down from the General Counsel role in March 2021 and therefore his bonus payout for fiscal 2021 was prorated.

EQUITY-BASED COMPENSATION
General
The Compensation Committees grant equity-based compensation to our Named Executive Officers to provide long-term incentives and align management and shareholder interests. The Compensation Committees believe that a substantial portion of compensation should be equity-based. The equity-based compensation program is designed to:
recognize scope of responsibilities
reward demonstrated performance and leadership
motivate future superior performance
align the interests of the executive with our shareholders

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To further augment these views, the equity program prior to fiscal 2021 was 100% performance-based for our Named Executive Officers and other key executives within Carnival Corporation & plc. However, given the continuing impact of the COVID-19 pandemic, the unanticipated pause in our guest cruise operations and uncertainty surrounding the restart of sailing, in January 2021 the Compensation Committees acknowledged the inability to set meaningful or realistic long-term financial goals in the current business environment and approved TBS grants for fiscal 2021.
Our equity-based compensation grants are made pursuant to the Carnival Corporation 2020 Stock Plan or the Carnival plc 2014 Employee Share Plan, and are consistent with the Carnival plc Directors’ Remuneration Policy, which have been approved by Carnival Corporation & plc’s shareholders. Messrs. Donald, Bernstein, Anderson, Miguez and Perez received equity grants under the Carnival Corporation 2020 Stock Plan. Mr. Thamm received equity grants under the Carnival plc 2014 Employee Share Plan.
The specific equity grants made to our Named Executive Officers in early 2021 reflected the desire of the Compensation Committees to promote retention and leadership stability, to continue to align management around our evolving priorities and strengthen the alignment with shareholder interests. The number and form of equity grants made annually to our Named Executive Officers are determined both in the discretion of the Compensation Committees and pursuant to certain agreements with certain Named Executive Officers. Existing ownership levels are not a factor in grant determinations, as the Compensation Committees do not want to discourage executives from holding significant amounts of Carnival Corporation and Carnival plc shares.
The value of equity grants made to our Named Executive Officers other than the Chief Executive Officer was determined by the Compensation Committees after reviewing the recommendation of the Chief Executive Officer and the Chair of the Boards of Directors and the other elements of the Named Executive Officer’s current year compensation, taking into account:
•
the position and role of the Named Executive Officer;

•
the individual performance in the preceding fiscal year and historically; and

•
the perceived future value to Carnival Corporation & plc.

When reviewing the competitive market assessment provided by FW Cook for total direct compensation, the Compensation Committees also evaluated the long-term and short-term incentive compensation components to confirm that the value of a Named Executive Officer’s aggregate equity-based compensation and total direct compensation remains generally competitive. Similar to the approach taken for the other Named Executive Officers, the value of equity grants made to the Chief Executive Officer was determined by the Compensation Committees after consultation with FW Cook, taking into account:
•
his position and role;

•
his individual performance;

•
perceived future value; and

•
competitive market position.

Disclosure and the Timing of Equity-Based Compensation
The Compensation Committees met in January 2021 to determine the target values of the TBS grants, which are the equity-based compensation for key executives in fiscal 2021.
Fiscal 2021 Annual Grants
2021 TBS Grants
In January 2021, the Compensation Committees approved a TBS grant value for each of our Named Executive Officers and certain other executives. Each grant value was determined after consideration of recommendations received from the Chief Executive Officer and the Chair of the Boards of Directors, as well as reviewing the scope of the Named Executive Officers’ responsibilities, performance and long-term retention considerations. TBS vest on a three-year pro-rata basis starting on the first anniversary of the grant date.
Disclosure of Prior Years’ Grant Results
2019 PBS Grants
The 2019 PBS grants made to the Named Executive Officers in January 2019 reached the end of the

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performance period at the end of fiscal 2021 and will vest on February 15, 2022. Under the terms of the 2019 PBS grant, shares vested based upon the extent to which annual adjusted Operating Income (60% weighting), as further adjusted for 100% of year-over-
year fuel price changes and currency exchange rate impact for each of fiscal 2019, 2020 and 2021 (“Program Adjusted Operating Income”) and three-year average Return on Invested Capital (“ROIC”) result (40% weighting) reached or exceeded the following:

	Annual Program Adjusted Operating Income Growth Goal			Annual Operating Income Goal			Three- Year Average ROIC Goal (%)	Payout for Program Adjusted Operating Income and ROIC Goals (%)
Goal Level	2019 (% of Goal)	2020 (% of Goal)	2021 (% of Goal)	2019 ($ in billions)	2020 ($ in billions)	2021 ($ in billions)
Threshold	92.6	105.0	105.0	3.337	3.472	(4.640)	10.0	50
At 97.9%	97.9	N/A	N/A	3.530	N/A	N/A	N/A	90
Target	100.0	108.0	108.0	3.604	3.571	(4.493)	10.3	100
Maximum	106.3	112.0	112.0	3.831	3.703	(4.298)	10.6	200
The Corporation Operating Income and ROIC results for the 2019 PBS grant were as follows:
Program Adjusted Operating Income and ROIC Results	2019 Program Adjusted Operating Income	2020 Program Adjusted Operating Income	2021 Program Adjusted Operating Income	Three-Year Average ROIC
Annual Program Adjusted Operating Income ($ in billions)	3.458	(5.026)	(6.166)	(5.5)%
Percent of Target Annual Program Adjusted Operating Income Growth (%)	95.94	(152.02)	(126.24)
Annual Program Adjusted Operating Income Growth Payout (%)	75.01	0.00	0.00
The fiscal 2019, 2020 and 2021 annual adjusted Program Adjusted Operating Income growth payout percentages were averaged, and the three-year average ROIC result was calculated to determine the respective payout percentages that were then weighted to obtain final payout percentages, as follows:

Payout % and TSR Modifier	Unweighted Payout (%)	Weighting (%)	Weighted Payout (%)
Average Annual Program Adjusted Operating Income Payout	25.00	60	15.00
ROIC Payout	0.00	40	0.00
Final Payout			15.00
The results reflect the impact of the COVID-19 pandemic on our organization. Based on these performance measures and a 15% final payout percentage, the Named Executive Officers will receive the following on or about February 15, 2022:
Named Executive Officer	2019 PBS Target Shares (#)	2019 PBS Earned Shares(1) (#)
Arnold W. Donald	53,323	7,998
David Bernstein	15,108	2,266
Peter C. Anderson(2)	N/A	N/A
Enrique Miguez(2)	N/A	N/A
Arnaldo Perez	8,887	1,333
Michael Thamm	23,590	3,538

(1)
Additional shares will be provided to take into account any dividends paid during the period.

(2)
Neither Mr. Anderson nor Mr. Miguez received a 2019 PBS grant.

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2019 Shareholder Equity Alignment (“SEA”) Grants
The 2019 SEA grants made to the Named Executive Officers in January 2019 reached the end of the performance period at the end of fiscal 2021. Under the terms of the 2019 SEA grant, shares vest based upon the extent to which our absolute TSR compound annual growth rate over the December 1,
2018 to November 30, 2021 performance period and TSR ranking relative to the 2019 Peer Group for the same period reached or exceeded certain goals. The 90-day average starting price for the 2019 SEA grant was $52.88. As a result of the COVID-19 pandemic’s impact on our share price, the ending 90-day average price at November 30, 2021 was $24.23, resulting in no payout for these grants.

PERQUISITES AND OTHER COMPENSATION
Our Named Executive Officers are provided various perquisites believed by the Compensation Committees to be representative of common practices for executives in their respective countries. Some of Messrs. Donald’s and Thamm’s perquisites and other benefits are provided pursuant to terms of their employment agreements. The Compensation Committees, with the assistance of FW Cook, review perquisites provided to our Named Executive Officers on a periodic basis and take into account each Named Executive Officer’s particular circumstances and overall level of compensation, and believe that perquisites provided by Carnival Corporation & plc continue to be an appropriate element of the overall compensation package used to attract and retain such officers.
The Compensation Committees have approved a policy to establish procedures and controls as to the authorized use of aircraft owned, operated or chartered by Carnival Corporation & plc (the “Aircraft”). According to the policy, the Aircraft can only be used for business purposes. Guests may accompany these executives when traveling. The Compensation Committees have also agreed to allow Mr. Donald to use the Aircraft for personal use so long as the incremental cost to Carnival Corporation & plc does not exceed $200,000 per year. Once that threshold is reached, Mr. Donald will reimburse us for those costs (subject to applicable regulatory limitations). The Compensation Committees determined that the Aircraft usage policy and levels of usage and costs were consistent with those offered by large multinational companies like Carnival Corporation & plc.
In lieu of participation in the Carnival Corporation Nonqualified Savings Plan under which plans were discontinued in accordance with Section 457A of the U.S. Internal Revenue Code, the Compensation Committees approved payment of additional annual compensation directly to these employees in an amount equal to what would have been deposited on behalf of those employees into that plan, less, as described below, any amount Carnival Corporation contributes to the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan (the “401(k) Plan”). These payments are taxable as ordinary income.
Beginning with the 2010 calendar year, the 401(k) Plan was amended and currently allows Messrs. Donald, Bernstein. Anderson, Miguez and Perez (as well as all other highly compensated employees) to defer a limited amount of compensation into the 401(k) Plan subject to nondiscrimination testing. Until June 2020, when the matching contributions were suspended through the end of December 2020, and from January 2021, Carnival Corporation made matching contributions to the 401(k) Plan under the plan’s formula, subject to nondiscrimination testing.
The perquisites received by each Named Executive Officer in fiscal 2021, as well as their incremental cost to Carnival Corporation & plc, are reported in the “Summary Compensation Table” and its accompanying footnotes.

POST-EMPLOYMENT COMPENSATION OBLIGATIONS

Carnival Corporation & plc does not have any change of control agreements that provide cash severance to our Named Executive Officers upon a change of control of Carnival Corporation & plc, with the

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exception of the employment agreement with Mr. Donald. Carnival Corporation & plc does not have employment agreements with any of our Named Executive Officers that provide cash severance benefits in connection with the termination of the executive’s employment, with the exception of employment agreements with Messrs. Donald, Anderson and Thamm.
Mr. Donald’s employment agreement is subject to renewal annually on October 14th of each year. If Mr. Donald wishes to leave prior to the end of the current term, he would generally need to provide at least 60 days’ written notice. The payments to Mr. Donald in the event of termination are set forth in the “Post-Employment Cash Compensation Obligations to Mr. Donald” section.
Mr. Anderson’s employment agreement is for a four-year term, commencing August 12, 2019. The payments to Mr. Anderson in the event of termination are set forth in the “Post-Employment Cash Compensation Obligations to Mr. Anderson” section.
Mr. Thamm’s employment agreement provides that he is generally entitled to an amount equal to 50% of his total remuneration most recently received by him as compensation for his agreement not to engage in competition with us for period of 12 months. The Compensation Committees believe that the severance benefits provided to Mr. Thamm under his employment agreement are reasonable and in accordance with market practice in the European Union.
Upon termination of employment for certain circumstances or upon a change of control, our Named Executive Officers may be entitled to retain or receive accelerated vesting of equity grants. Under the terms of the Carnival Corporation 2011 Stock Plan, the Carnival plc 2014 Employee Share Plan and the Carnival Corporation 2020 Stock Plan, however, the default provision upon a change in control would provide only for a “double trigger” acceleration of equity grants (such that no acceleration would occur unless the participant’s employment were subsequently terminated by Carnival Corporation & plc (or its successor) without cause). These benefits are provided under the terms of the plans pursuant to which the equity grants were made, the grant agreement and under individual agreements with certain Named Executive Officers. However, none of our Named Executive Officers are entitled to receive any tax gross-up payments in respect of their severance benefits or accelerated equity grants. The benefits that our Named Executive Officers may be eligible to receive in connection with the termination of their employment or upon a change of control are described in detail in the “Potential Payments Upon Termination or Change of Control” section.
The Compensation Committees believe that these arrangements are reasonable and encourage an executive to comply with post-termination non-compete and other restrictive covenants and to cooperate with us both before and after their employment is terminated.

PENSIONS AND DEFERRED COMPENSATION PLANS

Carnival Corporation & plc do not operate pension or deferred compensation programs for the Named Executive Officers.
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COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP POLICY
Our Boards of Directors and Compensation Committees believe it is important for Directors and executive officers to build and maintain a long-term ownership position in Carnival Corporation or Carnival plc shares in order to align their financial interests with those of our shareholders and to encourage the creation of long-term value. Our compensation structure provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period. Accordingly, our executive officers, including our Named Executive Officers who are currently executive officers, are subject to a stock ownership policy. The policy specifies target ownership levels of Carnival Corporation or Carnival plc shares for each executive expressed in terms of the value of the equity holdings (excluding PBS and SEA grants which have not vested) as a multiple of each executive officer’s base salary. The target ownership levels are as follows:

Officers	Ownership Target―Multiple of Base Salary		Compliance Period
Chair and/or Chief Executive Officer	● ● ● ● ● ●	6x salary	5 years from appointment or promotion
Vice Chair and/or Chief Operating Officer	● ● ● ●	4x salary
Other Executive Officers	● ● ●	3x salary
Other than Mr. Anderson and Mr. Miguez (initially appointed as executive officers in 2021), all of our executive officers have achieved this Board-mandated requirement. Individuals who are newly designated as executive officers are expected to be in compliance with the stock ownership policy within five years of the date of becoming an executive officer.
Carnival Corporation & plc does not make any commitment to any persons covered by the stock ownership policy that they will receive any particular level of equity-based grants. The stock ownership policy provides that executive officers be required to retain at least 50% of the shares received upon release after deducting withholding taxes, until their target ownership is achieved.

HEDGING POLICY
Because we believe it is improper and inappropriate for any Board member or employee to engage in short-term or speculative transactions involving Carnival Corporation & plc securities, our Securities Trading Policy provides that they may not engage in any of the following activities with respect to Carnival Corporation & plc securities at any time:
•
purchasing of shares of either Carnival Corporation or Carnival plc on margin;

•
short sales; or

•
buying or selling puts, calls or other derivatives in respect of Carnival Corporation & plc securities.

Board members and employees may pledge shares, including as part of a margin account, but they are warned that sales of such shares could have securities law implications, including under Section 16 of the U.S. Securities Act.
Although we discourage speculative hedging transactions, employees (other than executive officers) are permitted to engage in long-term hedging transactions that are designed to protect their investment in Carnival Corporation and Carnival plc shares (i.e., the hedge must be for at least one year and relate to shares or options held by the individual). Any such transactions must be pre-cleared by the Legal Department. Because these activities raise issues under the U.S. federal securities laws, any person intending to engage in permitted hedging transactions is strongly urged to consult his or her own legal counsel.
Our Securities Trading Policy provides additional restrictions for Directors and executive officers. They are prohibited from purchasing, selling or writing any exchange-traded call and put options that have Carnival Corporation or Carnival plc shares as the

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underlying security. In addition, Directors and executive officers may not engage in any hedging transaction on Carnival Corporation or Carnival plc shares that they beneficially own, including, but not limited to, “forward contracts,” “collars,” “equity swaps” or “straddles.”

SHAREHOLDER ENGAGEMENT

Carnival Corporation & plc has a long-standing shareholder outreach program and routinely interacts with shareholders on a number of matters, including executive compensation. The Compensation Committees consider all feedback received about executive compensation.
In April 2021, shareholders approved our “say-on-pay” proposal with 90.1% of the votes cast in favor of the compensation paid to our Named Executive Officers. During the past year, we continued to engage with shareholders and seek feedback on our compensation program and incorporate the results of that feedback in our compensation decisions. The Compensation Committees did not make any changes to the executive compensation program specifically as a result of the 2021 “say-on-pay” vote.
The Compensation Committees have and will continue to consider results from the annual shareholder advisory votes, including the next vote in April 2022, as well as other shareholder input, when reviewing executive compensation programs and policies.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

In making determinations regarding executive compensation, the Compensation Committees consider relevant issues relating to accounting treatment, tax treatment (both company and individual) and regulatory requirements. The global nature of Carnival Corporation & plc’s operations necessarily means that monitoring these technical issues and considering their potential impact on the appropriate design and operation of executive remuneration programs is an increasingly complex exercise. Technical issues are evaluated in light of Carnival Corporation & plc’s philosophy and objectives for executive compensation and their corporate governance principles, as described earlier in this Compensation Discussion and Analysis.

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Report of the Compensation Committees
Report of the Compensation Committees
The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with the management of Carnival Corporation & plc. Based on their review and discussions with management, the Compensation Committees recommended to our Boards of Directors that the Compensation Discussion and Analysis be incorporated by reference into the Carnival Corporation & plc 2021 joint Annual Report on Form 10-K and included in the Carnival Corporation & plc 2022 Proxy Statement. This Report is provided by the following independent Directors, who comprise the Compensation Committees:

THE COMPENSATION COMMITTEE OF CARNIVAL CORPORATION
THE COMPENSATION COMMITTEE OF CARNIVAL PLC

Compensation Committee Interlocks and Insider Participation
During fiscal 2021, the Compensation Committees were comprised of the four independent Directors listed above. No member of the Compensation Committees is a current, or during fiscal 2021 was a former, officer or employee of Carnival Corporation, Carnival plc or any of their subsidiaries. During fiscal 2021, no member of the Compensation Committees had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In fiscal 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of Carnival Corporation or Carnival plc.

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Compensation Tables
Compensation Tables
SUMMARY COMPENSATION TABLE

Although Carnival Corporation and Carnival plc are two separate entities, our business is run by a single senior management team. The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers for the year ended November 30, 2021 and one former executive officer for whom disclosure would have been provided pursuant to Item 402 of Regulation S-K but for the fact that he was not serving as an executive officer at the end of fiscal 2021, who are referred to as the Named Executive Officers. Mr. Thamm’s cash compensation was payable in euro. These euro amounts have been converted into U.S. dollars at the average U.S. dollar to euro exchange rate for fiscal 2021 of  $1.19:€1. The value for Carnival plc ordinary shares has been converted from sterling into U.S. dollars based on the exchange rate on the date of grant, being $1.36:£1 on January 19, 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Arnold W. Donald President, CEO & Chief Climate Officer	2021	1,500,000	7,449,735	6,000,000	114,053	15,063,788
	2020	857,413	12,228,417	0	220,267	13,306,097
	2019	1,500,000	7,111,120	2,250,000	288,394	11,149,514
David Bernstein CFO & CAO	2021	750,000	2,129,909	2,000,000	77,298	4,957,207
	2020	526,902	3,682,967	0	216,455	4,426,324
	2019	750,000	1,979,949	750,000	292,472	3,772,421
Peter C. Anderson(3) Chief Ethics & Compliance Officer	2021	600,000	299,985	600,000	50,284	1,550,269
Enrique Miguez(3) General Counsel	2021	437,500	219,991	600,000	106,292	1,363,783
Arnaldo Perez Company Secretary & Senior Vice President	2021	487,500	1,005,475	221,918	86,235	1,801,128
	2020	414,347	1,698,758	0	211,869	2,324,974
	2019	450,000	1,016,893	337,500	266,016	2,070,409
Michael Thamm Group CEO of Costa Group & Carnival Asia	2021	1,023,698	2,981,753	2,656,080	190,238	6,851,769
	2020	631,781	4,369,595	0	175,443	5,176,819
	2019	963,480	3,284,809	474,970	476,915	5,200,173

(1)
No stock option grants were made in fiscal 2019 through 2021. The amounts included in the “Summary Compensation Table” reflect the grant date fair value, assuming no risk of forfeiture, of the grants of Carnival Corporation restricted shares and Carnival plc RSUs made to our Named Executive Officers in fiscal 2021, calculated in accordance with ASC 718. The valuation of share-based grants is discussed in Notes 2 and 13 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2021. The amounts reflect the grant date fair value of the TBS grants made in February 2021, calculated in accordance with ASC 718. For the proceeds actually received by the Named Executive Officers upon the vesting of restricted shares or RSUs, see the “Stock Vested for Fiscal 2021” table.

(2)
See the “All Other Compensation” table for additional information.

(3)
Mr. Anderson and Mr. Miguez are Named Executive Officers for the first time in fiscal 2021.

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Compensation
Compensation Tables
ALL OTHER COMPENSATION
Each component of the “All Other Compensation” column in the “Summary Compensation Table” for fiscal 2021 is as follows:
NEO	Employer Contributions to Defined Contribution Plan ($)	Private Medical/ Health Insurance Costs and Premiums(1) ($)	Automobile Lease or Allowance ($)	Personal Use of Aircrafts and Other Personal Air Travel(2) ($)	Driver and Security ($)	Reimbursement of Advisor Fees and Associated Gross-Up(3) ($)	Other(4) ($)	Total ($)
Arnold W. Donald	10,150	52,621	24,000	20,339	—	—	6,943	114,053
David Bernstein	10,150	46,775	11,400	—	—	—	8,973	77,298
Peter C. Anderson	10,150	37,281	—	—	—	—	2,853	50,284
Enrique Miguez	9,100	80,570	10,800	—	—	—	5,822	106,292
Arnaldo Perez	10,150	57,396	11,400	—	—	—	7,289	86,235
Michael Thamm	—	15,415	22,025	—	25,116	97,119	30,561	190,236

(1)
Certain of our Named Executive Officers are eligible to participate in an executive health insurance program, which includes a fully insured plan and a secondary insured plan. Amounts reported represent the cost of the premiums paid on a Named Executive Officer’s behalf under these plans plus the additional costs of medical services rendered during the fiscal year. Named Executive Officers participating in this plan generally have until March 31, 2022 to submit their 2021 claims for reimbursement, and as a result, these amounts may increase. The maximum amount that may be reimbursed in any year under the secondary plan is $20,000.

(2)
Represents the aggregate incremental cost to Carnival Corporation & plc for travel on the Aircraft not related to company business. The aggregate incremental cost for the use of the Aircraft for personal travel is calculated by multiplying the hourly variable cost rate for the Aircraft used by the hours used. The hourly variable cost rate primarily includes fuel, airport handling and other fees, Aircraft repairs and maintenance, crew expenses and catering. The hourly variable cost rate is recomputed annually to reflect changes in costs. Fixed costs which do not change based on usage, such as pilots’ salaries, Aircraft depreciation and overhead costs, are excluded.

(3)
In connection with the reimbursement of over withheld taxes described in the “Transactions with Related Persons” section in the Proxy Statement for fiscal 2019, we reimbursed a portion of Mr. Thamm’s advisor fees ($46,943) incurred in connection with that transaction and provided an additional payment to cover taxes incurred related to the reimbursement ($50,176).

(4)
Includes the total amount of other benefits provided, none of which individually exceeded $25,000 or 10% of the total amount of benefits for the designated Named Executive Officer. These other benefits include accidental death and dismemberment insurance premiums, automobile repair and expenses, life and disability insurance premiums, tax planning and return preparation fees, personal transportation and spousal meals.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2021 for Non-Executive Directors is included in
Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this Proxy Statement.

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Compensation
Compensation Tables
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021

Equity grants and non-equity awards made to the Named Executive Officers during fiscal 2021 are as follows:
	Grant Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) ($)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
		Grant Date	Threshold	Target	Maximum
Arnold W. Donald			1,500,000	3,000,000	6,000,000
	TBS	1/19/2021				356,959	7,449,735
David Bernstein			500,000	1,000,000	2,000,000
	TBS	1/19/2021				102,056	2,129,909
Peter C. Anderson			N/A	400,000	600,000
	TBS	1/19/2021				14,374	299,985
Enrique Miguez			150,000	300,000	600,000
	TBS	1/19/2021				10,541	219,991
Arnaldo Perez			0	0	0
	TBS	1/19/2021				48,178	1,005,475
Michael Thamm			664,020	1,328,040	2,656,080
	TBS	1/19/2021				167,045	2,981,753(4)

(1)
Represents the potential value of the payout of the annual bonuses under the Management Incentive Plan for fiscal 2021 performance, other than for Mr. Anderson who does not participate in the Management Incentive Plan. The Non-Equity Incentive Plan awards were made under the Management Incentive Plan (other than for Mr. Anderson whose Non-Equity Incentive Plan award is determined as set forth in his employment agreement). The actual amount of a Named Executive Officer’s annual bonus paid in fiscal 2022 for fiscal 2021 performance is shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. For a more detailed description of the potential payout under each plan, see the description in the “2021 Annual Bonuses” section of the Compensation Discussion and Analysis.

(2)
Represents the number of shares under the TBS grants made under the Carnival Corporation 2020 Stock Plan, with the exception of Mr. Thamm. Mr. Thamm received the TBS grants under the Carnival plc 2014 Employee Share Plan.

(3)
Represents the full grant date fair values of the equity grants made in fiscal 2021, which were determined based on the assumptions set forth in Notes 2 and 13 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2021 (disregarding estimated forfeitures). The full grant date fair value for a grant is the amount that Carnival Corporation & plc will expense in their financial statements over the grant’s vesting schedule or until the retirement eligibility date, if such date is earlier than the vesting date, when vesting is not contingent upon future performance. The full grant date fair value may not correspond to the actual value that will be realized.

(4)
The value for Carnival plc ordinary shares has been converted from sterling into U.S. dollars based on the exchange rate on the date of grant, being $1.36:£1 on January 19, 2021.

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Compensation Tables
NARRATIVE DISCLOSURE TO THE “SUMMARY COMPENSATION TABLE” AND THE “GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021” TABLE

EMPLOYMENT AGREEMENTS
Three of our Named Executive Officers have employment agreements as follows:
•
Mr. Donald entered into an employment agreement in October 2013, which was amended in October 2016, setting forth the contractual and economic terms of his post as the President and Chief Executive Officer of Carnival Corporation & plc. The employment agreement is subject to automatic renewal annually. Mr. Donald’s compensation is determined at the discretion of the Boards of Directors.

•
Mr. Anderson entered into an employment agreement in March 2019 setting forth the contractual and economic terms of his post as the Chief Ethics and Compliance Officer of Carnival Corporation & plc. Mr. Anderson’s incentive bonus and equity grant recommendations are made by the CEO, in consultation with the HESS, Audit and Compensation Committees and are subject to Compensation Committees approval.
•
Mr. Thamm entered into a new agreement in April 2017 setting forth the contractual and economic terms of his post as the Chief Executive Officer of Costa Group and Carnival Asia. Mr. Thamm’s compensation is determined at the discretion of the Compensation Committees.

For more detailed information regarding the employment agreements, please refer to the Compensation Discussion and Analysis and the exhibit index to the Carnival Corporation & plc 2021 joint Annual Report on Form 10-K.

ANNUAL BONUS PLANS
Annual bonuses for our Named Executive Officers (other than for Mr. Anderson) are determined based on the Management Incentive Plan. Mr. Anderson’s bonus is determined as described in his employment agreement. For more detailed information regarding this plan, please refer to the Compensation Discussion and Analysis and the exhibit index to the Carnival Corporation & plc 2021 joint Annual Report on Form 10-K.

EQUITY-BASED COMPENSATION
The Compensation Committees made TBS grants in January 2021, all in the form of RSUs to our Named Executive Officers.
None of these grants receive dividends or have voting rights. Each grant is credited with dividend equivalents equal to the value of cash and stock dividends, if any, paid on Carnival Corporation common stock or Carnival plc ordinary shares. The dividend equivalents are settled only when these RSUs are released from restriction.
Please refer to the Compensation Discussion and Analysis for additional detail on these grants. For further information regarding forfeiture and treatment upon termination or change of control, refer to the “Potential Payments Upon Termination or Change of Control” section.

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Compensation
Compensation Tables
OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

Our Named Executive Officers do not hold options over either Carnival Corporation or Carnival plc shares. Information with respect to outstanding Carnival Corporation restricted shares and RSUs granted by
Carnival Corporation & plc to and held by our Named Executive Officers as of November 30, 2021, except for Mr. Thamm whose RSUs are related to Carnival plc ordinary shares, is as follows:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arnold W. Donald	10,838(2)	190,966	53,323	140,925(3)
	75,000(4)	1,321,500	71,959	1,267,918(5)
	356,959(6)	6,289,618	150,000	2,643,000(7)
			35,000	0(8)
			50,000	881,000(9)
TOTAL	442,797	7,802,084	360,282	4,932,843
David Bernstein	2,890(2)	50,922	15,108	39,927(3)
	23,326(4)	411,004	20,388	359,237(5)
	102,056(6)	1,798,227	46,650	821,973(7)
			10,000	0(8)
			15,000	264,300(9)
TOTAL	128,272	2,260,153	107,146	1,485,437
Peter C. Anderson	5,780(10)	101,844
	11,676(4)	205,731
	23,350(13)	411,427
	14,374(6)	253,270
TOTAL	55,180	971,267
Enrique Miguez	4,118(11)	72,559	479	8,440(5)
	3,853(10)	67,890
	6,426(12)	113,226
	10,541(6)	185,732
TOTAL	24,938	439,407	479	8,440
Arnaldo Perez	1,806(2)	31,822	8,887	23,487(3)
	11,676(4)	205,731	11,993	211,317(5)
	48,178(6)	848,896	23,350	411,427(7)
			2,500	0(8)
			4,000	70,480(9)
TOTAL	61,660	1,086,449	50,730	716,711
Michael Thamm	4,050(2)	63,909	23,590	55,830(3)
	32,350(4)	510,483	31,144	491,452(5)
	167,045(6)	2,635,970	64,700	1,020,966(7)
			12,000	0(8)
			18,000	317,160(9)
TOTAL	203,445	3,210,362	149,434	1,885,408

(1)
Market value of the stock awards is based on the closing price of Carnival Corporation common stock on November 30, 2021 of  $17.62, except for the Carnival plc RSUs granted to Mr. Thamm under the Carnival plc 2014 Employee Share Plan, which are based on closing price of Carnival plc ordinary shares on November 30, 2021 of £11.86, which has been converted into $15.78 based on the November 30, 2021 exchange rate of  $1.33:£1.

(2)
Restrictions lapsed on January 18, 2022.

(3)
Market value reflects the final performance payout of 15% of target on the February 2019 PBS grant for which the performance

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Compensation
Compensation Tables
period ended on November 30, 2021. These grants vested based upon the extent to which annual Adjusted Operating Income, as adjusted for fuel price changes and currency exchange rate impacts for each of the three fiscal years in the 2019-2021 performance cycle and ROIC for the three-year performance cycle, exceeds specified performance goals. The TSR modifier had no impact. Additional shares were provided to take into account dividend reinvestment during the performance period. Restrictions lapse on February 15, 2022.
(4)
The RET grant vests on a 25% pro-rata basis in January and July of each of 2021 and 2022. The first tranche vested on January 14, 2021 and the second tranche vested on July 14, 2021. The third tranche vested on January 18, 2022.

(5)
Market value is based on target performance assuming 100% payout on the February 2020 PBS grant as at November 30, 2021. These grants vest zero to 200% of target based upon the extent to which annual Adjusted Operating Income, as adjusted for fuel price changes and currency exchange rate impacts, for each of the three fiscal years in the 2020-2021 performance cycle, the average of ROIC for fiscal 2021 and 2022 and certain ESG metrics over the three-year performance cycle, exceeds specified performance goals.

(6)
Restrictions lapse on January 19 in each of 2022, 2023 and 2024.

(7)
Market value is based on target performance assuming 100% payout on the August 2020 Special PBS (“SPBS”) grant as at November 30, 2021. These grants vest zero to 150% of target based upon the extent to which certain ESG metrics for the three fiscal years in the 2020-2022 performance cycle exceeds specified performance goals.

(8)
Market value reflects final performance for the January 2019 SEA grant as at November 30, 2021. These grants vest zero to 300% of target based on attaining certain absolute TSR growth goals and may be modified by TSR rank relative to our 2019 Peer Group at the end of a three-year performance period. The maximum relative TSR modification is 200% of the absolute TSR performance for a combined maximum payout of six times target. The 2019 SEA grant is also subject to a value cap of seven times the grant date value. Threshold performance was not achieved resulting in no payout.

(9)
Market value is based on target performance assuming 100% payout on the January 2020 SEA grant as at November 30, 2021. These grants vest zero to 300% of target based on attaining certain absolute TSR growth goals and may be modified by TSR rank relative to our 2020 Peer Group at the end of a three-year performance period. The maximum relative TSR modification is 150% of the absolute TSR performance for a combined maximum payout of 4.5 times target. The 2020 SEA grant is also subject to a value cap of 5.5 times the grant date value.

(10)
Restrictions lapse on January 17, 2023.

(11)
Restrictions lapse on January 14, 2022.

(12)
The August 2020 STBS grant vested 62.5% in January 2021 and 12.5% on each of July 14, 2021 and January 18, 2022. Restrictions on the final trance lapses on July 18, 2022.

(13)
Restrictions lapse on February 6, 2023.

STOCK VESTED FOR FISCAL 2021

None of our Named Executive Officers held options during fiscal 2021. The following table provides information for our Named Executive Officers on the number of shares acquired upon the vesting of RSUs and the value realized, before the payment of any applicable withholding tax and broker commissions.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Arnold W. Donald	144,525	3,082,169
David Bernstein	46,704	993,836
Peter C. Anderson	22,341	474,395
Enrique Miguez	22,792	484,570
Arnaldo Perez	22,812	488,713
Michael Thamm	75,274	1,364,317

(1)
The fair market value of Carnival Corporation common stock realized on vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the New York Stock Exchange on the date of vesting. The fair market value of Carnival plc ordinary shares realized on vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the London Stock Exchange on the date of vesting. The value for Carnival plc ordinary shares has been converted from sterling into U.S. dollars based on the exchange rate on the date of vesting.

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Compensation
Compensation Tables
PENSION BENEFIT IN FISCAL 2021

None of the Named Executive Officers participate in any defined benefit pension plans sponsored by Carnival Corporation or Carnival plc.
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2021

None of the Named Executive Officers participate in any non-qualified deferred compensation plans sponsored by Carnival Corporation or Carnival plc.
Messrs. Donald, Bernstein, Anderson, Miguez and Perez and other Carnival Corporation employees who are deemed highly compensated employees under IRS regulations are generally eligible to receive a matching contribution under the 401(k) Plan and are paid a profit-sharing contribution as additional cash compensation. The matching contribution is contributed to the 401(k) Plan by Carnival Corporation on behalf of these individuals, whereas the profit-sharing contribution is paid directly to these individuals as a cash bonus. Profit-sharing contributions were suspended during 2020 and matching contributions were suspended from June 1, 2020 through December 31, 2020 for all Carnival Corporation employees. Employees hired after January 1, 2020 are also not eligible to participate in profit-sharing.
From January 1, 2021, Carnival Corporation matched 100% of employee deferrals up to 1% of eligible pay plus 50% of employee deferrals that exceed 1% of eligible pay but do not exceed 6% of eligible pay.
“Eligible pay” includes regular pay (before any pre-tax contributions from pay and taxes) and bonus. For matching and profit-sharing contributions, eligible pay does not include amounts in excess of the maximum compensation rate under Internal Revenue Code Section 401(a)(17).
The profit-sharing contributions are based upon eligible pay and years of service according to the following schedule:
Years of Service at December 31, 2021	Award (% of Eligible Pay)
<2	0%
2-5	1%
6-9	2%
10-13	3%
14-16	5%
17-19	7%
20-22	9%
23-25	12%
≥26	15%
As of November 30, 2021, Messrs. Donald, Bernstein, Anderson, Miguez and Perez had 9, 24, 2, 25 and 30 years of service, respectively. No additional years of service will be counted for purposes of the profit-sharing contributions after December 31, 2021.

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Compensation
Potential Payments Upon Termination or Change of Control
Potential Payments Upon Termination or Change of Control
Each of our Named Executive Officers may be eligible to receive certain payments and benefits in connection with termination of employment under various circumstances. The potential benefits payable to our Named Executive Officers in the event of termination of employment under various scenarios on November 30, 2021 are described below.
In addition to benefits described below, our Named Executive Officers will be eligible to receive any benefits accrued under Carnival Corporation & plc broad-based benefit plans, such as distributions under life insurance and disability benefits and accrued vacation pay, in accordance with those plans and policies. These benefits are generally available to all employees.

CASH SEVERANCE BENEFITS

It is the policy of the Compensation Committees for executive officers to have notice periods of not more than 12 months in duration. The Compensation Committees may make an exception to this practice where they believe doing so would be in the best interests of Carnival Corporation and Carnival plc and their shareholders. The Compensation Committees will continue to consider the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive’s employment arrangements.
Accordingly, Messrs. Bernstein, Miguez and Perez have no employment agreements and no entitlement to severance except for possible retention of unvested restricted share grants depending on the circumstances of their separation of employment discussed below.
Messrs. Donald, Anderson and Thamm are our only Named Executive Officers with employment agreements providing cash severance and other benefits. The table below details the various payments associated with certain termination events. Payment outcomes associated with the treatment of equity is detailed in the “Potential Value of Equity Grants upon Termination of Employment or Change of Control” section.

POST-EMPLOYMENT CASH COMPENSATION OBLIGATIONS TO MR. DONALD
Upon termination of Mr. Donald’s employment, he will be entitled to certain payments as follows:
Reason for Termination	Payment Type
By the company for cause	• All amounts earned or accrued through the termination date
By Mr. Donald, other than for good reason	• All amounts earned or accrued through the termination date
Because of death or disability	• Benefits or payments under any applicable disability or life insurance benefits plans
By Mr. Donald for good reason
•
Severance pay equal to one times his base salary and target bonus for the year of termination

•
Continued medical, dental, group life, accidental death or dismemberment, and disability insurance premiums for up to 18 months (“Post-Employment Benefits”)

By the company other than for cause, death or disability	• Severance pay equal to one times his base salary and target bonus for the year of termination • Post-Employment Benefits
Following a change in control event	• Severance pay equal to two times the sum of his base salary and target bonus for the year of termination • Post-Employment Benefits
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 63

Compensation
Potential Payments Upon Termination or Change of Control
POST-EMPLOYMENT COMPENSATION OBLIGATIONS TO MR. THAMM
Mr. Thamm is eligible to receive 12 months of base salary plus his target bonus if his employment is terminated, as compensation for his non-competition and non-solicitation obligations.
POST-EMPLOYMENT COMPENSATION OBLIGATIONS TO MR. ANDERSON
Mr. Anderson is eligible to receive 12 months of base salary plus his target bonus for the fiscal year during which termination occurs if his employment is terminated for performance reasons. If Mr. Anderson’s employment is terminated by reason of his death or disability, Mr. Anderson is eligible to receive benefits or payments under any applicable disability or life insurance benefit plans, programs or arrangements in accordance with the terms and conditions of such employee benefit plans, programs or arrangements, in addition to any base salary earned to the termination date. If Mr. Anderson’s employment is terminated for cause, Mr. Anderson is eligible to receive his base salary earned to the termination date.

ESTIMATED CASH AND BENEFITS PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following table quantifies the cash compensation or value of benefits that Messrs. Donald, Anderson and Thamm would receive upon termination of employment. The amounts shown assume the event that triggered the treatment occurred on
November 30, 2020. The table does not include amounts they would be entitled to without regard to the circumstances of termination, such as earned or accrued compensation.

Name	Benefit	Termination without Cause ($)	Voluntary Termination (without Good Reason) ($)	Voluntary Termination (with Good Reason) ($)	Death or Disability ($)	Change of Control ($)
Arnold W. Donald	Separation Payment	4,500,000	0	4,500,000	0	9,000,000
	Post-Employment Benefits	87,253	0	87,253	0	87,253
Total		4,587,253	0	4,587,253	0	9,087,253
Peter C. Anderson	Separation Payment	1,000,000	0	0	0	0
Total		1,000,000	0	0	0	0
Michael Thamm	Non-Competition Compensation(1)	2,351,738	1,183,576	1,183,576	1,183,576	1,183,576
Total		2,351,738	1,183,576	1,183,576	1,183,576	1,183,576

(1)
These amounts would be payable in euro. Mr. Thamm’s potential non-competition compensation has been converted into U.S. dollars using the average U.S. dollar to euro exchange rate for fiscal 2021 of  $1.19:€1.

EQUITY-BASED COMPENSATION

Vesting of RSUs upon termination of a Named Executive Officer’s employment is dependent upon the reasons his employment is terminated, the terms of the respective equity plan and the associated equity grant agreement. Equity grants made to our Named Executive Officers are subject to the same terms as all other participants generally, except as described below.

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Potential Payments Upon Termination or Change of Control
CARNIVAL CORPORATION 2011 STOCK PLAN AND CARNIVAL CORPORATION 2020 STOCK PLAN
All our Named Executive Officers, except Mr. Thamm, have received annual equity grants under both the Carnival Corporation 2011 Stock Plan (“CC 2011”) and the Carnival Corporation 2020 Stock Plan (“CC 2020”). Mr. Thamm has received grants under both the CC 2011 and Carnival plc 2014 Employee Share Plan (“Plc 2014”). The following table summarizes the types of equity grants that are issued to our Named Executive Officers under each of CC 2011, CC 2020 and Plc 2014:

Name	MTE	PBS	SEA	RET	SPBS	STBS	TBS
Arnold W. Donald	CC 2011	CC 2011	CC 2011	CC 2020	CC 2020		CC 2020
David Bernstein	CC 2011	CC 2011	CC 2011	CC 2020	CC 2020		CC 2020
Peter C. Anderson				CC 2020		CC 2020	CC 2011 CC 2020
Enrique Miguez		CC 2011				CC 2020	CC 2011 CC 2020
Arnaldo Perez	CC 2011	CC 2011	CC 2011	CC 2020	CC 2020		CC 2020
Michael Thamm	Plc 2014	Plc 2014	CC 2011	Plc 2014	Plc 2014		Plc 2014
The terms of the Carnival Corporation 2011 Stock Plan and Carnival Corporation 2020 Stock Plan and the equity grant agreements applicable to participants generally provide that upon termination for death or disability, all unvested equity grants will immediately vest. The terms of the equity grants to Named Executive Officers made pursuant to the Carnival Corporation 2011 Stock Plan provide that if their employment is terminated without cause or they voluntarily terminate due to a diagnosis of a terminal medical condition, the MTE grants will continue to vest according to their original vesting schedule and remain subject to confidentiality and non-competition provisions. The SEA grants will also be retained if employment is terminated without cause. The RET, SPBS and STBS grants are forfeited upon termination for any reasons other than after a change of control. If the Named Executive Officers’ employment is terminated for any reason, the TBS grants will be forfeited. For the purposes of the agreement, “cause” is defined as any action or inaction which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by the Boards of Directors.
Upon retirement, MTE and TBS, other than STBS grants made in 2020 and TBS grants made in 2021, grants continue to vest according to their terms as though employment had not ended; provided, however, that as each participant reaches retirement age, 50% of the grant will immediately vest, if such participant becomes subject to tax obligations at that time. Retirement is defined as voluntary termination of an employee being at least 60 years of age with 15 years of service or at least 65 years of age with five years of service.
Upon involuntary termination within 12 months after a change of control, the restricted period on all RSUs immediately expires.
Change of control means the occurrence of any of the following:
•
the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either:

(A)
the then outstanding shares of common stock of Carnival Corporation; or

(B)
the combined voting power of the then outstanding voting securities of Carnival Corporation and Carnival plc entitled to vote generally in the election of Directors, except that this provision does not apply to affiliated companies or the Arison family;

•
the incumbent Directors cease to constitute at least a majority of the Boards of Directors;

•
the dissolution or liquidation of Carnival Corporation;

•
the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival Corporation; or

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Compensation
Potential Payments Upon Termination or Change of Control
•
the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Carnival Corporation that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

Upon involuntary termination within 12 months after a change of control, the restricted period on all
RSUs immediately expires. All of the equity grants made to participants, including our Named Executive Officers, contain clawback and forfeiture provisions in the event of a violation of confidentiality or non-compete provisions (which restrict them from competing with Carnival Corporation & plc for the remainder of the grant’s vesting period) or fraud or conduct contributing to any financial restatements or irregularities.

CARNIVAL PLC 2014 EMPLOYEE SHARE PLAN
Mr. Thamm is the only Named Executive Officer who received grants under the Carnival plc 2014 Employee Share Plan. He received MTE, PBS, RET and TBS grants under the Carnival plc 2014 Employee Share Plan. Mr. Thamm receives the same treatment under the plans as other participants generally except that if his employment is terminated without cause or he voluntarily terminates due to diagnosis of a terminal medical condition, all MTE grants will continue to vest according to their original vesting schedule and remain subject to confidentiality and non-competition provisions. All grants vest upon termination of employment for death or disability. Upon retirement, all MTE grants will continue to vest according to their terms as if the employment had not been terminated. Retirement is defined as voluntary termination of an employee being at least 60 years of age with 15 years of service or at least 65 years of age with five years of service. Upon involuntary termination within 12 months after a change of control, the restricted period on all RSUs immediately expires.
Change of control is defined to mean the occurrence of any of the following:
•
a person (either alone or together with any person acting in concert with him) obtaining control of Carnival plc as a result of a general offer or otherwise for the whole of the share capital of Carnival plc (other than those shares which are already owned by him and/or any person acting in concert with him);

•
the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either:

(A)
the then outstanding shares of Carnival plc, or

(B)
the combined voting power of the then outstanding voting securities of Carnival plc entitled to vote generally in the election of Directors, except that this provision does not apply to affiliated companies or members of the Arison family;
•
the incumbent Directors cease to constitute at least a majority of the Boards of Directors;

•
a person becoming bound or entitled to give notice under Sections 428 to 430F of the Companies Act to acquire shares;

•
a court directing that a meeting of the holders of shares be convened pursuant to Section 425 of the Companies Act for the purposes of considering a scheme of arrangement of Carnival plc or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court;

•
notice being duly given of a resolution for the voluntary winding-up of Carnival plc;

•
the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival plc; or

•
the completion of a reorganization, recapitalization, merger, consolidation, share exchange or similar form of corporate transaction involving Carnival plc that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity grants made to our Named Executive Officers contain confidentiality and non-compete provisions that restrict them from competing with Carnival plc. If they breach either of these provisions, they will forfeit the right to receive all unvested and unreleased equity grants.

66 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Compensation
Potential Payments Upon Termination or Change of Control
POTENTIAL VALUE OF EQUITY GRANTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

The following table details the value of all outstanding RSU grants that would have become vested, or that could have continued to vest, subject to any non-compete and confidentiality requirement, for termination of employment or upon a change of control as of November 30, 2021. The true value of these equity grants for future vesting periods is subject to market fluctuations occurring over time.

ESTIMATED POTENTIAL VALUE OF EQUITY GRANTS(1)(2)

NEO	Termination without Cause ($)	Death or Disability ($)	Retirement ($)	Voluntary Termination Upon Diagnosis of Terminal Medical Condition ($)	Change of Control(3) ($)
Arnold W. Donald	1,397,936	9,895,022	6,480,583	190,966	14,150,252
David Bernstein	404,203	2,827,869	1,849,149	50,922	4,148,065
Peter C. Anderson	—	355,113	—	—	972,272
Enrique Miguez	—	334,621	—	—	447,848
Arnaldo Perez	123,093	1,339,895	880,718	31,822	1,980,312
Michael Thamm	987,289	4,108,385	—	281,215	6,209,338
TOTAL	2,912,521	18,860,905	9,210,450	554,925	27,908,087

(1)
The value for RSUs is based on the closing price of Carnival Corporation common stock on November 30, 2021 of  $17.62, except for the Carnival plc RSUs held by Mr. Thamm, which is based on the closing price of Carnival plc ordinary shares on November 30, 2021 of £11.86, which has been converted into $15.78 based on the November 30, 2021 exchange rate of  $1.33:£1.

(2)
The value of the RSUs are reflected using the target number of RSUs granted.

(3)
Termination of employment is required to trigger acceleration upon a change of control.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 67

Compensation
U.S. CEO PAY RATIO
U.S. CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. The 2021 annual total compensation of our Chief Executive Officer as set forth in the Summary Compensation Table is $15,063,788, the 2021 annual total compensation of our median compensated employee is $8,658, and the ratio of these amounts is 1,740 to 1. Our median compensated employee population consists of ship-based employees who work fewer than twelve months of the year.
Employee	2021 Annual Total Compensation ($)	Pay Ratio
Chief Executive Officer	15,063,788	1,740:1
Median employee, other than our CEO	8,658
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our global human resources and payroll systems of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
To identify our median employee, we used total cash compensation for our estimated employee population of 64,988 as of September 30, 2021. Our workforce includes a large number of ship-based employees who typically work six to eleven months of the year and we did not annualize the pay for our employees when identifying our median. The number of employees relative to the prior year is higher because of an increase in the workforce for both our shore and ship-based employees as part of our resumption of guest cruise operations. This resulted in lower median compensation for fiscal 2021 and a higher ratio as compared to prior years. Of the employees returning to service in 2021, a large number are ship-based employees that returned to service shortly before or during the month of September 2021 for whom the pay received in 2021 is lower than what is ordinarily seen in a full year.
We then applied a valid statistical sampling methodology to identify employees who were paid within a 5% range of the median. From these employees, we then selected a subset of four employees whose pay were at the estimated median, identified a representative median employee from this group and calculated that employee’s annual total compensation in fiscal 2021 consistent with Item 402(c) of Regulation S-K. This figure includes gratuities directly billed to our guests but excludes any cash gratuities paid directly to the employee by guests. It also excludes room and meals, transportation to and from the ship, and medical care, which are provided to our ship-based employees without charge.

68 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Audit Matters
PROPOSAL 15
Re-Appointment of Auditors of Carnival plc and Ratification of Selection of Auditors of Carnival Corporation
PROPOSAL 16
Authorization to Determine the Remuneration of Independent Auditors of Carnival plc
The Audit Committee of the Board of Directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2022. The Audit Committee of the Board of Directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered public accounting firm for the year ending November 30, 2022. At this time, we are unable to anticipate if representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the Annual Meetings of Shareholders. If they attend, they will have an opportunity to make a statement if they desire to do so and would be expected to be available to respond to appropriate questions from shareholders.
Proposal 15 would re-appoint the UK firm of PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next Annual General Meeting of Carnival plc. It is a requirement of Section 489(2) of the Companies Act that Carnival plc appoint its independent auditors before the end of a general meeting at which its annual accounts and reports are laid (which occurs at its Annual General Meeting). Proposal 15 would also ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation.
Although ratification by our shareholders of the appointment of an independent public accounting firm of Carnival Corporation is not legally required, our Boards of Directors believe that such action is desirable. If our shareholders do not approve Proposal 15, the Audit Committees will consider the selection of another accounting firm for 2022 and future years.
Under Proposal 16, you are being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 69

Audit Matters
Report of the Audit Committees

The Boards of Directors unanimously recommend a vote FOR the re-appointment of the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2022 fiscal year, the ratification of the selection of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered public accounting firm for the 2022 fiscal year and the authorization of the Audit Committee of Carnival plc to determine the remuneration of the UK firm of PricewaterhouseCoopers LLP.

Report of the Audit Committees
Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate Board of Directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant Board of Directors in carrying out its oversight of:
•
the integrity of the relevant financial statements;

•
Carnival Corporation and Carnival plc’s compliance with legal and regulatory requirements, other than requirements related to HESS;

•
the independent auditors’ qualifications and independence;

•
the performance of Carnival Corporation & plc’s internal audit functions and independent auditors;

•
relevant elements of Carnival Corporation and Carnival plc’s risk management programs; and

•
risk management with respect to information technology operations, cybersecurity and data privacy.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the New York Stock Exchange and relevant SEC rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Corporate Governance Code. The two Audit Committees have identical members and each currently consists of five independent (as defined by the listing standards of the New York Stock Exchange, SEC rules and the UK Corporate Governance Code) Non-Executive Directors. The Carnival Corporation Board of Directors has determined that each member of the Audit Committees is both “independent” and an “audit committee financial expert,” as defined by SEC rules and New York Stock Exchange listing standards. In addition, the Carnival plc Board of Directors has determined that each member of the Audit Committees has “recent and relevant financial experience” for purposes of the UK Corporate Governance Code and that the Audit Committees as a whole have competence relevant to the sector in which Carnival Corporation & plc operate.
Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including their system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditor is responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditor, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditor. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and that Carnival plc’s consolidated financial statements were prepared in accordance with international accounting standards in conformity with the requirements of the UK Companies Act 2006 and the international financial reporting standards adopted pursuant to Regulation (EC) No. 1606/2002 as it applies in the European Union.
The Audit Committees:
•
reviewed and discussed Carnival Corporation & plc’s audited consolidated financial statements for

70 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Audit Matters
Report of the Audit Committees
the year ended November 30, 2021 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditor;
•
reviewed and discussed Carnival plc’s audited consolidated financial statements for the year ended November 30, 2021 with Carnival plc’s management and with Carnival plc’s independent auditor;

•
discussed with Carnival Corporation & plc’s independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the SEC and the UK Financial Reporting Council; and

•
received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board

regarding the independent accountants’ communications with the Audit Committees concerning independence and discussed with Carnival Corporation & plc’s independent auditor the independent auditors’ independence.
The Audit Committees also considered whether the provision to the relevant entity by the independent auditor of non-audit services was compatible with maintaining the independence of the independent auditor. Based on the reviews and discussions described above, the Audit Committees recommended to the Boards of Directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2021 for filing with the SEC.

THE AUDIT COMMITTEE OF CARNIVAL CORPORATION
THE AUDIT COMMITTEE OF CARNIVAL PLC

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 71

Audit Matters
Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
AUDIT AND NON-AUDIT FEES

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during fiscal 2021 and fiscal 2020. Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to Carnival Corporation & plc for the years ended November 30, 2021 and 2020 were as follows (in millions):

	Fiscal Year Ended
Type of Fee	2021 ($ in millions)	2020 ($ in millions)
Audit fees	6.0	6.4
Audit-related fees	0.3	0.0(1)
Tax fees	0.0	0.0
All other fees	0.0(1)	0.0(1)
Total	6.3	6.4

(1)
Less than $50,000.

•
AUDIT FEES for 2021 and 2020 were for professional services rendered for the integrated audits of the Carnival Corporation & plc consolidated financial statements and systems of internal control over financial reporting, quarterly reviews of our joint Quarterly Reports on Form 10-Q, the audits of the Carnival plc consolidated IFRS financial statements, consents, registration statements, statutory audits of various international subsidiaries and the issuance of comfort letters.

•
AUDIT-RELATED FEES for 2021 were principally for audit work related to government grants received. Audit-related fees for 2020 were for services rendered for the audit of our sustainability reports.

•
ALL OTHER FEES for 2021 and for 2020 were principally for agreed upon procedures related to customs and border protection data.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committees have adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered public accounting firm must be approved by the Audit Committees prior to the performance of such services. The Audit Committees consider whether the services requested are consistent with the rules of the SEC and UK Financial Reporting Council on auditor independence.

72 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Other Proposals
PROPOSAL 17
Receipt of Accounts and Reports of Carnival plc
The Directors of Carnival plc are required by the Companies Act to present Carnival plc’s financial statements, the UK statutory Directors’ Report, the UK statutory Strategic Report and the auditors’ report relating to those accounts to the Carnival plc shareholders. Accordingly, the Directors of Carnival plc lay before the Annual Meetings of Shareholders the Carnival plc accounts and the reports of the Directors and auditors for the year ended November 30, 2021, which have been approved by and signed on behalf of Carnival plc’s Board of Directors and will be delivered to the Registrar of
Companies in the UK following the Annual Meetings of Shareholders. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors’ Report is attached as Annex A to this Proxy Statement and the UK statutory Strategic Report is included within the Carnival plc consolidated IFRS financial statements. The full accounts and reports of Carnival plc will be available for inspection prior to and during the Annual Meetings of Shareholders.

The Boards of Directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the year ended November 30, 2021.
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 73

Other Proposals
PROPOSALS 18 & 19―AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO SUCH ALLOTMENT
PROPOSAL 18
Approval of the Grant of Authority to Allot New Carnival plc Shares
PROPOSAL 19
Approval of the Disapplication of Pre-Emption Rights Applicable to the Allotment of New Carnival plc Shares
SUMMARY

Proposal 18 authorizes the Directors of Carnival plc to issue, until the next Annual General Meeting of Carnival plc (or, if earlier, until the close of business on July 7, 2023), a maximum number of Carnival plc ordinary shares (or to grant rights to subscribe for or convert any securities into ordinary shares up to a maximum aggregate amount) without further shareholder approval. Proposal 19 authorizes the Directors of Carnival plc to issue (or sell any ordinary shares which Carnival plc elects to hold in treasury), until the next Annual General Meeting of Carnival plc (or, if earlier, until the close of business on July 7, 2023), a maximum number of Carnival plc ordinary shares for cash without first offering them to existing shareholders in accordance with the pre-emption rights that would otherwise be applicable. As is the case with many UK companies, these resolutions are proposed each year as the Directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted without shareholder approval and for shares to be allotted for cash without making a pre-emptive offer. The Carnival plc Directors have no current commitments or plans to allot additional shares of Carnival plc using these authorities.

DISCUSSION

Under Article 30 of the Articles of Association of Carnival plc, the Directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “allotment amount.”
The power to implement the authority provided by Article 30 is sought each year by the proposal of an ordinary resolution to establish the prescribed period and the allotment amount. By passing this ordinary resolution, shareholders are authorizing the Board of Carnival plc to issue, during the prescribed period, a maximum number of shares having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.
Under Article 31 of the Articles of Association of Carnival plc, the Directors have, for the same “prescribed period” referred to above, power to allot a small number of ordinary shares for cash without making a pre-emptive offer to existing shareholders, up to an aggregate nominal amount known as the “disapplication amount.”

74 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Other Proposals
PROPOSALS 18 & 19―AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO SUCH ALLOTMENT
The power to implement the authority provided by Article 31 is sought each year by the proposal of a special resolution to establish the disapplication amount. By passing this special resolution, shareholders are authorizing the Board of Carnival plc to issue, during the prescribed period, an amount of shares having an aggregate nominal value equal to the disapplication amount, for cash without first offering them to existing shareholders of Carnival plc.
The Third Amended and Restated Articles of Incorporation of Carnival Corporation do not contain equivalent provisions and holders of Carnival Corporation common stock do not have pre-emption rights. Accordingly, no action is required in respect of the ability of Carnival Corporation to allot shares or to disapply pre-emption rights.
In common with many UK companies, resolutions to renew the prescribed period and re-establish the allotment amount and the disapplication amount are normally proposed each year as the Directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Proposal 18 (an ordinary resolution) and Proposal 19 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next Annual General Meeting (or, if earlier, until the close of business on July 7, 2023).
Guidelines issued by the Investment Association, whose members are some of the largest institutional investors in UK listed companies, require the allotment amount to be limited to one-third of the issued ordinary share capital (except in the case of a rights issue). By reference to Carnival plc’s issued ordinary share capital on January 13, 2022, the maximum allotment amount in paragraph (a) of Proposal 18 is $102,371,049, which is equal to 61,669,307 new Carnival plc ordinary shares, being one-third of the amount of the issued ordinary share capital (excluding treasury shares).
In line with guidance issued by the Investment Association, paragraph (b) of Proposal 18 would give the Directors of Carnival plc authority to allot ordinary shares or grant rights to subscribe for or convert any securities into ordinary shares in connection with a rights issue in favor of ordinary shareholders up to an aggregate nominal amount equal to $204,742,097 (representing 123,338,613 (ordinary shares), as reduced by the nominal amount of any shares issued under paragraph (a) of Proposal 18. This amount (before any reduction) represents approximately two-thirds of the issued ordinary share capital (excluding treasury shares) of Carnival plc as at January 13, 2022. However, if they do exercise the authorities given to them if Proposals 18 and 19 are passed, the Directors intend to follow the Investment Association’s recommendations concerning their use (including as regards the Directors standing for election or re-election in certain cases).
Guidelines issued by the Pre-Emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the London Stock Exchange to monitor the operation of the Guidelines, recommend that a resolution to disapply the statutory pre-emption rights provided by UK company law should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 13, 2022, the maximum disapplication amount is $15,355,657, which is equal to 9,250,396 new Carnival plc ordinary shares. In respect of this aggregate nominal amount, the Directors of Carnival plc confirm their intention to follow the provisions of the Pre-Emption Group’s Statement of Principles regarding cumulative usage of authorities within a rolling three-year period where the Principles provide that usage in excess of 7.5% should not take place without prior consultation with shareholders.
In summary, if Proposals 18 and 19 were passed, the extent of the authority of the Directors to allot new Carnival plc ordinary shares for cash on terms which would be dilutive to the existing shareholdings of Carnival plc shareholders, without shareholder approval, would be limited to 9,250,396 new Carnival plc ordinary shares, being 5% of the issued ordinary share capital of Carnival plc at January 13, 2022. The Directors have no current commitments or plans to allot additional shares of Carnival plc under these authorities. Furthermore, the adoption of Proposals 18 and 19 would have no material effect on the ability

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 75

Other Proposals
PROPOSALS 18 & 19―AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO SUCH ALLOTMENT
of Carnival plc to undertake or defend against a takeover attempt.
We have a program that allow us to obtain an economic benefit when Carnival Corporation common stock is trading at a premium to the price of Carnival plc ordinary shares (the “Stock Swap Program”). In the event Carnival Corporation common stock trades at a premium to Carnival plc ordinary shares, we may elect to sell shares of Carnival Corporation common stock, at prevailing market prices in ordinary brokers’ transactions and repurchase an equivalent number of Carnival plc ordinary shares in the UK market. In the future, we may also re-introduce a program that allows us to obtain an economic benefit when Carnival plc ordinary shares are trading at a premium to Carnival Corporation common shares.
Any realized economic benefit under the Stock Swap Program is used for general corporate purposes.
In June 2021 the Boards of Directors have authorized us to sell up to $500 million of Carnival Corporation common stock in the U.S. market and repurchase up to $500 million of Carnival plc ordinary shares in the UK market as part of the Stock Swap Program.
As of January 13, 2022, 32,355,831 Carnival plc ordinary shares are held by Carnival plc in treasury.

The Boards of Directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.
76 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Other Proposals
Proposal 20—Approval of a General Authority to Buy Back Carnival plc Ordinary Shares
PROPOSAL 20
Approval of a General Authority to Buy Back Carnival plc Ordinary Shares
Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases of up to 18,383,016 ordinary shares of Carnival plc (being approximately 10% of Carnival plc’s ordinary shares in issue). That approval expires on the earlier of:
(i)
the conclusion of Carnival plc’s 2022 Annual General Meeting; or

(ii)
October 19, 2022.

Shareholder approval to effect market purchases (within the meaning of Section 693(4) of the Companies Act) once the current authorization expires of up to 18,500,792 ordinary shares of Carnival plc (being 10% of Carnival plc’s ordinary shares in issue as of January 13, 2022) is being sought at this year’s Annual Meetings of Shareholders. Since last year’s Annual Meetings of Shareholders and through January 13, 2022, no Carnival plc ordinary shares have been purchased under that authority and 8,930,004 Carnival plc ordinary shares were purchased under the Stock Swap Program. Carnival Corporation & plc will treat any such purchases made by Carnival Corporation or Carnival Investments Limited under the Stock Swap Programs as if they were made by Carnival plc under the Carnival plc share buyback authority.
The Boards of Directors confirm that the authority to purchase Carnival plc’s shares under the Stock Swap Program will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular, the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The Boards of Directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.
If the Boards of Directors exercise the authority conferred by Proposal 20, we would have the option of holding the shares in treasury, or cancelling them. Shares held in treasury can be re-sold for cash, used for employee share plans or later cancelled. The Boards of Directors think it prudent to maintain discretion as to dealing with the purchased shares. As of January 13, 2022, 32,355,831 Carnival plc ordinary shares are held by Carnival plc in treasury.
The Boards of Directors consider that any buyback of Carnival plc ordinary shares may include the purchase of its American Depositary Shares (“ADSs”), each representing one Carnival plc ordinary share, with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.
The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of:
•
105% of the average middle market quotations for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and

•
the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange at the time the purchase is carried out.

As of January 13, 2022, there are no options outstanding to subscribe for Carnival plc ordinary shares and Carnival plc has issued 1,779,158 RSUs,

CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 77

Other Proposals
Proposal 20—Approval of a General Authority to Buy Back Carnival plc Ordinary Shares
which represent in the aggregate less than 1.5% of Carnival plc’s issued share capital. If 18,500,792 ordinary shares of Carnival plc were purchased by Carnival plc and cancelled, these RSUs would represent in the aggregate less than 1.5% of Carnival plc’s issued share capital.
The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc Annual General Meeting in 2023 or on October 7, 2023, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

The Boards of Directors unanimously recommend a vote FOR the approval of a general authority to buy back Carnival plc ordinary shares.
78 | CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT

Questions and Answers
Questions Applicable to All Shareholders
WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meetings of Shareholders, the voting process, the compensation of Directors and certain executive officers and certain other information required by rules promulgated by the SEC and the New York Stock
Exchange applicable to both companies. We have attached as Annexes A, B and C to this Proxy Statement information that Carnival plc is required to provide to its shareholders under applicable UK rules.

WHAT PROPOSALS WILL BE VOTED ON AT EACH OF THE ANNUAL MEETINGS OF SHAREHOLDERS?

PROPOSAL 1–12	PROPOSAL 17
To elect or re-elect 12 Directors, each to serve as a Director of Carnival Corporation and as a Director of Carnival plc	To receive the UK accounts and reports of the Directors and auditors of Carnival plc for the fiscal year ending November 30, 2021

PROPOSAL 13	PROPOSAL 18
To hold a (non-binding) advisory vote to approve executive compensation	To approve the giving of authority for the allotment of new shares by Carnival plc

PROPOSAL 14	PROPOSAL 19
To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc

PROPOSAL 15	PROPOSAL 20

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent auditors of Carnival Corporation
To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market

PROPOSAL 16
To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc
WHAT IS THE VOTING RECOMMENDATION OF THE BOARDS OF DIRECTORS?
Your Boards of Directors recommend that you vote your shares FOR Proposals 1 through 20.
CARNIVAL CORPORATION & PLC 2022 PROXY STATEMENT | 79

Questions and Answers
Questions Applicable to All Shareholders
HOW DOES THE DLC ARRANGEMENT AFFECT MY VOTING RIGHTS?
On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” The class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at the Annual Meetings of Shareholders are joint electorate actions, and there are no class rights actions.

GENERALLY, WHAT ACTIONS ARE JOINT ELECTORATE ACTIONS?
Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:
•
the appointment, removal, election or re-election of any Director of either or both companies;

•
if required by law, the receipt or adoption of the annual accounts of both companies;

•
the appointment or removal of the independent auditors of either company;

•
a change of name by either or both companies; and

•
the implementation of a mandatory exchange of Carnival plc ordinary shares for Carnival Corporation common stock based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc ordinary shares and Carnival Corporation common stock are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each share of Carnival Corporation common stock has the same voting rights as one Carnival plc ordinary share on joint electorate actions.

HOW ARE JOINT ELECTORATE ACTIONS VOTED ON?
Joint electorate actions are vote on as follows:
•
Carnival plc shareholders vote at the Annual General Meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot), which remains open for sufficient time to allow the vote at the Carnival Corporation Annual Meeting of Shareholders to be held and reflected in the Carnival plc Annual General Meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation Annual Meeting of Shareholders on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

•
Carnival Corporation shareholders vote at the Carnival Corporation Annual Meeting of Shareholders (whether in person or by proxy).

Voting is by ballot (or on a poll), which remains open for sufficient time to allow the vote at the Annual General Meeting of Carnival plc Shareholders to be reflected in the Annual Meeting of Carnival Corporation Shareholders through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc Annual General Meeting through a special voting share issued by Carnival plc.
A joint electorate action is approved if it is approved by:
•
a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution, if required by applicable law and regulations or

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Questions Applicable to All Shareholders
Carnival plc’s Articles of Association) by the holders of Carnival plc’s ordinary shares and the holder of the Carnival plc special voting share voting as a single class at a meeting at which a quorum was present and acting;
•
a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation Articles of Incorporation and By-laws) by the holders of Carnival Corporation common stock and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and
•
a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

HOW ARE THE DIRECTORS OF EACH COMPANY ELECTED OR RE-ELECTED?
Resolutions relating to the election or re-election of Directors are considered as joint electorate actions. No person may be a member of the Board of Directors of Carnival Corporation or Carnival plc without also being a member of the Board of Directors of the other company. There are 12 nominees for re-election to the Board of Directors of each company this year. Each nominee currently serves as a Director of Carnival Corporation and Carnival plc. All nominees for Director are to be re-elected to serve until the next Annual Meetings of Shareholders and until their successors are elected.
Carnival plc’s Articles of Association currently require Directors to submit themselves for election by shareholders at the first Annual General Meeting following their initial appointment to the Board of Directors and for re-election thereafter at subsequent Annual General Meetings at intervals of no more than three years. The Boards of Directors have decided, in accordance with the UK Corporate Governance Code, to submit all Directors for re-election on an annual basis.

WHAT VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?
Proposals	Vote Required
• Proposals 1 through 18 will be proposed as ordinary resolutions.	For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and the Annual Meeting of Carnival Corporation Shareholders.
• Proposals 19 and 20 will be proposed as special resolutions.	For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and the Annual Meeting Carnival Corporation Shareholders.
Proposals 19 and 20 are required to be approved by not less than 75% of the combined votes cast at both Annual Meetings of Shareholders. Each of the other proposals, including the re-election of Directors, requires the approval of a majority of the combined votes cast at both Annual Meetings of Shareholders. Abstentions and broker non-votes are not deemed votes cast for purposes of calculating the vote. Abstentions and broker non-votes do count for the purpose of determining whether a quorum is present.
If you are a beneficial owner of Carnival Corporation common stock and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes.
Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because:
•
the broker has not received voting instructions from the beneficial owner; and

•
the broker lacks discretionary voting power to vote such shares.

Accordingly, if you are a beneficial owner of shares held through intermediaries such as brokers, banks

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and other nominees, such intermediaries are not permitted to vote without specific instructions from you unless the matter to be voted on is considered “routine.” In this Proxy Statement, Proposals 15 and 16 (the re-appointment and remuneration of independent auditors of Carnival plc and the ratification of independent registered public accounting firm of Carnival Corporation), Proposal 17 (the receipt of accounts and reports of Carnival plc), Proposal 18 (allotment of new shares by Carnival plc), Proposal 19 (disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc)
and Proposal 20 (general authority for Carnival plc to buy back Carnival plc ordinary shares) are considered “routine,” and therefore, brokers are permitted to vote on these proposals without receiving voting instructions from you. On each of the other proposals, Proposals 1-12 (the re-election of Directors), Proposal 13 (the approval of the fiscal 2021 compensation of our Named Executive Officers) and Proposal 14 (approval of the Carnival plc Directors’ Remuneration Report), your broker, bank or other nominee will not be permitted to vote your shares without receiving voting instructions from you.

ROUTINE PROPOSALS	NON-ROUTINE PROPOSALS
BROKERS ARE PERMITTED TO VOTE ON THESE PROPOSALS WITHOUT RECEIVING VOTING INSTRUCTIONS FROM YOU	YOUR BROKER, BANK OR OTHER NOMINEE WILL NOT BE PERMITTED TO VOTE YOUR SHARES WITHOUT RECEIVING VOTING INSTRUCTIONS FROM YOU

PROPOSAL 15	PROPOSALS 1–12

The re-appointment of the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and the ratification of the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent auditors of Carnival Corporation
Re-election of 12 Directors, each to serve as a Director of Carnival Corporation and as a Director of Carnival plc

PROPOSAL 16	PROPOSAL 13
The authorization of the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc	The approval of the fiscal 2021 compensation of our Named Executive Officers

PROPOSAL 17	PROPOSAL 14
The receipt of the UK accounts and reports of the Directors and auditors of Carnival plc for the fiscal year ending November 30, 2021	The approval of the Carnival plc Directors’ Remuneration Report

PROPOSAL 18
The approval of a grant of authority for the allotment of new shares by Carnival plc

PROPOSAL 19
The approval of the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc

PROPOSAL 20
The approval of a general authority for Carnival plc to buy back Carnival plc ordinary shares
GENERALLY, WHAT ARE PROCEDURAL RESOLUTIONS?
Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting.

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The special voting shares do not represent any votes on “procedural resolutions.” The Chair of each of the meetings will determine whether a resolution is a procedural resolution.
To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:
•
that certain people be allowed to attend or be excluded from attending the meeting;

•
that discussion be closed and the question put to the vote (provided no amendments have been raised);

•
that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

•
to proceed with matters in an order other than that set out in the notice of the meeting;

•
to adjourn the debate (for example, to a subsequent meeting); and

•
to adjourn the meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETINGS OF SHAREHOLDERS?
The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc.com, after both Annual Meetings of
Shareholders have closed. The results will also be published in a joint current report on Form 8-K within four business days after the date the Annual Meetings of Shareholders have closed.

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETINGS OF SHAREHOLDERS?
The quorum requirement for holding the Annual Meetings of Shareholders and transacting business as joint electorate actions at the meetings is one-third of the total votes capable of being cast by all shareholders of both companies. Shareholders may be present in person or represented by proxy or corporate representative at the meetings.

HOW IS THE QUORUM DETERMINED?
For the purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for the purposes of determining whether a quorum exists at such a meeting.
In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.
Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

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Questions Applicable to All Shareholders
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except:
•
as necessary to meet applicable legal requirements;

•
to allow for the tabulation of votes and certification of the vote; or

•
to facilitate a successful proxy solicitation by our Boards of Directors.

Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETINGS OF SHAREHOLDERS?
We are providing these proxy materials in connection with the solicitation by the Boards of Directors of proxies to be voted at the Annual Meetings of Shareholders. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the Annual
Meetings of Shareholders. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

CAN I VIEW THE PROXY MATERIALS ELECTRONICALLY?
Yes. This Proxy Statement and any other proxy materials have been posted on our website at www.carnivalcorp.com and www.carnivalplc.com. Carnival Corporation shareholders can also access proxy-related materials at www.proxyvote.com as described under “Questions Specific to Shareholders of Carnival Corporation.”

WHAT REPORTS ARE FILED BY CARNIVAL CORPORATION AND CARNIVAL PLC WITH THE SEC AND HOW CAN I OBTAIN COPIES?
We file this Proxy Statement, joint Annual Reports on Form 10-K, joint Quarterly Reports on Form 10-Q and joint Current Reports on Form 8-K with the SEC.
Copies of this Proxy Statement, the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2021, as well as any joint Quarterly Reports on Form 10-Q or joint Current Reports on Form 8-K, as filed with the SEC can be viewed or obtained without charge through the SEC’s website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com and www.carnivalplc.com.

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COPIES WILL ALSO BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS:
Carnival Corporation Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States	or	Carnival plc Carnival House 100 Harbour Parade Southampton SO15 1ST United Kingdom
We encourage you to take advantage of the convenience of accessing these materials through the internet as it:
• is simple and fast to use	• saves time and money	• is environmentally friendly
MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETINGS OF SHAREHOLDERS?
Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival Corporation’s and Carnival plc’s governing documents and U.S. and UK law, as applicable) may submit proposals for consideration at future shareholder meetings.
In order for shareholder proposals to be considered for inclusion in our Proxy Statement in accordance with SEC Rule 14a-8 for next year’s Annual Meetings of Shareholders, the written proposals must be received by our Company Secretary no later than the close of business October 18, 2022. Such proposals will need to comply with applicable SEC regulations regarding the inclusion of shareholder proposals in proxy materials. Carnival Corporation’s By-laws establish advance notice procedures with regard to shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that shareholders instead wish to present directly at an Annual Meeting of Shareholders. To be properly brought before the Annual Meetings of Shareholders, a notice of the proposal must be submitted to our Company Secretary at our headquarters no later than six weeks prior to the Annual Meetings of Shareholders or, if later, the time at which the notice of such meeting is publicly disclosed. For shareholders of Carnival plc, the same requirements apply under UK law requirements to submit a notice of a proposal.

MAY I NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
In order to submit a nominee for election at the Annual Meetings of Shareholders you must provide the information required for Director nominations set forth in Carnival Corporation’s and Carnival plc’s governing documents in a timely manner. Specifically, under the governing documents, you must submit your notice of nomination in writing to the attention of our Company Secretary at our headquarters not later than seven days nor earlier than 42 days prior to the 2022 Annual Meetings of Shareholders.
Any such notice must include, in addition to any other requirements specifically set forth in Carnival Corporation’s and Carnival plc’s governing documents:
•
the name and address of the candidate;

•
a brief biographical description, including his or her occupation and service on boards of any public company or registered investment company for at least the last five years;
•
a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the factors referred to in the “Nominations of Directors” section ; and

•
the candidate’s signed consent to serve as a Director if elected, and to be named in our Proxy Statement.

Shareholders may also recommend candidates for consideration by our Boards’ Nominating & Governance Committees in accordance with the procedures set forth in the “Procedures Regarding Director Candidates Recommended by Shareholders” section.

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Questions and Answers
Questions Specific to Shareholders of Carnival Corporation
Questions Specific to Shareholders of Carnival Corporation
WHAT CARNIVAL CORPORATION SHARES OWNED BY ME CAN BE VOTED?
All Carnival Corporation shares owned by you as of February 7, 2022, the record date, may be voted by you. These shares include those:
•
held directly in your name as the shareholder of record, including shares purchased through Carnival

Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan; and
•
held for you as the beneficial owner through a stockbroker, bank or other nominee.

WILL I BE ASKED TO VOTE AT THE CARNIVAL PLC ANNUAL GENERAL MEETING?
No. Your vote at the Annual Meeting of Carnival Corporation Shareholders, for the purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel
Annual General Meeting of Carnival plc Shareholders through the mechanism of the special voting share issued by Carnival plc.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Carnival Corporation is taking advantage of SEC rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability of Proxy Materials”) instead of a full set of proxy materials, unless they previously requested to receive printed copies. You will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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SHAREHOLDER OF RECORD	BENEFICIAL OWNER

•
If your shares are registered directly in your name with Carnival Corporation’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and the Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable, is being sent directly to you by us.

•
As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the Annual Meeting of Carnival Corporation Shareholders.

•
If you request a paper copy of the proxy materials as indicated in the notice, Carnival Corporation will provide a proxy card for you to use.

•
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held under street name, and the Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable, is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.

•
As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting of Carnival Corporation Shareholders.

•
However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

•
If you request a paper copy of the proxy materials as indicated in the notice, your broker or nominee will provide a voting instruction card for you to use.

HOW CAN I VOTE MY CARNIVAL CORPORATION SHARES IN PERSON AT THE MEETING?
Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting of Carnival Corporation Shareholders in the U.S. If you choose to do so, please bring your proxy card and proof of identification.
Even if you plan to attend the Annual Meeting of Carnival Corporation Shareholders, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held under street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instructions provided by your broker or nominee.
Please also refer to the sections entitled “Meeting Admission Requirements” and “Safety and Security Measures” included in the “Information about Attending the Annual Meetings” section preceding the Notice of Annual Meeting for additional information.

HOW CAN I VOTE MY CARNIVAL CORPORATION SHARES WITHOUT ATTENDING THE ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS?
Whether you hold shares directly as the shareholder of record or beneficially under street name, you may direct your vote without attending the Annual Meeting of Carnival Corporation Shareholders. You may vote by granting a proxy or, for shares held under street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by voting on the Internet or by telephone by following the instructions in the notice you received in the mail. Where your shares are held under street name, in most instances you will be able to do this over the Internet or by telephone by following the instructions in the notice you received in the mail, or if you received a full printed set of proxy materials in the mail, by mail. Please refer to the voting instruction card included by your broker or nominee.

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If you received a full printed set of proxy materials in the mail, you can also vote by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct.
If you are a record holder and submit a proxy but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

CAN I CHANGE MY VOTE?
Yes. You may change your proxy instruction at any time prior to the vote at the Annual Meeting of Carnival Corporation Shareholders. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting of Carnival Corporation Shareholders and
voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PRINTED PROXY MATERIALS, AS APPLICABLE?
It means your shares are registered differently or are in more than one account. Please follow the instructions in each notice to ensure all of your shares are voted.

HOW DO I REQUEST ADDITIONAL COPIES OF THE PROXY MATERIALS?
You may have received only one Notice of Internet Availability of Proxy Materials or set of printed proxy materials, even though there are two or more shareholders at the same address.
Broadridge Financial Solutions, Inc., the entity we retained to mail the Notice of Internet Availability of Proxy Materials or printed proxy materials to Carnival Corporation’s registered owners and the entity retained by the brokerage community to mail the Notice of Internet Availability of Proxy Materials or printed proxy materials to Carnival Corporation’s beneficial owners, has been instructed to deliver only one notice or set of printed proxy materials to multiple security holders sharing an address unless we have received contrary instructions from you or one of the other shareholders. We will promptly deliver a separate copy of the notice or set of printed proxy materials for this year’s Annual Meeting of Carnival Corporation Shareholders or for any future meetings to any shareholder upon written or oral request. To make such request, please contact Broadridge Financial Solutions at:
866-540-7095
Broadridge Financial Solutions Attention: Householding Department 51 Mercedes Way Edgewood, New York 11717
Similarly, you may contact us through any of these methods if you receive multiple notices or sets of printed proxy materials and would prefer to receive a single copy in the future.

WHO CAN ATTEND THE ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS?
All Carnival Corporation shareholders of record as of February 7, 2022, or their duly appointed proxies, may attend and vote at the Annual Meeting of Carnival Corporation Shareholders. Please note that each

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shareholder or their duly appointed proxies will be required to comply with the “Meeting Admission Requirements” and “Safety and Security Measures” included in the “Information about Attending the Annual Meetings” section preceding the Carnival Corporation Notice of Annual Meeting.Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
In addition, if you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 7, 2022, together with proof of identification. Cameras, audio and video recording devices and other electronic devices will not be permitted at the meeting.

WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED AT THE ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS?
Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 7, 2022, the record date, is entitled to one vote at the Annual Meeting of Shareholders. As of January 13, 2022 Carnival
Corporation had 986,363,933 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

HOW ARE VOTES COUNTED?
You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the proposals. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for the purposes of determining if a quorum is present for joint electorate actions. If you submit a proxy with no further instructions, your shares will be voted in accordance with the recommendations of the Boards of Directors.

WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS?
Other than the proposals described in this Proxy Statement, Carnival Corporation does not expect any matters to be presented for a vote at the 2022 Annual Meeting of Carnival Corporation Shareholders. If you grant a proxy, the persons named as proxy holders, the Chair and Secretary of the 2022 Annual Meeting of Carnival Corporation Shareholders, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Boards of Directors.

WHO WILL COUNT THE VOTE?
Broadridge Financial Solutions will tabulate the votes and act as the inspector of elections.
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Questions Specific to Shareholders of Carnival plc
Questions Specific to Shareholders of Carnival plc
WHO IS ENTITLED TO ATTEND AND VOTE AT THE CARNIVAL PLC ANNUAL GENERAL MEETING?
If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 6:30 p.m. (BST) on April 6, 2022, you will be entitled to attend in person and vote at the Annual General Meeting. in respect of the number of Carnival plc ordinary shares registered in your name at that time.
You may also appoint a proxy to attend, speak and vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the
Annual General Meeting. For further details regarding appointing a proxy or corporate representative, please see below.
Please note that each shareholder or their duly appointed proxies and corporate representatives will be required to comply with the “Meeting Admission Requirements” and “Safety and Security Measures” in the “Information about Attending the Annual Meetings” section preceding the Carnival plc Notice of Annual General Meeting.

WILL I BE ASKED TO VOTE AT THE ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS?
No. Your vote at the Annual General Meeting of Carnival plc Shareholders, for the purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel Annual Meeting of Carnival Corporation Shareholders through the mechanism of a special voting share issued by Carnival Corporation.

HOW DO I VOTE MY CARNIVAL PLC SHARES WITHOUT ATTENDING THE ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS?
You may vote your Carnival plc shares at the Annual General Meeting of Carnival plc Shareholders by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing BN99 6DA, by not later than 1:30 p.m. (BST) on April 6, 2022. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system (please see the Carnival plc Notice of Annual General Meeting for further details). Voting by proxy does not preclude you from attending the Annual General Meeting and voting in person should you wish to do so.
If you are a corporation, you can vote your Carnival plc shares at the Annual General Meeting by appointing one or more corporate representatives. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the Annual General Meeting more efficient. In order to pre-register you would need to email your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, at proxyvotes@equiniti.com.
Corporate representatives themselves are urged to arrive at least two hours before commencement of the Annual General Meeting to assist Carnival plc’s registrars with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrars.

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CAN I CHANGE MY VOTE GIVEN BY PROXY OR BY MY CORPORATE REPRESENTATIVE?
Yes. You may change your proxy vote by either:
•
completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than 1:30 p.m. (BST) on April 6, 2022; or

•
attending and voting in person at the Annual General Meeting.

If you do not attend and vote in person at the Annual General Meeting and wish to revoke the appointment of your proxy or corporate representative, you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the Annual General Meeting.

WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED AT THE CARNIVAL PLC ANNUAL GENERAL MEETING?
Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 6, 2022, is entitled to one vote at the Annual General Meeting. As of January 13, 2022, Carnival plc had 185,007,921 ordinary shares in issue. However, the 34,596,640 Carnival plc ordinary shares directly or indirectly held by Carnival Corporation have no voting rights (in accordance with the Articles of Association of Carnival plc). As a result, as of January 13, 2022, the total voting rights in Carnival plc were 150,411,281ordinary shares.

HOW ARE VOTES COUNTED?
You may vote “FOR,” “AGAINST” or “ABSTAIN” your vote for each of the resolutions. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for the purposes of determining if a quorum is present for joint electorate actions.

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Annex A―Carnival plc Directors’ Report
Carnival plc and Carnival Corporation are separate legal entities (together referred to as “Carnival Corporation & plc”) and each company has its own Board of Directors and Committees of the Board. However, as is required by the agreements governing the dual listed company (“DLC”) arrangement, there is a single senior management team and the Boards of Directors and members of the Committees of the Boards are identical. This Directors’ Report has been prepared and presented in accordance with and in reliance upon UK company law and, accordingly, the liabilities of the Directors in connection with this Directors’ Report shall be subject to the limitations and restrictions provided by such law.
In accordance with the UK Financial Conduct Authority’s Listing Rules, the information to be included in the Annual Report and Accounts, where applicable, under Listing Rule 9.8.4, is set out in this
Directors’ Report, with the exception of the details regarding interest capitalized, which are set out in the Carnival plc consolidated IFRS financial statements, and the details of long-term incentive schemes, which are set out in the Carnival plc Directors’ Remuneration Report. Information regarding future developments of the business and business model of Carnival Corporation & plc can be found in following sections of the Carnival plc Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements (the “Strategic Report”): 1.A.II Recent Developments, 1.A.III Visions, Goals and Related Strategies and 1.C. Our Global Cruise Business. The financial risk management objectives and policies and exposure to foreign currency risk, fair value risk, cash flow interest rate risk, credit risk and liquidity risk can be found in Note 24 to the Carnival plc consolidated IFRS financial statements.

DIVIDENDS
During the year ended November 30, 2021, Carnival plc did not pay any dividends (2020—$1.00 per share). On March 30, 2020, the Boards suspended future dividends. Accordingly, no dividends have been paid or are proposed in respect of fiscal 2022.

SHARE CAPITAL AND CONTROL
Changes in the share capital of Carnival plc during fiscal 2021 are given in Note 17 to the Carnival plc consolidated IFRS financial statements.
The share capital of Carnival plc at January 13, 2022 includes two allotted and issued subscriber shares of £1 each, 50,000 allotted but unissued redeemable preference shares of £1 each, one allotted and issued special voting share of £1 and 185,007,921 allotted and issued ordinary shares of  $1.66 each. The subscriber shares carry no voting rights and no right to receive any dividend or any amount paid on a return of capital. The redeemable preference shares carry no voting rights, but are entitled to payment of a cumulative preferential fixed dividend of eight percent per annum on the amount paid up on each such share that is in issue. On a return of capital on a winding up or otherwise, the redeemable preference shares rank behind the ordinary shares but ahead of any other class of shares, and are entitled to receive payment of the amount paid up or credited as paid up on each such share. Redeemable preference shares which are fully paid may be redeemed at any time at the election of the holder or of the company, in which case the amount payable on redemption is the amount credited as paid up on each share which is redeemed, together with all arrears and accruals of the preferential dividend.
Details of restricted stock units granted to employees are given in Note 20 to the Carnival plc consolidated IFRS financial statements.
The Articles of Association of Carnival plc contain provisions which, in certain circumstances, would have the effect of preventing a shareholder (or a group

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SHARE CAPITAL AND CONTROL
of shareholders acting in concert) from holding or exercising the voting rights attributable to shares in Carnival plc which are acquired by them. These provisions would have effect if a shareholder (or a group of shareholders acting in concert) were to acquire ordinary shares in Carnival plc with the result that the total voting rights exercisable by that shareholder or group of shareholders on matters put to a vote as joint electorate actions under the DLC arrangement would exceed 30 percent of the total voting rights exercisable in respect of any joint electorate action. They would also have effect if a shareholder (or group of shareholders acting in concert) already holding between 30 percent and 50 percent of the total voting rights exercisable in respect of any joint electorate action were to acquire shares in Carnival plc and thereby increase the percentage of voting rights so held. In each such case, the percentage of voting rights held is determined after taking into account voting rights attributable to shares of Carnival Corporation common stock held by such shareholder (or group of shareholders) and also taking into account the effect of the equalization ratio which gives effect to common voting by the shareholders of Carnival plc and Carnival Corporation on joint electorate actions under the DLC arrangement.
Under the relevant provisions of the Articles of Association of Carnival plc (articles 277 to 287) shares which are acquired by a person and which trigger the thresholds referred to in the foregoing paragraph may be sold at the direction of the Board, and the proceeds remitted to the acquiring shareholder, net of any costs incurred by Carnival plc. Pending such sale any dividends paid in respect of such shares would be paid to a charitable trust, and the trustee of such trust would be entitled to exercise the voting rights attaching to the shares. The restrictions summarized in the preceding paragraphs would not apply in the case of an acquisition of shares that is made in conjunction with a takeover offer for Carnival plc, which is announced in accordance with the City Code on Takeovers and Mergers, for so long as that offer has not lapsed or been withdrawn. However, if such a takeover offer is not made, or lapses or is withdrawn, the restrictions will apply in respect of any acquired shares.
The foregoing is a summary only of the relevant provisions of the Articles of Association of Carnival plc, and for a complete understanding of their effect, shareholders are recommended to refer to the Articles of Association themselves. A copy of the Articles of Association of Carnival plc is available at Carnival plc’s website at www.carnivalplc.com or upon request from the Company Secretary, 3655 N.W. 87th Avenue, Miami, Florida 33178, United States.
There are nine significant agreements to which Carnival plc is a party, which may be altered or terminated in the event of a change of control as follows:
•
Under the Facilities Agreement originally dated May 18, 2011, as amended and restated on August 6, 2019, as further amended on December 31, 2020, May 11, 2021 and September 30, 2021, and as may be further amended and extended from time to time, by and among Carnival Corporation, Carnival plc, Bank of America Merrill Lynch International Designated Activity Company (as facilities agent), and a syndicate of financial institutions, which provides for approximately $1.7 billion, €1.0 billion and £150 million in revolving credit facilities, the revolving credit facilities may, under certain circumstances, be cancelled upon a change of control of Carnival plc (other than a change which results in control of Carnival plc being vested in Carnival Corporation or in certain members of the Arison family or trusts related to them).

•
Under the Term Loan Agreement dated as of June 30, 2020, as amended on December 3, 2020 and as further amended on June 30, 2021, October 5, 2021 and October 18, 2021, among Carnival Corporation, as lead borrower, Carnival Finance, LLC, as co-borrower, Carnival plc, as a guarantor, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto from time to time (the “Term Loan Agreement”), Carnival Corporation and Carnival Finance incurred two tranches of term loans in the initial aggregate principal amounts of  $1.86 billion and €0.8 billion, respectively, as well as an incremental tranche of  $2.3 billion. Under certain circumstances, a change of control of Carnival plc (other than a change which results in control of Carnival plc being vested in Carnival Corporation or in certain members of the Arison family or trusts

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SHARE CAPITAL AND CONTROL
related to them) could constitute an event of default under the Term Loan Agreement, which would permit the lenders thereunder to accelerate the term loans.
•
Under:

(i)
the Indenture dated as of July 20, 2020 among Carnival Corporation as issuer, Carnival plc, the other Guarantors party thereto and U.S. Bank, National Association, as trustee, security agent, principal paying agent, transfer agent and registrar, as supplemented by the First Supplemental Indenture, dated as of November 18, 2020, relating to the U.S. dollar-denominated 10.500% Second-Priority Senior Secured Notes due 2026 in an aggregate principal amount of  $775 million and the Euro-denominated 10.125% Second-Priority Senior Secured Notes due 2026 in an aggregate principal amount of €425 million;

(ii)
the Indenture dated as of August 18, 2020 among Carnival Corporation as issuer, Carnival plc, the other Guarantors party thereto and U.S. Bank, National Association, as trustee, security agent, principal paying agent, transfer agent and registrar, as supplemented by the First Supplemental Indenture, dated as of November 18, 2020, relating to the 9.875% Second-Priority Senior Secured Notes due 2027 in an aggregate principal amount of $900 million;

(iii)
the Indenture dated as of November 25, 2020 among Carnival Corporation as issuer, Carnival plc, the other Guarantors party thereto and U.S. Bank, National Association, as trustee, principal paying agent, transfer agent and registrar, relating to the U.S. dollar-denominated 7.625% Senior Unsecured Notes due 2026 in an aggregate principal amount of  $1.45 billion and the Euro-denominated 7.625% Senior Unsecured Notes due 2026 in an aggregate principal amount of €500 million;

(iv)
the Indenture dated as of February 16, 2021 among Carnival Corporation as issuer, Carnival plc, the other Guarantors party thereto and U.S. Bank, National Association, as trustee, principal paying agent, transfer agent and registrar, relating to the 5.75% Senior Unsecured Notes due 2027 in an aggregate principal amount of  $3.5 billion;

(v)
the Indenture dated as of July 26, 2021, among Carnival Corporation, as issuer, Carnival plc, the other Guarantors party hereto and U.S. Bank National Association, as trustee, principal paying agent, transfer agent, registrar and security agent, relating to the 4.00% First-Priority Senior Secured Notes due 2028 in the aggregate principal amount of  $2.4 billion; and

(vi)
the Indenture dated as of November 2, 2021, among Carnival Corporation, as issuer, Carnival plc, the other Guarantors party hereto and U.S. Bank National Association, as trustee, principal paying agent, transfer agent, registrar and security agent, relating to the 6.000% Senior Unsecured Notes due 2029 in an aggregate principal amount of  $2 billion,

Carnival Corporation may be required to make an offer to repurchase the notes issued under the relevant indenture at a redemption price of 101% of the principal amount of the notes upon the occurrence of certain change of control triggering events that are accompanied by a specified ratings downgrade with respect to the notes issued under the relevant indenture.
•
Under the Indenture dated as of April 6, 2020, among Carnival Corporation, Carnival plc, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture dated of as June 30, 2020 and the Second Supplemental Indenture dated as of Jul 8, 2020, relating to the 5.75% Convertible Senior Notes due 2023 in an aggregate principal amount of  $2 billion (of which $522 million is outstanding as of November 30, 2021), if Carnival Corporation undergoes certain corporate events (each, a “fundamental change”), subject to certain conditions, holders may:

(a)
convert their convertible notes into, at the election of Carnival Corporation, common stock of Carnival Corporation or cash or both, at a conversion rate specified in the indenture; or

(b)
require Carnival Corporation to repurchase for cash all or any portion of their convertible notes at par.

Subject to certain exceptions, a fundamental change would occur upon, among others:

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Annex A―Carnival plc Directors’ Report
ARTICLES OF ASSOCIATION
(1)
a merger transaction pursuant to which Carnival Corporation’s common stock is converted into other securities or assets;

(2)
the sale of all or substantially all of the assets of Carnival Corporation to a third party; or

(3)
a person or group (other than certain members of the Arison family or trusts related to them) becoming the beneficial owners of more than 50% of the rights to vote to elect the members of the Boards of Directors of Carnival Corporation and Carnival plc.

ARTICLES OF ASSOCIATION
The Articles of Association of Carnival plc may be amended by the passing of a special resolution of the shareholders. In common with many other corporate actions that might be undertaken by Carnival plc, such a resolution would be proposed as a joint electorate action on which the shareholders of Carnival plc and of Carnival Corporation effectively vote as a single unified body, as contemplated by the DLC arrangement.

PURCHASE OF OWN SHARES
In June 2021, the Boards of Directors authorized us to sell up to $500 million of Carnival Corporation common stock in the U.S. market and repurchase up to $500 million of Carnival plc ordinary shares in the UK as part of the Stock Swap Program. The Stock Swap Program allows us to realize a net cash benefit when Carnival Corporation common stock is trading at a premium to the price of Carnival plc ordinary shares. Under the Stock Swap Program, we may elect to offer and sell shares of Carnival Corporation common stock, at prevailing market prices in ordinary brokers’ transactions and repurchase an equivalent number of Carnival plc ordinary shares in the UK market. Carnival Corporation repurchased 8,930,004 Carnival plc ordinary shares with a nominal value of $14,823,807, representing 5.94% of the called-up share capital of Carnival plc (which does not include the disenfranchised shares held by Carnival Corporation) as of January 13, 2022, for aggregate consideration of  $186,510,449 from November 30, 2020 through January 13, 2022 under the Stock Swap Program. The Stock Swap program does not have an expiration date and may be discontinued by us at any time or upon achieving the authorized repurchase amount.
Shareholder approval is not required to buy back shares of Carnival Corporation, but is required under the UK Companies Act 2006 to buy back shares of Carnival plc. At the Annual General Meetings held on April 17, 2021, the authority for Carnival plc to buy back its own shares was approved. This authority enabled Carnival plc to buy back up to 18,383,016 ordinary shares of Carnival plc (being approximately 10 percent of Carnival plc’s ordinary shares in issue). Under that authority, 8,930,004 Carnival plc ordinary shares have been purchased through January 13, 2022. That approval expires on the earlier of:
•
the conclusion of Carnival plc’s 2022 Annual General Meeting; or

•
October 19, 2022.

Carnival Corporation & plc treats any such purchases made by Carnival Corporation under the Stock Swap Program as if they were made by Carnival plc under the Carnival plc buyback authority.

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Annex A―Carnival plc Directors’ Report
DIRECTORS
DIRECTORS
The names of all persons who served as Directors of Carnival Corporation and Carnival plc during fiscal 2021 and biographical notes about each of the Directors are contained in the Proxy Statement.
Details of the Directors’ membership on Board Committees are set out in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement.
Upon becoming a member of the Board of Directors of Carnival plc, each new Director participates in an induction process, which includes:
•
a meeting with all of the current Directors;

•
provision of an induction pack;

•
site visits (some of which were delayed given the impact of the COVID-19 pandemic); and

•
meetings with senior and operational management teams.

The Directors update their skills, knowledge and familiarity with Carnival plc by attending appropriate internal and external seminars and training courses, meeting with senior management and visiting regional and divisional operating offices. The appointment and replacement of Directors of Carnival plc is governed by the provisions of the Articles of Association of Carnival plc and also by the provisions of the Equalization and Governance Agreement entered into on April 17, 2003 on the establishment of the DLC arrangement. The Articles of Association and the Equalization and Governance Agreement require that the Boards of Directors of Carnival plc and Carnival Corporation be comprised of exactly the same individuals.
The business of Carnival plc is managed by the Board of Directors, which may exercise all the powers of Carnival plc, including, without limitation, the power to:
•
dispose of all or any part of the company’s assets;

•
borrow money;

•
mortgage or pledge any of its assets;

•
purchase Carnival plc’s shares; and

•
issue debentures, shares or other securities.

Details of the Directors’ remuneration and their interests in the shares of Carnival Corporation and Carnival plc are set out in Part II of the Carnival plc Directors’ Remuneration Report attached as Annex B to the Proxy Statement.

SUBSTANTIAL SHAREHOLDINGS
As of November 30, 2021, Carnival plc has been notified of material interests of three percent or more in Carnival plc’s total voting rights as follows:
Shareholder	Number of Shares (#)	Percentage of Voting Rights (%)
Aristeia Capital, L.L.C.	9,350,746	6.2
Norges Bank (The Central Bank of Norway)	9,331,407	6.2
UBS Group AG	9,813,464	6.5

(1)
Affiliates of Aristeia Capital, L.L.C. have an interest in these shares.

Carnival plc has not been notified of any changes between December 1, 2021 and January 13, 2022.
Carnival Corporation and Carnival Investments Limited are the holders of an aggregate of 34,596,640 Carnival plc ordinary shares as of January 13, 2022. These shares carry no voting rights or rights on liquidation unless Carnival Corporation owns over 90 percent of all the Carnival plc ordinary shares. Accordingly, the details of voting rights given in the preceding table take account of the absence of voting rights carried by these shares.
Except for the above, no person has disclosed relevant information to Carnival plc pursuant to rule 5 of the Disclosure Guidance and Transparency Rules.

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Annex A―Carnival plc Directors’ Report
CORPORATE GOVERNANCE AND DIRECTORS’ REMUNERATION
CORPORATE GOVERNANCE AND DIRECTORS’ REMUNERATION
A report on corporate governance and compliance with the UK Corporate Governance Code is contained in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement. Part I of the Carnival plc Directors’ Remuneration Report is included in the Proxy Statement and Part II of the Carnival plc Directors’ Remuneration Report is attached as Annex B to the Proxy Statement.

CORPORATE AND SOCIAL RESPONSIBILITY
HEALTH, ENVIRONMENTAL, SAFETY AND SECURITY

At Carnival Corporation & plc, our top priority is compliance, environmental protection and the health, safety and well-being of our guests, the people in the communities we touch and serve, and our shipboard and shoreside employees. We strive to be a company that people want to work for and to be an exemplary global corporate citizen. Our commitment and actions to keep our guests and crew members safe and comfortable, protect the environment, develop and provide opportunities for our workforce, strengthen stakeholder relations and enhance both the communities where we work as well as the port communities that our ships visit, are reflective of our brands’ core values and vital to our success as a business enterprise.
The Boards of Directors of Carnival Corporation & plc established Board-level Health, Environmental, Safety & Security (“HESS”) Committees comprised of six independent Directors. The principal function of the HESS Committees is to assist the Boards in fulfilling their responsibility to:
•
supervise and monitor Carnival Corporation & plc’s health, environmental, safety, security and sustainability-related policies, programs and initiatives at sea and ashore; and

•
oversee compliance with related legal and regulatory requirements relating to health, environmental, safety, security and sustainability.

The HESS Committees and our management team review all significant risks or exposures and associated mitigating actions. Each of the Group Chief Executive Officers, each brands’ President, the Chief Maritime Officer and senior maritime representatives attend the meetings of the HESS Committees.
In addition, Carnival Corporation & plc’s HESS Policy describes our commitments to:
•
protecting the health, safety and security of our passengers, guests, employees and all others working on our behalf, thereby promoting an organization that strives to be free of injuries, illness and loss;

•
protecting the environment, including the marine environment in which our vessels sail and the communities in which we operate, striving to prevent adverse environmental consequences and using resources efficiently and sustainably;

•
complying with or exceeding all legal and statutory requirements related to health, environment, safety, security and sustainability throughout our business activities; and

•
assigning health, environment, safety, security and sustainability matters the same priority as other critical business matters.

The HESS Policy is published on the Carnival Corporation & plc website at www.carnivalcorp.com and www.carnivalplc.com.
The Boards recognize that Carnival Corporation & plc needs to ensure that there is a consistent standard of operation throughout their fleet in keeping with their leading position in the cruise industry. In this regard, the Carnival Corporation & plc Maritime Operations Department is headed by a Chief Maritime Officer, with a full-time professional and administrative staff, and is responsible for providing a common, integrated approach to management of HESS matters and for reporting to the HESS Committees on such matters. The Chief Maritime Officer reports to the Chief Operations Officer and to the Chair of the HESS Committees.

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The Boards of Directors of Carnival Corporation & plc have also established Board-level Compliance Committees comprised of six independent Directors. The principal function of the Compliance Committees is to assist with the Boards’ oversight of our ethics and compliance program.
Carnival Corporation & plc recognizes our responsibility to provide industry leadership and to conduct our business as a responsible global citizen.
Our corporate leadership is manifested in our Code of Business Conduct and Ethics, which requires that every employee and member of the Boards use sound judgment, maintain high ethical standards and demonstrate honesty in all business dealings. As a responsible global citizen, Carnival Corporation & plc is committed to achieving and maintaining the highest standards of professional and ethical conduct.
Risk Advisory & Assurance Services (“RAAS”) is Carnival Corporation & plc’s internal audit department and is headed by the Chief Audit Officer, who reports directly to the Chairs of the Audit and HESS Committees. The Chief Audit Officer also has a “dotted” reporting line to the Chief Operations Officer. RAAS conducts annual HESS audits of each brand’s head office and of each ship in our fleet. These audits are in addition to the audits performed by third-party certification and regulatory auditors.
Each RAAS HESS audit is organized and planned to:
•
verify compliance with applicable rules, corporate standards, brand policies and procedures, regulations, codes and guidance directly involved in the safe conduct of ship operations;

•
verify the effectiveness and efficiency of the shipboard and shore-side HESS management systems; and

•
identify opportunities for continuous improvement.

Carnival Corporation & plc has long been committed to operating responsibly. We believe that sustainability is about preserving our environment, respecting our employees and the communities where we do business and returning value to our shareholders. We voluntarily publish Sustainability Reports that address governance, stakeholder engagement, environmental, labor, human rights, society, product responsibility, economic and other sustainability-related issues and performance indicators. These reports, which are not incorporated in this document, can be viewed at www.carnivalcorp.com, www.carnivalplc.com and www.carnivalsustainability.com, were developed in accordance with the Global Reporting Initiative (“GRI”) Standards, the global standard for sustainability reporting. We have been publishing Sustainability Reports since 2011.
For the year ended November 30, 2022, we will include disclosures consistent with the recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”) in the Strategic Report and where disclosures are not consistent with some or all of the TCFD’s recommendations, we will include an explanation and a description of any steps we are taking, as needed. We voluntarily reported our progress to date consistent with TCFD in our 2020 Sustainability Report and we are working to identify where we need to improve or change our processes to enhance our disclosures. Further information on the progress to date and the areas of enhancement across the TCFD thematic areas is available in the Strategic Report.
As part of our sustainability strategy, we have voluntarily reported our carbon footprint via the CDP (formerly, the Carbon Disclosure Project) each year since 2006. The CDP rates companies on the depth and scope of their disclosures and the quality of their reporting. We have developed a greenhouse gas inventory management plan in 2010 in accordance with the requirements of International Organization for Standardization (“ISO”) 14064-1:2006 standard and The Greenhouse Gas Protocol. Our submission includes details of our most recently compiled emissions data and reduction efforts, along with the results of an independent, third-party verification of our greenhouse gas emissions inventory. The verification process for 2021 is not yet completed. We also disclose our water stewardship through the CDP water program.
Carnival Corporation & plc’s environmental management system is certified in accordance with the ISO 14001:2015 Environmental Management System standard.
We are committed to continuing to reduce our carbon emissions and aspire to achieve net carbon-neutral ship operations by 2050, well ahead of current IMO targets, while minimizing the use of carbon

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offsets. To achieve this aspiration, we are partnering with key organizations to help identify and scale new technologies not yet ready for the cruise industry. We believe our scale will support our effort to lead the industry in climate action. The company’s carbon emissions reduction efforts include improvements in energy efficiency, integrating alternative fuels and investing in new technologies such as batteries and fuel cells.
As part of our plan for carbon footprint reduction, we lead the cruise industry’s use of LNG powered cruise ships with a total of 11 next-generation cruise ships that are expected to join the fleet through 2025, including four ships already in operation as of November 30, 2021. In total, these ships are expected to represent 20% of our total future capacity. LNG vessels generate up to 20% less carbon emissions than traditionally powered ships, while almost eliminating sulfur oxides, reducing nitrogen oxides by 85% and particulate matter by 95%-100%. While fossil fuels are currently the only viable option for our industry, we are closely monitoring technology developments and partnering with key organizations on research and development to support our carbon emission reduction goals. For example, we are partnering to evaluate and pilot maritime scale battery technology and methanol powered fuel cells and working with classification societies and other stakeholders to assess lower carbon fuel options for cruise ships including hydrogen, methanol, eLNG, and biofuels. We also pioneered the use of Advanced Air Quality Systems on board our ships to aid in the reduction of sulfur emissions and are promoting the use of shore power, enabling ships to use shoreside electric power where available while in port.
Following the achievement of our 2020 sustainability goals ahead of schedule in 2019, we have established new sustainability goals for 2030 and aspirations for 2050 as part of our ongoing commitment to sustainability and compliance throughout our global operations. These new goals incorporate six key focus areas listed below that align with elements of the United Nation’s Sustainable Development Goals and build on the momentum of our successful achievement of our 2020 sustainability goals. A key focus of our sustainability efforts is climate action which includes our commitment to reduce carbon emissions.

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2030 Sustainability Goals
CLIMATE ACTION	CIRCULAR ECONOMY	SUSTAINABLE TOURISM

•
Achieve 40% reduction in carbon intensity rate by 2030 relative to 2008 baseline measured in both grams of CO2e per ALB-km and grams of CO2e per ALBD.

•
Having peaked our absolute carbon emissions in 2011, we plan to continue to reduce emissions over time, and identify a pathway to decarbonization.

•
Reduce absolute particulate matter air emissions by 50% relative to our 2015 baseline.

•
Increase fleet shore power connection capability to 60% of the fleet.

•
Expand liquefied natural gas (LNG) program.

•
Optimize the reach and performance of our Advanced Air Quality System program.

•
Expand battery, fuel cell, and biofuel capabilities.

•
Reduce supply chain emissions associated with food procurement and waste management.

•
Identify carbon offset options only when energy efficiency options have been exhausted.

•
Achieved more than 50% reduction in single-use plastic items in 2021 relative to our 2018 baseline based on ships that have restarted during our gradual resumption of guest cruise operations.

•
Achieve 50% reduction in single-use plastic items in 2022 relative to our 2018 baseline based on full fleet operations.

•
Achieve 30% unit food waste reduction by 2022 and 50% unit food waste reduction by 2030 relative to our 2019 baseline.

•
Increase Advanced Waste Water Treatment Systems (AWWTS) coverage to >75% of our fleet capacity.

•
Send a larger percentage of waste to waste-to-energy facilities where practical.

•
Partner with primary vendors to reduce upstream packaging volumes.

•
Establish partnerships with destinations focused on sustainable economic development, preservation of local traditions and capacity management.

•
Continue to support disaster resilience, relief and recovery efforts.

•
Build stronger community relationships in our employment bases and destinations via employee volunteering programs.

GOOD HEALTH AND WELL-BEING	DIVERSITY, EQUITY AND INCLUSION	BIODIVERSITY AND CONSERVATION

•
Committed to continued job creation.

•
Implement global well-being standards by 2023.

•
Reduce the number of guest and crew work-related injuries.

•
Establish measurable culture metrics and set annual improvement targets

	• Ensure our overall shoreside employee base reflects the diversity of the world by 2030. • Expand shipboard and shoreside diversity, equity and inclusion across all ranks and departments by 2030.	• Support biodiversity and conservation initiatives through select NGO partnerships. • Conduct audits and monitor animal encounter excursions regularly.
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CORPORATE AND SOCIAL RESPONSIBILITY
Since the pause in guest cruise operations, we have accelerated our capacity optimization strategy, which includes the removal of less efficient ships from our fleet. This strategy, together with our ongoing ship newbuild program, which includes the delivery of more efficient ships, and the natural retirement of less efficient ships has been and will continue to be a factor in our expected ability to achieve our 2030 carbon intensity reduction goal. Furthermore, we have invested over $350 million in energy efficiency improvements since 2016 and expect to continue to make similar investments as part of our plan to achieve our 2030 sustainability goals.
In addition to the 2030 sustainability goals, we have announced a number of 2050 aspirations, including our aspiration to achieve net carbon-neutral ship operations by 2050.

Our greenhouse gas emissions are as follows:
Greenhouse Gas Emissions(1)	Units	Global Emissions Fiscal 2020(1)	Global Emissions Fiscal 2021	UK Emissions Fiscal 2020	UK Emissions Fiscal 2021
Total Emissions (Scope 1 + Scope 2)	Metric Tonnes of CO2e	6,296,960	4,484,500	650,388	480,685
Emissions (Scope 1)	Metric Tonnes of CO2e	6,268,752	4,455,309	649,461	479,720
Emissions (Scope 2 - location based)	Metric Tonnes of CO2e	28,208	29,191	926	965
Total Energy Consumption (Scope 1 + Scope 2)	Kwh (in millions)	22,531	16,003	2,342	1,723
Energy Consumption (Scope 1)	Kwh (in millions)	22,466	15,921	2,340	1,721
Energy Consumption (Scope 2)	Kwh (in millions)	65	82	2	2
Intensity Ratio	Grams of CO2e/ALB-Km	298	333	410	385

(1)
The CO2e conversion factors were adjusted in May 2021 following a review of the latest studies from outside sources. The 2020 and 2021 greenhouse gas emissions were calculated using the adjusted CO2e conversion factors.

Greenhouse gas emissions data collection and calculations were performed in accordance with our greenhouse gas inventory management plan, the Greenhouse Gas Protocol, emission factors from the International Energy Agency, International Maritime Organization and ISO 14064-3:2006 standard. Ship fuel emissions represent over 95% of our total global emissions. UK ship fuel emissions represent over 94% of their total emissions. Total emissions include both scope 1 and scope 2 combined.
Scope 1 emissions include direct emissions from the combustion of ship fuel, inadvertent release of ship refrigerants, and other direct emissions generated by sources owned or controlled by Carnival Corporation & plc (global number as per above table) as well as ships operated and facilities owned and leased by our UK-based and marketed brands—P&O Cruises (UK number as per above table) and Cunard (UK number as per above table).
Scope 2 emissions include emissions from the consumption of electricity for facilities and ships as well as heat or steam purchased by sources owned or controlled by Carnival Corporation & plc (global number as per above table) as well as ships operated and facilities owned and leased by our UK-based and marketed brands—P&O Cruises (UK) and Cunard (UK number as per above table).
We measure and report the ship fuel greenhouse gas emission rate in terms of grams of CO2e per ALB-Km. This indicator enables us to make meaningful greenhouse gas emission reduction comparisons that take into account changes in fleet size, itineraries and passenger capacity during normal operations. Due to the pause in guest cruise operations as a result of the COVID-19 pandemic, the fiscal 2020 and 2021 rates are not meaningful as there was a considerable reduction in the number of kilometers traveled.
Further details of matters related to health, environmental, safety, security and sustainability reporting and community relations at Carnival Corporation & plc are available in the “Sustainability” section of the Carnival Corporation & plc website at www.carnivalcorp.com and www.carnivalplc.com and our sustainability website at www.carnivalsustainability.com.

A-10 | Carnival plc Directors' Report

Annex A―Carnival plc Directors’ Report
CORPORATE AND SOCIAL RESPONSIBILITY
EMPLOYEES

Carnival Corporation & plc own and operate a portfolio of brands in North America, Europe, Australia and Asia comprised of nine cruise lines:
CARNIVAL CRUISE LINE	SEABOURN	CUNARD
HOLLAND AMERICA LINE	AIDA CRUISES	P&O CRUISES (AUSTRALIA)
PRINCESS CRUISES	COSTA CRUISES	P&O CRUISES (UK)
Our corporate office and individual brands employ a variety of methods, such as intranet sites, management briefings, newsletters and reward programs to encourage employee involvement and to keep employees informed of the performance, development and progress of Carnival Corporation & plc.

Diversity and Inclusion

We believe that diversity and inclusion issues, such as the attraction, retention, development and promotion of women and people of color, are not only important topics in corporations and boardrooms world-wide, but they are also issues critically important to sustaining the success of our business. We recognize that maintaining a diverse workforce promotes an open, tolerant and positive work environment where everyone’s different talents and strengths can be utilized. We work to attract, motivate, develop and retain the best talent from the diversity the world offers. We believe that our ability to be competitive and to thrive globally depends on it. For years, we have partnered with organizations focused on improving the diversity and inclusiveness of workplaces and by extension, society in general. We strive to achieve greater performance through capturing the power of employee diversity across all elements such as race, ethnicity, age, gender and sexual orientation and identification. Accordingly, Arnold W. Donald, our President, Chief Executive Officer and Chief Climate Officer, has committed to Catalyst’s “Catalyst CEO Champions for Change” initiative to support the advancement of women’s leadership and diversity in the workplace and the Executive Leadership Council’s “CEO Action for Diversity and Inclusion” initiative to support and encourage diversity in the workplace.

Carnival plc Directors' Report | A-11

Annex A―Carnival plc Directors’ Report
Political Contributions
Senior employees within Carnival Corporation & plc are eligible to participate in either the Carnival plc 2014 Employee Share Plan or the Carnival Corporation 2020 Stock Plan, further details of which are provided in Carnival plc’s Directors’ Remuneration Report attached as Annex B to the Proxy Statement. These plans reinforce the philosophy of encouraging senior employees to contribute directly to the achievement of Carnival Corporation & plc’s goals and of rewarding individual and collective success.
It is the policy of Carnival Corporation & plc that disabled persons should receive full and fair consideration for all job vacancies and promotions for which they are qualified applicants. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled while in their service whenever possible and to provide appropriate training and accommodations for disabled persons. Training and career development are provided and encouraged for all employees, including disabled persons.

OTHER STAKEHOLDERS

Information regarding our business relationships with clients, end customers, suppliers and regulators can be found in the following sections of the Strategic Report: 1.A.II. Recent Developments and 1.A.III. Vision, Goals and Related Strategies, 1.C.III.
Ships Under Contracts for Construction, 1.C.VII. Cruise Pricing and Payment Terms, 1.C.IX. Onboard and Other Revenues, 1.C.XI. Sales Channels, 1.C.XV. Supply Chain and 1.C.XVII. Governmental Regulations.

Political Contributions
Carnival plc did not make any political contributions to any political organization during the year ended November 30, 2021 (2020—nil). Carnival plc’s subsidiaries made political contributions to organizations outside the European Union of $0.075 million (2020—$0.02 million).

Directors’ Statement as to Disclosure of Information to Auditors
Each Director is satisfied that, as far as he or she is aware, the auditors are aware of all information relevant to the audit of Carnival plc’s consolidated IFRS financial statements for the year ended November 30, 2021 and that he or she has taken all steps that ought to have been taken by him or her as a Director in order to make the auditors aware of any relevant audit information and to establish that Carnival plc’s auditors are aware of that information.

Corporate Governance Statement
The corporate governance statement, prepared in accordance with rule 7.2 of the FCA’s Disclosure Guidance and Transparency Rules sourcebook, can be found in the Carnival plc Corporate Governance
Report attached as Annex C to the Proxy Statement. The Carnival plc Corporate Governance Report forms part of this Carnival plc Directors’ Report and is incorporated into it by this reference.

Independent Auditors
The independent auditors, PricewaterhouseCoopers LLP, have indicated their willingness to continue in office and a resolution that they be re-appointed will be proposed at the 2022 Annual General Meeting.

A-12 | Carnival plc Directors' Report

Annex A―Carnival plc Directors’ Report
Statement of Directors’ Responsibilities
Statement of Directors’ Responsibilities
The Directors are responsible for preparing the Annual Report, the Carnival plc Directors’ Remuneration Report and the financial statements in accordance with applicable law and regulations.
Company law requires the Directors to prepare financial statements for each financial year. Under that law, the Directors have prepared the group and company financial statements in accordance with international financial accounting standards in conformity with the requirements of the UK Companies Act 2006. Additionally, the Financial Conduct Authority’s Disclosure Guidance and Transparency Rules require the Directors to prepare the group financial statements in accordance with international financial reporting standards adopted pursuant to Regulation (EC) No. 1606/2002 as it applies in the European Union (“IFRS”). Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of Carnival plc and the Carnival plc group and of the net income of the Carnival plc group for that period.
In preparing the financial statements the Directors are required to:
•
select suitable accounting policies and then apply them consistently;

•
make judgments and estimates that are reasonable and prudent;

•
state whether international financial accounting standards in conformity with the UK Companies Act 2006 and applicable IFRS have been followed for the group financial statements and international financial accounting standards in conformity with the UK Companies Act 2006 have been followed for the company financial statements, subject to any material departures disclosed and explained in the financial statements; and

•
prepare the group and parent company financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

The Directors are responsible for keeping adequate accounting records that are sufficient to show and explain Carnival plc’s transactions and disclose with reasonable accuracy at any time the financial position of Carnival plc and the Carnival plc group and to enable them to ensure that the financial statements and the Carnival plc Directors’ Remuneration Report comply with the UK Companies Act 2006.
The Directors are also responsible for safeguarding the assets of Carnival plc and the Carnival plc group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.
Carnival Corporation & plc is responsible for the maintenance and integrity of the corporate and financial information included on its website. Legislation in the UK governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.
Each of the Directors, whose names and functions are listed in the Proxy Statement, confirms that, to the best of his or her knowledge:
•
the Carnival plc group and company financial statements, which have been prepared in accordance with IFRS give a true and fair view of the assets, liabilities, financial position and loss of the Carnival plc group and company; and

•
the Carnival plc Directors’ Report attached as Annex A to the Proxy Statement and the Strategic Report includes a fair view of the development and performance of the business and the position of the Carnival plc group and company, together with a description of the principal risks and uncertainties that it faces.

The Directors consider that the Annual Report and Accounts taken as a whole, are fair, balanced and understandable and provide the information necessary for the shareholders of Carnival plc to assess the position and performance, business model and strategy of the Carnival plc group and company.

Carnival plc Directors' Report | A-13

Annex A―Carnival plc Directors’ Report
Statement of Directors’ Responsibilities
This Directors’ Report was approved by the Board of Directors and is signed by order of the Board of Directors by

ARNALDO PEREZ Company Secretary January 27, 2022
Carnival plc
Incorporated and registered in England and Wales under number 4039524
A-14 | Carnival plc Directors' Report

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
Certain information required to be included in the Carnival plc Directors’ Remuneration Report is set forth in Part I (which is also known as the Compensation Discussion and Analysis) and in the “Director Compensation” and “Compensation Tables” sections of the Notice of Annual Meetings and Proxy Statement to which this Report is annexed (the “Proxy Statement”). The Compensation Discussion and Analysis and the relevant parts of the Proxy Statement should be read in conjunction with this Part II.
As explained in Part I, Parts I and II of the Carnival plc Directors’ Remuneration Report form part of the Carnival plc Annual Report for the year ended November 30, 2021. Carnival plc and Carnival Corporation are separate legal entities (together referred to as “Carnival Corporation & plc”) and each company has its own Board of Directors and Compensation Committee. However, as required by the agreements governing the dual listed company (“DLC”) arrangement, there is a single management team and the Boards of Directors and members of the
Committees of the Boards are identical. Accordingly, consistent with prior years, we have included remuneration paid by Carnival Corporation and Carnival plc in the Carnival plc Directors’ Remuneration Report. The Directors are primarily paid by Carnival Corporation as part of the DLC arrangement.
Both Parts I and II of the Carnival plc Directors’ Remuneration Report are in compliance with Schedule 8 of the LMCG Regulations and the UK Corporate Governance Code, the UK Companies Act 2006 and the Listing Rules of the FCA. In particular, our executive compensation program takes into account the principles outlined in Provision 40 of the UK Corporate Governance Code, as set forth in Parts I and Part II of the Carnival plc Directors’ Remuneration Report.
The Carnival plc Directors’ Remuneration Report is subject to an advisory (non-binding) vote at the 2022 Annual General Meeting. Section A of this Part II is the Implementation Section, which contains the disclosures in respect of the actual pay outcomes for fiscal 2021.

1.
Statement by Randall J. Weisenburger, Chair of the Compensation Committees

The major decisions on Directors’ remuneration and the changes on Directors’ remuneration during the year (and the context for these decisions and changes) are summarized in the “Executive Summary” section in Part I of the Carnival plc Directors’ Remuneration Report.
Our pay practices are consistent with best and established market practice provisions in the U.S. where, for example it is not common to defer the release of long-term incentive grants following their vesting or to require executives to maintain a shareholding following their departure from the group. The Compensation Committees have considered the potential implications of adopting such developments in UK practice since the last policy review and concluded that it would both unnecessarily place Carnival Corporation & plc at a competitive disadvantage to other large U.S. headquartered companies and that the corresponding increase in the overall quantum of pay required to offset the diminution in the packages arising from such provisions would not be in the interests of shareholders. The Compensation Committees will keep such matters and, in particular, whether they become more prevalent in the U.S. under review.

Carnival plc Directors' Remuneration Report | B-1

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.
Implementation Section

2.1   IMPLEMENTATION OF APPROVED POLICY

The Directors’ Remuneration Policy (the “2020 Policy”) was approved by the Carnival Corporation and Carnival plc shareholders at the Annual General Meeting held on April 6, 2020. The 2020 Policy will be operated by Carnival Corporation & plc until a new Directors’ Remuneration Policy, which is expected to be proposed no later than the 2023 Annual General Meeting. The 2020 Policy is included within Annex B of the 2020 Notice of Annual Meetings of Shareholders and Proxy Statement, which is available on our website at www.carnivalcorp.com and
www.carnivalplc.com. The Compensation Committees have regard to the UK Corporate Governance Code and are satisfied that the 2020 Policy supports the long-term success of Carnival Corporation & plc and include due regard to corporate and social responsibility issues and to managing risk within the group.
During the year, the following actions were taken for 2021 or anticipated for fiscal 2022 when implementing the 2020 Policy:

EXECUTIVE DIRECTORS
Compensation Element	Actions Taken
BASE SALARY	Annual Salaries (not audited) Annual salary levels as at December 1, 2021 were:
	• Mr. Donald	$1,500,000
	• Mr. Arison	$1,000,000, however, effective April 1, 2020, at Mr. Arison’s request, in order to preserve cash, the Compensation Committees authorized the suspension of his salary.

No increase was made to Mr. Donald’s salary for fiscal 2022. At Mr. Arison’s request, in order to preserve cash, the Compensation Committees authorized the suspension of Mr. Arison’s salary for fiscal 2022.
Details of the companies considered as comparators for the market competitive reviews described above are set out in the “Process for Making Compensation Determinations” section in Part I.

B-2 | Carnival plc Directors' Remuneration Report

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
Compensation Element	Actions Taken
ANNUAL BONUS
Fiscal 2021 Annual Bonus (audited)
The annual bonus program is referred to as the Management Incentive Plan. Details of the performance measures and targets for Mr. Donald’s annual bonus in respect of fiscal 2021 are included in the “Annual Bonuses” section in Part I. The timing of business recovery made it impractical to develop financial operating performance goals for fiscal 2021. Instead, the key performance measures included areas of focus such as cash management, return to service, compliance and culture and environmental, social and governance (“ESG”) factors that were evaluated qualitatively at year end by the Compensation Committees.
Mr. Arison does not participate in our performance-based annual bonus program.
Annual bonus for Executive Directors who served throughout fiscal 2021 were as follows:

	• Mr. Donald	$6,000,000
	• Mr. Arison	Nil

Fiscal 2022 Annual Bonus―Performance measures and targets (not audited)
The timing of business recovery makes it impractical to develop financial operating performance goals. For fiscal 2022, the key performance measure will be areas of focus including ESG imperatives and key business resumption and recovery factors that will be evaluated qualitatively at year end by the Compensation Committees. The expectation is to revert to a substantially quantitative performance-based incentive program in 2023, with pre-defined metrics and goal levels consistent with the process set out in the “Annual Bonuses” section in Part I. The performance measures for fiscal 2022 will be disclosed at the end of the performance period in the Carnival plc Directors’ Remuneration Report for fiscal 2022, as the Boards consider them strategic and commercially sensitive to disclose at this time.
For fiscal 2022, Mr. Donald’s target bonus remained unchanged at $3,000,000 (with the maximum possible bonus being 200% of this level).
Mr. Arison does not participate in our performance-based annual bonus program.
As reported in the “Annual Bonuses” section in Part I, the annual bonus program includes clawback features that will require participants to reimburse us for all or a portion of payments received under the program in the case of a participant’s wrongdoing that results in a material restatement of our financial statements.

Carnival plc Directors' Remuneration Report | B-3

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
Compensation Element	Actions Taken
LONG-TERM INCENTIVE COMPENSATION
Long-Term Incentive Compensation in Fiscal 2021 (unaudited)
Descriptions of the share grants made to Mr. Donald during fiscal 2021 and their vesting conditions are set out in the “Equity-Based Compensation” section in Part I. The share grants made to Mr. Donald during fiscal 2021 is disclosed in “Share Plan Grants Made to Directors in Fiscal 2021” table below, which is audited. No long-term incentive compensation was made to Mr. Arison in fiscal 2021.
In consideration of the ongoing impact of the COVID-19 pandemic and our pause in guest operations, the Compensation Committees approved time-based share (“TBS”) grants for fiscal 2021 in line with the powers under the shareholder-approved Directors’ Remuneration Policy. The Compensation Committees acknowledged the inability to set meaningful or realistic long-term financial goals in the current business environment. The Compensation Committees granted Mr. Donald 356,959 Carnival Corporation shares in the form of TBS grants with a value of  $7,449,735 based on the $20.87 closing price of a share on January 19, 2021, the date of grant, which vest pro-rata over three years on the respective anniversary dates of the grant.

The 2019 performance-based share (“PBS”) grant made to Mr. Donald in January 2019 reached the end of the performance period at the end of fiscal 2021. The PBS grant will vest and restrictions will lapse on February 15, 2022. Details of the 2019 PBS grant performance targets and results are set out in the “Disclosure of Prior Years’ Equity Grant Results” section in Part I.

Long-Term Incentive Compensation in Fiscal 2022 (not audited)
All long-term incentive compensation for fiscal 2022 for Mr. Donald will return to be 100% at risk and performance based. The management incentive plan-tied equity (“MTE”) target grant will have a value of  $2 million, the PBS target grant will have a value of  $3.5 million and the one-time long-term incentive target grant will have a value of  $12 million.
The monetary amounts referred to for the MTE and PBS are subject to pre-grant performance conditions tied to the Management Incentive Plan that will be applied to the target value at the end of fiscal 2022 to determine MTE and PBS grant value recommendations for grants to be submitted for approval by the Compensation Committees in fiscal 2023. Once approved in 2023, grants will be made as a number of restricted share units using the share price at the date of grant. As explained in the “Equity-Based Compensation” section in Part I, grants are calculated by reference to the value of shares to facilitate external comparisons and also comparison to other forms of compensation.
The one-time long-term incentive grant to be approved for fiscal 2022 will be subject to performance conditions which the Compensation Committees will set at the time the program is approved. The target value of  $12 million will be split in two equal parts. The first part will take the form of a share-based grant and the second part will be in the form of cash. The precise metrics for the one-time long-term incentive grant have not been finalized as of the date of the Carnival plc Directors’ Remuneration Report, but may be based on qualitative or quantitative measures in line with performance measures used in the past, which may include financial, ESG or other metrics, with the performance measures, targets and maximums set shortly prior to approval of the programs. These performance measures will be disclosed in the Carnival plc Directors’ Remuneration Report for fiscal 2022 as the Boards consider them strategic and commercially sensitive.

No long-term incentive compensation will be made to Mr. Arison in fiscal 2022.
B-4 | Carnival plc Directors' Remuneration Report

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
Compensation Element	Actions Taken
BENEFITS
Benefits in Fiscal 2021 (audited)
The detailed benefits provided to Mr. Arison are described in the footnotes to the “Single Figure Table” below. The detail of benefits provided to Mr. Donald is set out in the “All Other Compensation” table in the “Executive Compensation” section of the Proxy Statement.

Benefits in Fiscal 2022 (not audited) Benefits provided in fiscal 2022 are expected to be similar to those provided in fiscal 2021.
PENSIONS
Pensions in Fiscal 2021 (audited)
Details of the pension plan that Mr. Arison participated in fiscal 2021 are set out in “Total Pension Entitlements” section. Mr. Arison does not have any accrued benefits under his pension plan as of November 30, 2021. Mr. Donald does not have any pension entitlements other than employer contributions to Mr. Donald under the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan.

Pensions in Fiscal 2022 (not audited) No material changes to the arrangements are anticipated for 2022.
Compensation Policy	Actions Taken
STOCK OWNERSHIP POLICY
Stock Ownership Policy (audited)
A description of the stock ownership policy applicable to Executive Directors is set out in the “Stock Ownership Requirements” section in Part I. Both Messrs. Arison and Donald comply with the applicable levels.

NON-EXECUTIVE DIRECTORS
Compensation Element	Actions Taken
FEES
Fees in Fiscal 2021 (not audited)
As described in last year’s Carnival plc Directors’ Remuneration Report, during fiscal 2021, Non-Executive Directors received a $110,000 annual retainer. For fiscal 2021, the Senior Independent Director received an additional retainer of  $25,000 per annum. In addition, Non-Executive Directors received an additional $30,000 compensation for serving as Chair of a Board Committee.

Restricted Share Grants in Fiscal 2021 (audited)
Each Non-Executive Director elected or re-elected in April 2021 received share grants worth approximately $175,000 on April 20, 2021. Each of these grants was based on the closing price of a share on that date of  $25.72.
The restricted shares vest on April 20, 2024 and are not forfeited if a Director ceases to be a Director after having served as a Director for at least one year.

Fees in Fiscal 2022 (not audited) No material changes to the arrangements are anticipated for 2022.

Carnival plc Directors' Remuneration Report | B-5

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
Compensation Policy	Actions Taken
STOCK OWNERSHIP POLICY
Stock Ownership Policy (audited)
A description of the stock ownership policy applicable to Non-Executive Directors is set out in the “Director Compensation” section of the Proxy Statement. New Directors must achieve this requirement no later than five years from the date of their initial election to the Boards by the shareholders. Other than Mr. Gearhart (initially elected in 2021), each of the Non-Executive Directors serving in 2021 has already achieved this Board-mandated requirement.

2.2   SERVICE CONTRACTS (NOT AUDITED)

Because Directors, other than Mr. Donald, do not have formal agreements, it is not feasible to include a table with the unexpired terms. Mr. Donald’s terms are summarized in the Proxy Statement. As explained more fully in the Proxy Statement, Mr. Donald would generally receive an amount equal to one times his base salary and target bonus upon termination.
Non-Executive Directors are appointed under terms set out in a letter of appointment. They do not have service contracts and their appointments can be terminated (by the Boards) without any compensation on termination. However, they may retain their share grants (if they have already served for at least one year) and may receive a departing gift of up to $25,000 in value.

2.3   COMPENSATION COMMITTEES (NOT AUDITED)

The membership of the Compensation Committees during the year consisted of four members who are deemed independent by the Boards of Directors:
•
Randall J. Weisenburger (Chair);

•
Helen Deeble;

•
Richard J. Glasier; and

•
Laura Weil.

The members of the Compensation Committees are appointed by the Boards based on the recommendations of the Nominating & Governance Committees. Further details regarding the Compensation Committees (including the number of meetings of the Compensation Committees held in fiscal 2021 and the attendance of the members at such meetings) can be found in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement.
Details of the Compensation Committees’ process for making compensation determinations, including the advice provided by internal colleagues and external advisors are set out in the “Process for Making Compensation Determinations” section in Part I. As stated in Part I, Frederic W. Cook & Co., Inc.
(together with its UK affiliated firm, FIT Remuneration Consultants LLP, which is a member of the Remuneration Consultants Group, the UK professional body, and complies with its code of conduct) were appointed by the Compensation Committees as their external advisors. The advisors were appointed following a tender process and are subject to an ongoing periodic review by the Compensation Committees of their independence and quality. They provide no other services to Carnival Corporation & plc and, accordingly, are considered independent by the Compensation Committees and to provide objective advice.
Frederic W. Cook & Co., Inc. and FIT Remuneration Consultants LLP have each provided their written consent to the form and content of their references in the Carnival plc Directors’ Remuneration Report and the Proxy Statement.
Fees paid to the Compensation Committees’ external advisors in fiscal 2021 were $316,901 to Frederick W. Cook & Co., Inc. and $9,938 to FIT Remuneration Consultants LLP, such fees being charged on these firms’ standard terms of business for advice provided.

B-6 | Carnival plc Directors' Remuneration Report

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.4   SHAREHOLDER VOTING ON REMUNERATION MATTERS (NOT AUDITED)

The Annual Meetings of Shareholders of Carnival Corporation and Carnival plc were held on April 20, 2021. The results of the shareholder vote on remuneration matters were as follows:
	FOR		AGAINST		WITHHELD	BROKER NON-VOTES
Proposal	Number of Votes	%	Number of Votes	%	Number of Votes	Number of Votes
To approve the fiscal 2020 compensation of the Named Executive Officers of Carnival Corporation & plc	463,375,416	90.1%	50,700,481	9.9%	3,436,367	176,876,717
To approve the Directors’ Remuneration Report (as set out in the annual report for the year ended November 30, 2020)	482,163,351	93.8%	31,952,803	6.2%	3,396,110	176,876,717
The last shareholder vote on the Carnival plc Directors’ Remuneration Policy was held during the April 6, 2020 Annual Meetings of Shareholders of Carnival Corporation and Carnival plc, and the results of that vote were as follows:
	FOR		AGAINST		WITHHELD	BROKER NON-VOTES
Proposal	Number of Votes	%	Number of Votes	%	Number of Votes	Number of Votes
To approve the Carnival plc Directors’ Remuneration Policy set out in Section B of Part II of the Directors’ Remuneration Report as set out in the annual report for the year ended November 30, 2019)	448,739,964	85.3%	77,347,793	14.7%	931,552	36,573,968
Carnival Corporation & plc has a long-standing shareholder outreach program and routinely interacts with shareholders on a number of matters, including executive compensation. The Compensation Committees consider all constructive feedback received about executive compensation.
We continue to seek and incorporate shareholder feedback in our compensation deliberations. The Compensation Committees have and will continue to consider results from the annual shareholder advisory votes, including the next vote in April 2022, as well as other shareholder input, when reviewing executive compensation programs and policies.

Carnival plc Directors' Remuneration Report | B-7

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.5   PERFORMANCE GRAPH AND TABLE (NOT AUDITED)

Graphs representing TSR performance for both Carnival Corporation and Carnival plc have been included in the Carnival Corporation & plc 2021 Annual Report in the “Stock Performance Graphs” section. The LMCG Regulations require similar tables but comparing to only one recognized index. The tables below show a comparison to the S&P 500 index of which Carnival Corporation is a constituent (as a broad index) for a period from December 1, 2011 to November 30, 2021 and have been calculated on a U.S. dollar basis.

10-YEAR CUMULATIVE TOTAL RETURNS
DOLLARS
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Carnival Corporation
S&P 500 Index

10-YEAR CUMULATIVE TOTAL RETURNS

DOLLARS
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Carnival plc
S&P 500 Index

B-8 | Carnival plc Directors' Remuneration Report

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
The following table sets out, for the Chief Executive Officer, the total remuneration as seen in the Single Figure Table, the bonus paid as a percentage of the maximum opportunity and the number of shares that have vested against the maximum number of shares that could have been received over a 10-year period.

Year	Name	Single Figure of Total Remuneration ($000)	Annual Bonus as a % of Maximum	PBS Vesting as a % of Maximum(1)	SEA Vesting as a % of Maximum(1)
2021	Mr. Donald	15,268	100	8	0
2020	Mr. Donald	4,587(2)	0	16	0
2019	Mr. Donald	8,713	38	56	0
2018	Mr. Donald	12,704	78	72	N/A
2017	Mr. Donald	11,711	73	81	N/A
2016	Mr. Donald	32,132	76	94	N/A
2015	Mr. Donald	10,621	87	80	N/A
2014	Mr. Donald	7,241	74	N/A	N/A
2013	Mr. Donald(3)	1,919	N/A(4)	N/A	N/A
2013	Mr. Arison(3)	2,213	0	0	N/A
2012	Mr. Arison	6,196	29	N/A	N/A

(1)
The reference to long-term incentive vesting only includes PBS and SEA grants because MTE grants do not have a variable vesting level.

(2)
The 2020 single figure has been updated to reflect the actual share price on the vesting date of the 2018 PBS grant.

(3)
The fiscal 2013 figures have been pro-rated for each individual to reflect the period in office as a Chief Executive Officer.

(4)
The annual performance bonus for Mr. Donald is not applicable because for fiscal 2013, he received a fixed bonus amount as provided for in his employment agreement.

2.6	PERCENTAGE CHANGE IN PAY OF EACH DIRECTOR―FISCAL 2020 TO FISCAL 2021 (NOT AUDITED)
The prescribed pay elements are: salaries, retainers, taxable benefits and annual bonus outcomes. Information in respect of global employees of Carnival plc is used for the purposes of this comparison, as required by the LMCG Regulations. The percentages have been calculated using a full-time equivalent weighted-average number of global employees of Carnival plc. The disclosure will build up over time to cover a rolling five-year period.

Carnival plc Directors' Remuneration Report | B-9

Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
	Year-on-year percentage change in pay of each Director compared to employee average
	2021			2020
Name	Salary/Retainer (%)	Benefits (%)	Bonus (%)	Salary/Retainer (%)	Benefits (%)	Bonus (%)
Micky Arison	(100)	28.7	N/A	(69.1)	(7.8)	N/A
Sir Jonathon Band	59.1	0	N/A	(37.1)	(100.0)	N/A
Jason Glen Cahilly	59.4	0	N/A	(37.3)	(100.0)	N/A
Helen Deeble	59.4	0	N/A	(37.3)	0	N/A
Arnold W. Donald	74.9	(48.2)	N/A(1)	(42.9)	(23.6)	(100.0)
Jeffrey J. Gearhart	168.3	0	N/A	N/A	N/A	N/A
Richard J. Glasier	59.1	0	N/A	(37.1)	(100.0)	N/A
Katie Lahey	59.4	0	N/A	(37.3)	(100.0)	N/A
Sir John Parker	59.4	0	N/A	(37.3)	0	N/A
Stuart Subotnick	59.1	0	N/A	(33.8)	(100.0)	N/A
Laura Weil	59.4	0	N/A	(37.3)	0	N/A
Randall J. Weisenburger	59.8	0	N/A	(29.5)	0	N/A
Employee Average	10.6	13.0	232.9	(2.0)	54.3	(11.1)

(1)
Mr. Donald did not receive an annual bonus for fiscal 2020 and received an annual bonus of  $6,000,000 for fiscal 2021.

2.7   UK CEO PAY RATIO (NOT AUDITED)

In line with UK reporting requirements to which Carnival plc became subject in fiscal 2020, set out below are ratios which compare the total remuneration of our Chief Executive Officer (as included in the Single Figure Table in Section 2.9) to the remuneration of the 25th, 50th and 75th percentile of UK employees of Carnival plc and its subsidiaries. The disclosure will build up over time to cover a rolling 10-year period.
PAY RATIO
Year	Method	25th Percentile	50th Percentile (median)	75th Percentile
Fiscal 2021	Option A	2,083:1	1,359:1	424:1
Fiscal 2020	Option A	184:1	106:1	58:1
The pay ratios have been calculated using Option A as we consider this the most straight-forward approach from the options available in the LMCG Regulations and is consistent with the information and methodology used in determining the U.S. CEO Pay Ratio disclosed in the Proxy Statement. Option A requires the calculation and ranking, from lowest to highest, of the pay and benefits of UK employees for the relevant fiscal year, in order to identify those at the 25th, 50th and 75th percentiles.
The base salary and total remuneration received during the fiscal 2021 year by the indicative employees as of September 30, 2021 on a full-time equivalent basis used in the above analysis are set out below:
	25th Percentile ($)	50th Percentile (median) ($)	75th Percentile ($)
Base Salary	7,330	11,236	35,992
Total Remuneration	7,330	11,236	35,992
The figures above include gratuities directly billed to our guests, if applicable, but excludes any cash gratuities that may be paid directly to an employee by guests. It also excludes room and meals, transportation to and from the ship, and medical care, which are provided to our crew members without charge.
Factors influencing this year’s result include the return to service of a large number of ship-board personnel and shoreside personnel, the hire of replacement employees and the 2021 pay outcome for the Chief Executive
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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
Officer. Our initial disclosure in fiscal 2020 was made in respect of a highly unusual business environment. Due to the COVID-19 pandemic we faced staff and pay reductions as well as CEO compensation results that were lower than pre-COVID levels. These circumstances contribute to the difference in ratios as between fiscal 2020 and fiscal 2021.
The UK CEO Pay Ratio is likely to vary, potentially significantly, over time since it will be driven largely by variable pay outcomes for the Chief Executive Officer and changes in our ship-based employee population as we resume cruise operations over time. As a result, and depending on our performance and employee population, the UK CEO Pay Ratio could increase or decrease significantly in future fiscal years. For the reasons described above, the median ratio may not be representative of our pay and progression policies.
2.8	RELATIVE IMPORTANCE OF SPEND ON PAY (NOT AUDITED)

Relative importance of spend on pay
$'millions
$2,500
$2,000
$1,500
$1,000
$500
$0
% change: -100%
$352
$0
% change: -10.4%
$2,180
$1,954
2020
2021
Profit distributed by way of dividend and share buybacks
2020
2021
Overall expenditure on pay

(1)
Profit distributed by way of dividend taken as dividends declared set out in the Consolidated Statements of Shareholders’ Equity in the Carnival Corporation & plc 2021 joint Annual Report on Form 10-K and profit distributed by way of share buyback returned to shareholders taken as purchases of treasury stock in the Consolidated Statements of Shareholders’ Equity. The Stock Swap Program is not treated as constituting a share buyback for the purposes of this graph.

(2)
Overall expenditure on pay has been calculated on a broadly consistent approach to the standard UK approach to calculating this amount and includes all global staff using normal accounting conventions for benefits and includes expected value assumptions in respect of share grants and so is not consistent with methodologies used elsewhere in this Part II.

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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.9   SINGLE FIGURE TABLE (AUDITED)

EXECUTIVE DIRECTORS
The compensation of the Executive Directors of Carnival Corporation and Carnival plc for fiscal 2021 and 2020 is as follows:
		Executive Director
		Arnold W. Donald		Micky Arison
$000		2021	2020	2021	2020
Salary		1,500	857	0(5)	309(5)
Benefits(1)		104	209	121	94
Pension		10(6)	11(6)	0	36
Total – Fixed		1,614	1,077	121	439
Annual Bonus(2)		6,000	0	―	―
Equity Grants	Multi-Year Incentives (performance-based)(3)	204	3,509	―	―
	Other Equity Grants (time-based)(4)	7,450	0	―	―
Total – Variable		13,654	3,509	0	0
Total		15,268	4,586	121	439

(1)
Details of the matters for Mr. Donald provided within Benefits are disclosed in (and taken from) the “All Other Compensation” table in the “Compensation Tables” section of the Proxy Statement (other than employer contributions to Mr. Donald under the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan). Benefits provided to Mr. Arison include ($000): private medical health insurance costs ($82), driver and security ($13), automobile lease ($16) and the following other benefits: accidental death or dismemberment and disability and life insurance premiums ($2), and automobile repairs and expenses ($4) and gross ups for taxes on certain benefits ($4). Consistent with past practice, benefits reflect the position under U.S. rules as no UK tax is payable.

(2)
Details of the performance measures and targets applicable to the annual bonus for fiscal 2021 are set out in “Implementation of Approved Policy” section above and in the “Annual Bonuses” section in Part I of the Carnival plc Directors’ Remuneration Report. No element of the annual bonus is subject to deferral.

(3)
The 2021 amount includes the $203,852 estimated value of the 2019 PBS grant for which the performance period ended on November 30, 2021, including estimated additional shares to be provided when the 2019 PBS grant vests in February 2022 to take into account dividend paid during the period. The estimated PBS value was calculated using the $22.99 average share price over the last three months of the fiscal year. There was no share price appreciation with respect to the 2019 PBS grant. The amount for 2020 has been updated to include the release date values and dividend reinvestment in respect of the 2018 PBS grant.

(4)
Represents TBS grants for fiscal 2021. TBS grant value was calculated using the January 19, 2021 closing price of Carnival Corporation shares. TBS grants vest on a three-year pro-rata basis on January 19 of 2022, 2023 and 2024.

(5)
Effective April 1, 2020, at Mr. Arison’s request in order to preserve cash, Carnival Corporation suspended his salary through November 30, 2021.

(6)
Represents employer contributions to Mr. Donald under the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan.

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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
NON-EXECUTIVE DIRECTORS
The compensation of the Non-Executive Directors of Carnival Corporation and Carnival plc for fiscal 2021 is as follows. The format is different from the preceding table for Executive Directors as certain aspects (such as bonus and pension) do not apply to Non-Executive Directors.

	Fees		Restricted Stock(1)		Total
	2021	2020	2021	2020	2021	2020
Non-Executive Director	($000)
Sir Jonathon Band	140	88	175	277	315	365
Jason Glen Cahilly	110	69	175	267	285	336
Helen Deeble	110	69	175	267	285	336
Jeffrey J. Gearhart(2)	110	41	175	238	285	279
Richard J. Glasier	140	88	175	277	315	365
Katie Lahey	110	69	175	267	285	336
Sir John Parker	110	69	175	267	285	336
Stuart Subotnick	140	88	175	277	315	365
Laura Weil	110	69	175	267	285	336
Randall J. Weisenburger	195	122	175	295	370	417

(1)
Restricted stock grants are structured as restricted stock (with dividends paid as they arise) at the election of the Director. The reported figures are the value of the grants made during the year using April 20, 2021 closing price of Carnival Corporation shares and include dividends actually received in respect of those grants in the year.

(2)
Mr. Gearhart was appointed to the Boards on April 20, 2020.

The Non-Executive Directors did not receive any benefits in fiscal 2021 and 2020. The aggregate emoluments (being salary, bonuses, fees and benefits, and excluding long-term incentives and pensions) of all Directors during fiscal 2021 were approximately $9 million.
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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.10	SHARE PLAN GRANTS MADE TO DIRECTORS IN FISCAL 2021 (AUDITED)
The LMCG Regulations require disclosure of grants made in the year plus a table of aggregate outstanding awards, separately detailing grants that vest in the year. The latter information is included in “Directors’ Shareholding and Share Interests” section.

Director	Grant Date	Plan(1)	Number of Shares	Face Value(2) ($)	Threshold Vesting Level(3) (%)	Vesting Level at Maximum Performance(3) ($)	Anticipated Vesting Date
Micky Arison	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Arnold W. Donald	1/19/2021	TBS	356,959	7,449,735	N/A	100	(4)
Sir Jonathon Band	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Jason Glen Cahilly	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Helen Deeble	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Jeffrey J. Gearhart(3)	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Richard J. Glasier	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Katie Lahey	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Sir John Parker	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Stuart Subotnick	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Laura Weil	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024
Randall J. Weisenburger	4/20/2021	Restricted Stock	6,804	174,999	N/A	100	4/20/2024

(1)
The terms of TBS grants to one Executive Director and the terms of restricted stock grants to Non-Executive Directors and the basis on which these grants are made are summarized in the table above are described in the “Director Compensation” and “Compensation Tables” sections of the Proxy Statement.

(2)
Face values for all grants are calculated using the closing share prices at the relevant grant dates being $20.87 at January 19, 2021 for Mr. Donald and $25.72 at April 20, 2021 for the Non-Executive Directors.

(3)
The TBS grants to one Executive Director and the restricted stock grants to Non-Executive Directors do not include performance conditions.

(4)
TBS grants vest on a 3-year pro-rata basis on January 19 of 2022, 2023 and 2024.

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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.11   DIRECTORS’ SHAREHOLDING AND SHARE INTERESTS (AUDITED)

Details of Carnival Corporation & plc’s stock ownership requirements for Executive Directors are set out in the “Stock Ownership Requirements” section in Part I. Messrs. Arison and Donald comply with the policy, which require each of them to own Carnival Corporation or Carnival plc shares with a value equivalent to six times his salary.
The stock ownership policy for Non-Executive Directors provides that all Non-Executive Directors are required to own shares (inclusive of unreleased restricted stock, RSUs and shares in a trust beneficially owned by the Director) of either Carnival Corporation common stock or Carnival plc ordinary shares with a value equal to five times the cash retainer. New Directors must achieve this requirement no later than five years from the date of their initial election to the Boards by the shareholders. Other than Ms. Lahey (initially elected in 2019) and Mr. Gearhart (initially elected in 2021), each of the Non-Executive Directors has already achieved this Board-mandated requirement.
The following table shows the total outstanding shares as at November 30, 2021 under any incentive plans:

	Shares (including Restricted Shares and RSUs)
Director	Grants Without Performance Conditions That Have Not Vested	Grants With Performance Conditions That HaveNot Vested	Number of Shares Acquired on Vesting
EXECUTIVE DIRECTOR
Micky Arison	—	—	—
Arnold W. Donald	442,797	360,282(1)	144,525
NON-EXECUTIVE DIRECTOR
Sir Jonathon Band	24,087	N/A	5,567
Jason Glen Cahilly	24,087	N/A	4,963
Helen Deeble	24,087	N/A	4,963
Jeffrey J. Gearhart	19,567	N/A	1,746
Richard J. Glasier	24,087	N/A	5,567
Katie Lahey	24,087	N/A	2,214
Sir John Parker	24,087	N/A	4,963
Stuart Subotnick	24,087	N/A	5,567
Laura Weil	24,087	N/A	4,963
Randall J. Weisenburger	24,087	N/A	6,674

(1)
Dividend equivalent shares will be added for the 2019 PBS grant to take into account dividends paid during the period.

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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
All Directors receive Carnival Corporation common stock, which are denominated in U.S. dollars.
Details of the Directors’ interests are as follows*:
	Carnival plc		Carnival Corporation
	November 30, 2020	November 30, 2021	November 30, 2020**	November 30, 2021**
Micky Arison	―	―	121,636,034	121,136,034(1)
Sir Jonathon Band	―	―	36,147	42,951
Jason Glen Cahilly	―	―	22,246	29,050
Helen Deeble	―	―	24,955	31,759
Arnold W. Donald	―	―	584,417	607,160(2)
Jeffrey J. Gearhart	―	―	14,509	21,313
Richard J. Glasier	―	―	53,635	60,507(3)
Katie Lahey	―	―	19,497	26,301
Sir John Parker	10,052	10,052(4)	46,323	53,127
Stuart Subotnick	―	―	67,066	73,870
Laura Weil	―	―	66,263	73,067
Randall J. Weisenburger	―	―	1,393,367	761,409

*
For consistency with the “Share Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement, the above table includes restricted stock (but not RSUs) held.

**
As part of the establishment of the DLC arrangement, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC arrangement, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. Each share of Carnival Corporation common stock and the paired plc special voting share are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

(1)
Includes (i) 3,251,154 shares of common stock held by the Nickel 2003 Revocable Trust, (ii) 80,736,445 shares of common stock held by MA 1994 B Shares, L.P., (iii) 35,465,423 shares of common stock held by the Artsfare 2005 Trust No. 2 by virtue of the authority granted to Mr. Arison under the last will of Ted Arison, (iv) 841,506 shares of common stock held by the NA 2017-08 Trust and (v) 841,506 shares held by the KA 2017-08 Trust.

(2)
Includes 587,942 shares held by The Arnold W. Donald Revocable Trust UAD 5/26/98.

(3)
Includes 23,792 shares held by The Richard J. Glasier Revocable Living Trust.

(4)
Includes 7,048 shares held by Julius Baer International Ltd. on behalf of Barnett Waddingham Trustees Ltd., the trustee of Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme of which Sir John Parker is a discretionary beneficiary.

There were no changes in the above share interests between December 1, 2021 and January 13, 2022.
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Annex B―Carnival plc Directors’ Remuneration Report (Part II)
2. Implementation Section
2.12   TOTAL PENSION ENTITLEMENTS (AUDITED)

Mr. Arison continues to have a benefit under the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees (the “Retirement Plan”). Mr. Arison’s benefits under the Retirement Plan were calculated based on age, length of service with Carnival Corporation and the average of his five highest consecutive years of compensation out of the last 10 years of service. The benefit formula provides an annual benefit accrual equal to 1% of his earnings for the year up to “covered compensation” plus 1.6% of earnings for the year in excess of covered compensation then multiplied by his years of service up to a maximum of 30 years of credited service. The elements of compensation to determine his benefits were his base salary and annual bonus up to the U.S. statutory limitations under Section 401(a)(17) of the U.S. Internal Revenue Code. Mr. Arison’s accrued benefit was fully paid out in March 2020. It is not expected that Mr. Arison will accrue any additional benefits under the Retirement Plan under the terms of the program. Mr. Donald is not eligible to participate in the Retirement Plan.
Details of the retirement benefits of current Directors arising from their participation in defined benefit pension arrangements are as follows:

Executive Director	Accrued Benefit(1) at Nov. 30, 2021 ($000)	Increase in Accrued Benefits including Inflation ($000)	Value of Increase in Accrued Benefits Net of Inflation and Directors’ Contributions ($000)
Micky Arison	0	0	0
Arnold W. Donald	―	―	―

(1)
The accrued benefit is that pension which would be paid annually on retirement at the normal retirement age of 65 under the Retirement Plan based on service to November 30, 2021. Current Directors are not entitled to any early retirement benefits.

2.13   PAYMENTS FOR LOSS OF OFFICE (AUDITED)

No payments for loss of office (as that term is defined in the LMCG Regulations) were made during the year.
2.14   PAYMENTS TO PAST DIRECTORS (AUDITED)

Upon completion of the DLC transaction, Lord Sterling was appointed as Life President of P&O Cruises and Special Adviser to Micky Arison, Chair of Carnival Corporation & plc. As Special Adviser, Lord
Sterling receives fees for his services at the rate of £25,000 per year payable in quarterly installments in arrears.

On Behalf of the Board,
RANDALL J. WEISENBURGER Chair of the Compensation Committees January 27, 2022
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Annex C―Carnival plc Corporate Governance Report
Carnival Corporation and Carnival plc (together referred to as “Carnival Corporation & plc”) operate under a dual listed company (“DLC”) arrangement with primary listings in the U.S. and the UK. Accordingly, Carnival Corporation & plc has implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. Where there are customs or practices that differ between the two countries, Carnival Corporation & plc has nonetheless sought to be compliant with UK best practices whenever possible. Carnival Corporation & plc believes that their resulting corporate governance framework effectively addresses the corporate governance requirements of both the U.S. and the UK.

Corporate Governance Guidelines
Carnival Corporation & plc has adopted corporate governance guidelines (the “Guidelines”) that set forth the general governance principles approved by the Boards of Directors. The Guidelines are available on Carnival Corporation & plc’s website and are summarized as follows:
•
A majority of the members of each of the Boards must be independent in accordance with the corporate governance rules applicable to companies listed on the New York Stock Exchange and the London Stock Exchange.

•
The Boards will each have at all times the following: Audit Committee, Compensation Committee, Compliance Committee, Health, Environmental, Safety & Security (“HESS”) Committee and Nominating & Governance Committee (collectively, the “Committees”). All the members of the Committees will be independent Directors under the criteria applicable to companies listed on the New York Stock Exchange, the London Stock Exchange and any other applicable regulatory requirements. Each of these Committees has its own written charter, which principally sets forth the purposes, goals and responsibilities of the Committees.

•
The Nominating & Governance Committees will review with the Boards, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Boards as a whole. The Nominating & Governance Committees will assess and recommend Board candidates for appointment as Directors.

•
The responsibilities of the Directors are laid out in the Guidelines and cover matters such as the Directors’ duties to Carnival Corporation & plc and its shareholders, attendance at meetings and the annual review of Carnival Corporation & plc’s long-term strategic plans and the principal issues that Carnival Corporation & plc may face in the future.

•
The Non-Executive Directors shall appoint a Senior Independent Director to preside at meetings of the Non-Executive Directors and at Board meetings in the absence of the Chair, and to serve as the principal liaison for Non-Executive Directors.

•
Directors have free and full access to officers and employees of Carnival Corporation & plc, to the advice and services of the Company Secretary to the Boards and to independent professional advice at the expense of Carnival Corporation & plc.

•
The Compensation Committees will recommend the form and amount of Director and senior executive compensation in accordance with the policies and principles set forth in their charter and conduct an annual review thereof. In particular, the Compensation Committees will annually review the compensation of the Chief Executive Officer and his performance to enable the Chief Executive Officer to provide strong leadership for Carnival Corporation & plc in the short and long-term.

•
The Boards and the Nominating & Governance Committees are responsible for Chief Executive Officer and board succession planning.

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Annex C―Carnival plc Corporate Governance Report
Board Composition
•
The Nominating & Governance Committees will maintain orientation programs for new Directors and continuing education programs for all Directors.

•
The Boards will conduct an annual performance evaluation to determine whether they, their Committees and individual Directors are functioning effectively.

•
The Non-Executive Directors will meet at least annually under the direction of the Senior Independent Director to conduct an appraisal of the Chair’s performance.

•
All shareholders may communicate with the Boards by addressing all communications to the Company Secretary, who must forward any item requiring immediate attention to the Senior

Independent Director, who must in turn notify the Boards of any matters for discussion or action as appropriate.
Carnival Corporation & plc monitors governance developments in the U.S. and the UK to support a vigorous and effective corporate governance framework.
Set out below is a statement of how Carnival Corporation & plc has applied the main principles of the UK Corporate Governance Code during the year ended November 30, 2021. A copy of the UK Corporate Governance Code is available on the website of the UK Financial Reporting Council (“FRC”) at www.frc.org.uk.

Board Composition
Each of the Boards of Directors is currently comprised of 12 members, of which two are Executive Directors and 10 are Non-Executive Directors. Each nominee for re-election to the Boards has served for the full year. All Directors are required to submit themselves for annual re-election. The biographical details of the members of the Boards standing for re-election and their qualifications to serve as Board and Committee members are contained in the Proxy Statement. All Directors elected in 2021 have been subject to a formal performance evaluation during the year, as described below.
As of the date of this Carnival plc Corporate Governance Report, 25% of the members of the
Boards are women (being three of 12 members). We had met our prior goal to achieve 33% of the members of the Boards being women, until a woman member stepped down in January 2020 just prior to the significant impact of the COVID-19 pandemic on our guest cruise operations. The Nominating & Governance Committees are in the process of engaging a search firm to assist them in identifying women Board candidates so that we can again achieve the goal of at least 33% of the Boards being women.
The Boards currently meet the Parker Review recommendation of having at least one ethnic minority director by 2021.

Board Balance and Independence
As part of the Boards’ annual independence assessment, each Director was required to complete an independence questionnaire. All questionnaires were reviewed and assessed by the full Board. Following this review, all of the ten nominees for re-election as Non-Executive Directors are considered by the Boards to be independent in accordance with the corporate governance rules of the New York Stock Exchange and the UK Corporate Governance Code. Sir Jonathon Band, Richard J. Glasier, Sir John Parker, Stuart Subotnick, Laura Weil and Randall J. Weisenburger have been Non-Executive Directors for more than nine years from the date of their first election to the Boards. However, notwithstanding this fact, the Boards have determined that each of those Directors is independent for the reasons set forth below.
Consistent with U.S. practice, the Boards believe that length of tenure should be only one of the factors considered with respect to the independence of Directors and, accordingly, that tenure alone should not result in the loss of independence. The Boards believe that automatic loss of independence status for Directors due to tenure would effectively operate as a term limit for independent Directors and result in the loss of the valuable contributions of Directors who have been able to develop, over time, increasing

C-2 | Carnival plc Corporate Governance Report

Annex C―Carnival plc Corporate Governance Report
Directors’ Indemnities
insight into Carnival Corporation & plc and its operations. The Boards prefer to rely on rigorous annual evaluations of individual Directors to review their objectivity and independence, as well as their overall effectiveness as Directors. All Directors are also subject to annual re-election by shareholders following individual evaluations and recommendations by the Nominating & Governance Committees. Mr. Arison has been Chair of the Board of
Directors of Carnival plc since 2003 and previously served as Chief Executive Officer of Carnival plc from 2003 to 2013. His unique experience and in-depth knowledge of our business, our history and the cruise industry continue to be invaluable. Mr. Arison has made and continues to make substantial contributions to our success and the Boards have concluded that his continued service as our Chair is in our best interests and that of our shareholders.

Directors’ Indemnities
As at the date of this Carnival plc Corporate Governance Report, indemnities are in force under which Carnival Corporation & plc has agreed to indemnify the Directors of Carnival Corporation & plc, to the extent permitted by law and the Third Amended and Restated Articles of Incorporation of Carnival Corporation and the Articles of Association of
Carnival plc, in respect of all losses arising out of, or in connection with, the execution of their powers, duties and responsibilities, as Directors of Carnival plc. Carnival Corporation & plc maintains insurance to indemnify the Directors when it is unable to do so due to insolvency or as a result of a derivative suit.

Board Procedures and Responsibilities
Meetings of the Boards are held on a regular basis to enable the Boards to properly discharge their responsibilities. During the year ended November 30, 2021, the Board of Directors of Carnival plc held a total of 16 meetings. All Board meetings during the year were attended by the full Board except for Sir Jonathon Band and Sir John Parker who attended 15 of 16 meetings. In addition, the Non-Executive Directors meet periodically during the year with the Chair of the Boards with no other Executive Directors present. The agenda for each Board meeting and meeting schedules are prepared by the Chair and reviewed and approved by the Senior Independent Director, to enable the flow of relevant information to the Boards. Each Board member is entitled to suggest the inclusion of items on the agenda and to raise at any Board meetings subjects that are not on the agenda for that meeting.
Non-Executive Directors are required to allocate sufficient time to meet the expectations of their role. The consent of the Chair and the Senior Independent Director must be sought before accepting additional directorships that might affect the time a Non-Executive Director of Carnival Corporation & plc is able to devote to that role.
The Boards have resolved that Executive Directors may not serve as a Non-Executive Board member on more than one FTSE 100 or Fortune 100 company nor as the Chair of such a company.

Board Structures and Delegation to Management
The basic responsibility of the Directors is to exercise their business judgment in the way they consider, in good faith, would be most likely to promote the success of Carnival Corporation & plc and for the benefit of the shareholders as a whole. Further details of the responsibilities of the Directors are set out in the Guidelines. The Boards have a formal schedule of matters specifically reserved to them for decision, which includes the approval of the following matters, when and if the Boards decide to consider them:
•
annual, interim and quarterly results and financial statements;

•
dividends;

•
significant changes in accounting policy;

•
material acquisitions and disposals;

•
material agreements;

•
major capital expenditures;

•
annual operating plans;

•
strategic plans;

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•
any treasury policies we may adopt;

•
any risk management policies we may adopt;

•
material changes to employee incentive plans as well as approval of share awards or other share-related benefits; and

•
health, environmental, safety, security and sustainability policies.

Details of the Committees of the Boards are set out in the section below. In addition, any matters reserved for the Boards that arise between formal Board meetings that need to be resolved are delegated to an Executive Committee, comprising two Executive Directors and a Non-Executive Director.
The strategic management and direction of, and significant commercial decisions in relation to, global operations of Carnival Corporation & plc, except to the extent reserved to the full Boards under their schedule of reserved matters, is delegated by the
Boards to the Boards of subsidiary companies within the group and to management committees of the Boards, which in turn delegate to local management as appropriate.
The Boards of Directors, through executive management and the Committees, have carried out a robust assessment to ensure that principal and emerging risks, including those that would threaten its business model, future performance, solvency or liquidity are effectively managed and/or mitigated to help ensure Carnival Corporation & plc is viable. As a result of this assessment, the Boards of Directors have identified principal and emerging risks and their management and/or mitigation which are listed in Item 4 Risk Management and/or Mitigation of Principal and Emerging Risks in the Carnival plc Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements (the “Strategic Report”).

Committees of the Boards
The following Committees have operated throughout the year. Each Committee has a written charter, copies of which can be found on Carnival Corporation & plc’s website at www.carnivalcorp.com and www.carnivalplc.com. The Board Committees regularly report on their activities and actions to the full Boards.

AUDIT COMMITTEES

The Audit Committees are comprised of the following four independent Non-Executive Directors:
•
Richard J. Glasier (Chair);

•
Jason Glenn Cahilly;

•
Stuart Subotnick; and

•
Laura Weil.

The Board of Carnival plc has determined that each member of the Audit Committees has “recent and relevant financial experience” for the purposes of the UK Corporate Governance Code and that the Audit Committees as a whole have competence relevant to the sector in which Carnival Corporation & plc operate. The qualifications of each member of the Audit Committees are contained in the Proxy Statement.
During the year, nine meetings of the Carnival plc Audit Committee were held, which were attended by all incumbent members. The Chief Financial Officer and Chief Accounting Officer, the Chief Audit Officer, who is responsible for the internal audit function and risk advisory and assurance services within Carnival Corporation & plc, representatives from the external auditors, the General Counsel, the Chief Operations Officer, Chief Information Officer, Chief Information Security Officer, Chief Privacy Officer and Chief Ethics and Compliance Officer normally attend meetings at the invitation of the Audit Committees.
The main role and responsibilities of the Audit Committees are to review:
•
the integrity of the relevant financial statements;

•
Carnival Corporation and Carnival plc’s compliance with legal and regulatory requirements, other than requirements related to HESS;

•
the principal risks or exposures of Carnival Corporation & plc (other than health, environmental,

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safety, security and sustainability matters), including with respect to information technology operations, cybersecurity and data privacy;
•
performance Carnival Corporation & plc’s internal audit functions and the adequacy of internal controls; and

•
relevant elements of Carnival Corporation and Carnival plc’s risk management programs.

In addition, our Audit Committees:
•
liaise with, appoint and assess the qualifications, effectiveness and independence of, the external auditors;

•
assist the Boards, if so requested, in ensuring that the annual report and accounts of Carnival plc, taken as a whole, is fair and balanced and understandable and provides the information necessary for shareholders of Carnival plc to assess Carnival plc’s position and performance, business model and strategy;

•
review compliance with the Carnival Corporation & plc Code of Business Conduct and Ethics; and

•
establish and monitor the procedures for receipt of employee complaints regarding any alleged fraud or violations of law.

In fulfilling their responsibilities during the year, the Audit Committees have, among other things:
•
reviewed the quarterly and annual financial results of Carnival Corporation & plc, including accounting matters and key factors affecting financial results and future forecasts;

•
reviewed financial statements and related disclosures, and other proposed filings with the U.S. Securities and Exchange Commission and draft earnings press releases of Carnival Corporation & plc;

•
reviewed the form and content of the annual reports and accounts, including the Strategic Report (including the going concern confirmation, the viability statement, the assessment of internal controls and principal risks, and the annual risk management and/or mitigation of principal risks), financial statements and Directors’ Report, to be presented to shareholders of Carnival plc at the year-end;

•
reviewed the form and content of the half year reports (including the going concern confirmation);

•
approved, together with the Boards of Directors, the viability and going concern statements, which are included in the Strategic Report;

•
reviewed reporting from management on impairment analyses over tangible and intangible assets;

•
confirmed receipt of certification letters, disclosure controls and procedure checklists and loss contingency memos from all reporting units;

•
received briefings on Carnival Corporation & plc’s Sarbanes-Oxley 404 compliance program;

•
reviewed reporting from the independent auditors concerning the audit work performed, identified internal control deficiencies and accounting issues, and all relationships between the independent auditors and Carnival Corporation & plc;

•
reviewed and approved fees for audit and non-audit related services provided by Carnival Corporation & plc’s independent auditors;

•
received and reviewed various reports from the independent auditors regarding the planning, status, execution and conclusions of their work;

•
received reporting, as well as quarterly briefings, from the Carnival Corporation & plc internal audit department called Risk Advisory & Assurance Services (“RAAS”) concerning results from their internal audit work, including significant findings, any identified internal control deficiencies and management plans for remedial action;

•
reviewed reports of RAAS regarding the results of its independent internal investigations of alleged or actual impropriety as assigned by the General Counsel and in coordination with the Chief Ethics and Compliance Officer on the status and results of those investigations;

•
reviewed RAAS’s historical audit coverage and assessment of risk for the purpose of developing an audit plan for the upcoming year;

•
reviewed reports of RAAS concerning progress against their audit plan, department staffing and professional qualifications, and the status of management action plans for previously identified action steps;

•
reviewed reports regarding information technology security, including cybersecurity and privacy and responses to and investigations of breaches; and

•
reviewed the status of complaints received through Carnival Corporation & plc’s third-party administered hotline and other channels.

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COMPENSATION COMMITTEES

The Compensation Committees of the Boards are comprised of four independent Non-Executive Directors:
•
Randall J. Weisenburger (Chair);

•
Helen Deeble;

•
Richard J. Glasier; and

•
Laura Weil.

During the year, five meetings of the Carnival plc Compensation Committees were held, which were attended by all members. Executive Directors are invited to attend for appropriate items, but are excluded when their own performance and remuneration are being discussed and determined.
The Compensation Committees are responsible for the:
•
evaluation and approval of the Director and officer compensation plans, policies and programs;

•
annual review and approval of the corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•
determination and approval of the compensation of the Chief Executive Officer, the other Executive Directors and other senior officers; and

•
recommendations to the Boards with respect to the compensation of the Non-Executive Directors.

The Compensation Committees are empowered to retain compensation consultants of their choice to be used to assist in the evaluation of compensation issues.

COMPLIANCE COMMITTEES

The Compliance Committees of the Boards are comprised of the following six independent Non-Executive Directors:
•
Randall J. Weisenburger (Chair);

•
Sir Jonathon Band;

•
Jeffrey J. Gearhart;

•
Richard J. Glasier;

•
Stuart Subotnick; and

•
Laura Weil.

During the year, six meetings of the Carnival plc Compliance Committees were held, which were attended by all members.
The principal function of the Compliance Committees is to assist with the Boards’ oversight of our ethics and compliance department as well as ethics and compliance policies, programs and initiatives, including by:
•
receiving regular reports from, and providing direction to the Chief Ethics and Compliance Officer with respect to the implementation of the Ethics and Compliance Strategic Plan, the effectiveness of the overall ethics and compliance function as well as the adequacy of staffing and resources;

•
monitoring, in coordination with the HESS Committees, implementation of our Environmental Compliance Plan;

•
taking steps, in coordination with the Boards’ Audit and HESS Committees, reasonably designed to ensure that all significant allegations of misconduct by management, employees, or agents receive appropriate attention and remediation; and

•
promoting accountability of senior management with respect to ethics compliance matters.

HESS COMMITTEES

The HESS Committees of the Boards are comprised of the following six independent Non-Executive Directors:
•
Sir Jonathon Band (Chair);

•
Helen Deeble;

•
Jeffrey J. Gearhart;

•
Katie Lahey;

•
Sir John Parker; and

•
Randall J. Weisenburger.

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During the year, seven meetings of the Carnival plc HESS Committee were held, which were attended by all members. The Chief Executive Officer and the Chief Executive Officers of our cruise brands also attend meetings of the HESS Committees.
The principal function of the HESS Committees is to assist the Boards in fulfilling their responsibility to:
•
supervise and monitor Carnival Corporation & plc’s health, environmental, safety, security and sustainability policies, programs and initiatives at sea and ashore; and

•
oversee compliance with legal and regulatory requirements relating to health, environmental, safety, security and sustainability.

The HESS Committees receive quarterly reporting regarding:
•
the status of our Environmental Compliance Plan, from our Global Ethics & Compliance Department; and

•
the HESS auditing program, which includes all our vessels, as well as any instances of non-compliance, the status of management’s corrective and/or preventative action plans, focused, continuous-improvement HESS reviews and significant HESS incident investigations from our Global Ethics & Compliance Department.

NOMINATING & GOVERNANCE COMMITTEES

The Nominating & Governance Committees of the Boards are comprised of the following five independent Non-Executive Directors:
•
Stuart Subotnick (Chair);

•
Sir Jonathon Band;

•
Richard J. Glasier;

•
Sir John Parker; and

•
Randall J. Weisenburger.

During the year, four meetings of the Carnival plc Nominating & Governance Committee were held, which were attended by all members, except for Sir John Parker who attended three of four meetings, having missed one meeting.
The principal function of the Nominating & Governance Committees is to:
•
assess and recommend to the Boards candidates for appointment as Directors and members of the Committees;

•
assist the Boards with Chief Executive Officer and Board succession planning;

•
establish procedures to exercise oversight of the evaluation of the Boards and management;

•
maintain orientation programs for new Directors and continuing education programs for all Directors; and

•
annually review and reassess the adequacy of the Guidelines and recommend proposed changes to the Boards for approval.

Further details on the succession planning process and the Nominating & Governance Committees’ approach to diversity are contained in the “Nominations of Directors” of the Proxy Statement and diversity generally are contained in the “Employees” section of the Carnival plc Directors’ Report, which is attached as Annex A, are incorporated by reference into this Carnival plc Corporate Governance Report.

Carnival plc Supplement to the Report of the Audit Committees
Certain information required to be included in the Carnival plc Report of the Audit Committee is set forth in the Report of the Audit Committees included in the Proxy Statement, and which is incorporated by reference into this Carnival plc Corporate Governance Report. The principal purpose of this Carnival plc Supplement to the Report of the Audit Committees is
to comply with the UK Corporate Governance Code requirements, which are only applicable to Carnival plc.
In fiscal 2021 the Carnival plc Audit Committee carried out a robust assessment and developed a thorough understanding of the significant areas of

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accounting judgments and the related estimates. The significant areas of accounting judgments and the related estimates considered by the Carnival plc Audit Committee and discussed with the Carnival plc external auditors, PricewaterhouseCoopers LLP (“PwC”), for fiscal 2021 are included in the Strategic Report for fiscal 2021.
In addition, risks of fraud in relation to revenue recognition was an area of focus for the Carnival plc Audit Committee and discussed with PwC in 2021. The Audit Committee considered the presumed risks of fraud as defined by auditing standards and was satisfied that there were no significant issues.

EXTERNAL AUDITORS AND AUDIT TENDERING

The Audit Committees have the responsibility for making a recommendation on the appointment, reappointment and removal of the external auditors. PwC was recommended by the Audit Committees for reappointment as auditors of Carnival plc at the Annual General Meeting held in April 2021, and reappointment was approved by the shareholders. The Audit Committees also reappointed PwC as Carnival Corporation’s independent registered public accounting firm, as ratified by the shareholders at the April 2021 Annual General Meeting. In addition, the policy of the Audit Committees is to undertake a formal assessment of the auditor’s objectivity and independence each year, which includes:
•
a review of non-audit services provided and related fees;

•
discussion with the auditors pertaining to a written report detailing all relationships with Carnival Corporation & plc and any other party that could affect the independence or the objectivity of the auditors; and

•
evaluation with the Boards and management of the effectiveness of the external audit process.

PwC has served as Carnival Corporation’s independent auditor from at least 1986 to 2002. In 2003, following formation of the DLC arrangement between Carnival Corporation and Carnival plc, the independent audits for the consolidated entity, Carnival Corporation & plc, and Carnival plc were tendered. Upon completion of this tender process, the Audit Committees decided to recommend to the shareholders that PwC be appointed as the Carnival Corporation and Carnival plc independent auditors for fiscal 2003. The Audit Committees annually evaluate PwC’s performance and have each year recommended that the shareholders vote for the reappointment of PwC as Carnival plc’s independent auditors.
Our reasons for recommending that PwC be appointed Carnival plc’s auditor for 2022 are as follows:
•
PwC is one of the largest independent audit firms in the world. In addition, PwC is uniquely qualified because they are the auditors of the three largest public cruise companies in the world. As such, it has an exceptional level of understanding of the cruise industry, the significant accounting principles used by it and the economic environment in which it operates.

•
Carnival Corporation & plc has periodically undertaken internal surveys to confirm PwC’s qualifications and performance, the quality and candor of their communication with the Audit Committees and management and their independence, objectivity and professional skepticism. The results of these surveys have supported the Audit Committees’ and management’s recommendations to appoint PwC as the independent auditors of Carnival Corporation & plc and Carnival plc.

•
PwC’s lead audit engagement partner for Carnival Corporation & plc and the engagement partner for Carnival plc are rotated from the engagement at least every five years. The PwC engagement partners working on subsidiaries are rotated from these engagements at least every seven years or in the case of significant EU subsidiaries, for the periods beginning on or after June 17, 2016, the engagement partners have been rotated at least every five years. The Audit Committees actively participate in the selection of the lead audit engagement partners. The Audit Committees and management believe the partner rotations support an independent auditor view of our operations and provide fresh insights into the audit processes.

•
The Audit Committees meet regularly with PwC in executive sessions, where management is not

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present. These executive sessions, which are not required under UK or U.S. regulations, further support PwC’s independence from management.
•
The Audit Committees’ Key Policies and Procedures establish a framework to monitor and maintain PwC’s independence. These Key Policies and Procedures require, among other things, pre-approval from the Audit Committees for audit and permissible non-audit services prior to the performance of any such services in accordance with UK and U.S. regulations. The Audit Committees only approve services to be provided by PwC that are consistent with these regulations, which helps to support auditor independence.

•
The communication between the Audit Committees and PwC has been timely and informative, which has assisted the Audit Committees in the performance of their oversight responsibilities.

•
The Audit Committees and management believe that PwC has performed the audits of Carnival Corporation & plc and Carnival plc with proper professional skepticism and demonstrated the necessary knowledge, experience and skills to meet their audit requirements.

•
Based on the review and analysis of audit fees of comparable public companies, the Audit Committees and management believe the PwC audit fees are competitive.

The Audit Committees continue to be confident that the effectiveness and independence of the external auditors is not impaired in any way. There are no contractual restrictions on the choice of external auditor and, therefore, a resolution proposing the reappointment of PwC as external auditors will be put to the Carnival plc shareholders at the 2022 Annual General Meeting.
The fees payable to PwC in respect of the audit and non-audit services provided to Carnival plc during fiscal 2021 were $1.7 million and $0.3 million, respectively. The policy on Audit Committee pre-approval and permissible non-audit work of the independent auditors, are set out in the “Independent Registered Public Accounting Firm,” section of the Proxy Statement, which is incorporated by reference into this Carnival plc Corporate Governance Report.
Carnival plc is also subject to UK regulations regarding this matter. The relevant UK legislation (the Statutory Auditors and Third Country Auditors Regulations 2016) requires statutory auditors to rotate after a period of 20 years and include a mandatory competitive tender of audit firms at the 10-year midpoint. The Competition and Market Authority’s (“CMA”) Statutory Audit Services for Large Companies Market Investigation (Mandatory Use of Competitive Tender Processes and Audit Committee Responsibilities) Order 2014 (the “CMA Order”) also set out transitional rules that determine the latest date for the initial rotation or tender process. PwC has been Carnival plc’s auditor since fiscal 2003, so the transitional rules state that they may not be reappointed more than nine years after June 2014, effectively meaning that the audit firm must be changed for the fiscal 2024 audit at the latest.
As a result, the Audit Committees currently intend to tender the independent audits for the consolidated entity, Carnival Corporation & plc, and Carnival plc in 2022 for the 2024 audits in order to ensure the independence of the selected transitioning firm. The plans to tender earlier than 2022 were deferred due to the ongoing effects of COVID-19 on our operations and our need to focus on our top priorities.
The CMA Order applies to FTSE 350 companies. Carnival plc confirms that it complied with the provisions of the CMA Order in fiscal 2021.

FRC Review

In November 2021, Carnival plc received a letter from the FRC informing Carnival plc that it had carried out a review of Carnival plc’s Annual Report and IFRS Financial Statements for the period ending November 30, 2020 and that it had a number of questions to assist the FRC in understanding how Carnival plc had satisfied its reporting requirements.
Carnival plc is in the process of providing responses to the FRC’s questions. In parallel, we have taken steps to enhance the disclosures, most notably regarding climate change risk disclosures and the impact on financial forecasts, alternative performance measures and accounting for foreign exchange and those enhancements have been included in Carnival plc’s

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Annual Report and IFRS Financial Statements for the financial year ending November 30, 2021. Some of the other matters raised in the FRC’s November letter are under our active consideration, including the net presentation of changes in amounts owed to Carnival
Corporation and from Carnival plc group companies in financing activities in the cash flow statement, and may, in due course, result in amendments to future financial statements.

On Behalf of the Audit Committee,
RICHARD J. GLASIER Chair of the Audit Committees January 27, 2022
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Information and Professional Development
Information and Professional Development
The Company Secretary is required to provide members of the Boards with appropriate information in advance of each meeting and Directors are required to devote adequate preparation time reviewing this information in advance of each meeting. The Company Secretary is also responsible for advising the Boards through the Chair on all corporate governance matters.
All Directors have access to the advice and services of the Company Secretary and are permitted to obtain independent professional advice, at Carnival
Corporation & plc’s expense, as he or she may deem necessary to discharge his or her responsibilities as a Director. A Director is required to inform the Senior Independent Director of his or her intention to do so.
All Directors are offered the opportunity to attend training programs of their choice. The subject matter and content of such programs are reviewed periodically during the year. In addition, the Directors participated in multiple compliance and culture training sessions from experts in the field.

Board Performance Evaluations
During fiscal 2021, the Nominating & Governance Committees conducted performance evaluations of the Boards, the Boards’ Committees and the members of our Boards of Directors. The performance review of Micky Arison, in his role as Chair, was conducted separately by the Non-Executive Directors, led by the Senior Independent Director, Randall J. Weisenburger, taking into account the view of the other Executive Director. As part of the Boards’ evaluation exercise, each Director was required to complete a questionnaire about the performance of the Boards and their Committees. All questionnaires were reviewed and assessed by the Nominating & Governance Committees.
In addition, the Nominating & Governance Committees reviewed the individual performance of each Director focusing on his or her contribution to Carnival Corporation & plc, and specifically focusing on areas of potential improvement. In making their assessment, the Nominating & Governance Committees reviewed considerations of age, diversity, experience and skills in the context of the needs of the Boards, and with the aim of achieving an appropriate balance on the Boards.
The Nominating & Governance Committees also discussed and reviewed with Non-Executive Directors any significant time commitments they have with other companies or organizations. In addition, the number of directorships held by Non-Executive Directors was taken into account, in line with Carnival Corporation & plc’s policy on limiting multiple appointments.
In October 2021, the Nominating & Governance Committees reported the results of the reviews to the Boards, concluding that each Director was an effective member of the Boards and had sufficient time to carry out properly their respective commitments to the Boards, their Committees and all other such duties as were required of them. It is the view of the Nominating & Governance Committees that the Boards continued to operate effectively during fiscal 2021.
During fiscal 2021, the Audit Committees, the Compensation Committees, the Compliance Committees, the HESS Committees and the Nominating & Governance Committees also reviewed their own performance against their respective charters by completing questionnaires that were provided to the Chair of the Nominating & Governance Committees. The results of such reviews were discussed among the members and reported to the Boards. The Boards concluded that the Audit Committees, the Compensation Committees, the Compliance Committees, the HESS Committees and the Nominating & Governance Committees continued to function effectively and continued to meet the requirements of their respective charters.
The UK Corporate Governance Code requires that an externally facilitated evaluation on the Boards’ effectiveness be undertaken at least once every third year. During fiscal 2019, the Nominating & Governance Committees engaged The Governance Solutions Group, an independent third-party governance expert which has no other connection

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Directors’ Remuneration
with Carnival Corporation & plc, to perform an assessment of the effectiveness of the Boards. The third-party governance expert interviewed each Director elected in 2019 and members of senior management who interact substantially with the
Board, reviewed the results of the assessment with the incumbent Senior Independent Director and then organized and summarized the assessment for discussion with the full Board.

Directors’ Remuneration
The Carnival plc Directors’ Remuneration Report is presented in two parts, with Part I forming part of the Proxy Statement and Part II being attached as Annex B to the Proxy Statement. A resolution to approve the Carnival plc Directors’ Remuneration Report will be proposed at the 2022 Annual General Meeting.

Relations with Shareholders
The formal channels of communication by which the Boards communicate to shareholders the overall performance of Carnival Corporation & plc are the Annual Reports, Carnival plc half yearly financial report, joint Annual Report on Form 10-K, joint Quarterly Reports on Form 10-Q, joint Current Reports on Form 8-K, Proxy Statement and press releases.
Senior management and Non-Executive Directors of Carnival Corporation & plc meet periodically with representatives of institutional shareholders to discuss their views and to enable the strategies and objectives of Carnival Corporation & plc to be well understood. Issues discussed with institutional shareholders include executive compensation, performance, business strategies and corporate governance.
Presentations are made to representatives of the investment community periodically in the U.S., the UK and elsewhere. Results of each fiscal quarter are reviewed with the investment community and others following each quarter on conference calls that are broadcast live over the Internet.
The Boards receive periodic briefings from management regarding feedback and information obtained from Carnival Corporation & plc’s shareholders and brokers. During fiscal 2021, Carnival Corporation & plc’s management made presentations to the Boards regarding shareholder matters.
Shareholders will have the opportunity at the 2022 Annual General Meeting, notice of which is contained in the Proxy Statement, to ask questions of a representative of the Board and senior management.
The Boards have implemented procedures to facilitate communications between shareholders or interested parties and the Boards. Shareholders or interested parties who wish to communicate with the boards or the Senior Independent Director should address their communications to the attention of the Company Secretary of Carnival Corporation & plc at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, United States. The Company Secretary promptly forwards to the Senior Independent Director those communications which the Company Secretary believes require immediate attention. The Senior Independent Director notifies the Boards or the Chair of the relevant Committees of the Boards of those matters that he believes are appropriate for further action or discussion.

Annual Meetings of Shareholders
This year the Annual Meetings of Shareholders will be held at Carnival Place, 3655 NW 87th Avenue, Miami, Florida, United States on Friday, April 8, 2022. The meetings will commence at 8:30 a.m. (EDT), and although technically two separate meetings (the
Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

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Workforce Engagement
We are also pleased to host a live video broadcast of the Annual Shareholders Meetings at our Carnival plc headquarters located at Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom at 1:30 p.m. (BST). Shareholder’s planning to attend the live video broadcast in Southampton must submit a proxy in order to vote as they will not be able to vote in person from Southampton. Shareholders attending the live video broadcast in Southampton will be able to submit questions live to the Directors in Florida, but will not be treated as, or considered to be, “in attendance” at the Annual Meetings.

Workforce Engagement
In line with the UK Corporate Governance Code, Randall J. Weisenburger was appointed in 2020 as the designated Non-Executive Director for workforce engagement.
The main responsibilities of this role are the governance and oversight of the following matters:
•
to directly engage with the workforce in order to ensure their feedback and concerns are appropriately relayed to the Boards, and that strategic direction and priorities of the Boards are communicated throughout the workforce;

•
to coordinate direct engagement between other Non-Executive Directors, management and the workforce, as appropriate;

•
to support the Boards’ discussion of employee engagement efforts and structure the contents of such discussions;

•
to monitor and evaluate workforce engagement to ensure that the efforts on workforce engagement are put in place and are effective, and that employee feedback is shared and collected in a balanced and transparent way; and

•
to report on the results of workforce engagement efforts, including any feedback and concerns from employees, to the Boards periodically, and make any recommendations arising from those reports to the Boards.

In this role, Mr. Weisenburger is also supported by senior management who are responsible for the day-to-day implementation of the efforts on workforce engagement. Given the global nature of our business with various operating companies, most workforce engagement activity is conducted at the subsidiary level under the leadership of the respective operating company management. Building upon the initial efforts of last year, during fiscal 2021, our workforce engagement program involved a number of initiatives, led by various leaders throughout our organization, such as live virtual townhall meetings as well as a variety of virtual ship visits. In-person events and visits were not feasible because of continuing travel and health-related restrictions around the globe associated with the COVID-19 pandemic. Despite these challenges, we adapted as the year progressed to respond to the needs of our organization and our workforce. In response to the significant operational and financial impact of COVID-19 on our organization, the Boards continued to have bi-weekly meetings until mid-2021 and then continued with monthly meetings. The Boards received regular reports from management regarding our liquidity, compliance status, status of the gradual return to service, including returning ships to guest cruise operations, returning crew members to our ships as well as maintaining the enhanced health and safety protocols and other critical matters. The Boards continued to work closely with management to sustain the business while balancing the needs of the business with that of its workforce, shareholders and other stakeholders.
During fiscal 2021, with the full support of the Boards, we continued to build upon and expand our initiatives designed to engage with and care for our workforce in light of the heavy impact of the COVID-19 pandemic on the workforce. Key areas of focus include Outreach & Wellness, Culture, Staffing and Motivation. The Boards and their Committees received periodic reports from senior management on key issues and developments. Mr. Weisenburger reported to the full Boards on the workforce engagement efforts.
Our pay practices are established to attract and retain talented individuals at all levels of the organization and to reward performance. Engagement with the workforce on common pay programs with the support of the Boards were coordinated across the organization and shared locally via townhalls, communications from senior leadership and from

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Workforce Engagement
their team leaders. Use of local engagement channels allowed each brand to tailor conversations to their specific programs. Throughout the pandemic the common programs included 2020’s initiatives involving pay reductions and a broad-based equity incentive program, 2021’s restoration of full pay, a common form of annual equity incentive for eligible employees, announcement of planned merit pay increases for 2022 as well as a new broad-based performance incentive program all of which apply to executives and a significant portion of the workforce. These programs, established with the support of the Boards of Directors, reinforce our focus on retaining our workforce during these challenging times as well as the alignment of our pay for performance philosophy for executives and the workforce.

OUTREACH AND WELLNESS

Management, with support of the Boards of Directors, increased focus on shore and ship employee outreach and wellness with focus on the unique needs of shore and shipboard employees in our current business environment.
As the COVID-19 pandemic continued to affect our operations, we remained focused on maintaining and improving ongoing communication with and from employees. The operating companies focused on communications channels including regular town halls, newsletters, email updates and video messages. Questions and comments from the workforce were requested in advance of the town hall meetings, and in some cases could be submitted electronically during those meetings. Town halls, in addition to other existing communication channels, such as the hotline referred to in the Whistleblowing section below, also allowed our workforce to provide comments and ask questions.
Brand leaders also increased shipboard outreach with live and virtual visits to ships.
Other examples of shoreside outreach and wellness efforts include:
•
frequent updates from management to improve transparency on business developments, particularly on the COVID-19 pandemic and the gradual return to cruise operations;

•
newsletters, emails and video updates for both active and furloughed employees to share news, recommendations, helpful resources and tips for wellness;

•
encouraging leaders to conduct engagement check-ins with their teams as a group and individually in order to hear their concerns and take questions; and

•
leveraging social media to engage with shore and shipboard workforce.

Other examples of shipboard efforts, in addition to expanding the use of our social media channels, include:
•
video updates from brand leads;

•
daily announcements over public announcement system and Crew TV, including special recognition of achievements;

•
appreciation letters;

•
package delivery services; and

•
COVID-19 awareness, health and wellbeing related training materials.

In addition, the shipboard workforce continued to have access to resources and support to ensure physical and mental wellbeing. Brands instituted robust shipboard mental health and wellness plans, including the following:
•
access to medical professionals, including mental health professionals, Care Team and peer support;

•
seminars on dealing with stress, mindfulness and cognitive restructuring;

•
additional Wi-Fi, internet and telephone services;

•
additional multi-faith spiritual services;

•
wellness podcasts, articles and eMagazines; and

•
mental health awareness training.

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Annex C―Carnival plc Corporate Governance Report
Workforce Engagement
Benefits for shoreside employees were also revised to address the continued lockdown periods and remote working. Office protocols were established for shore-based employees who are not eligible to work remotely or need to work from the office. These protocols were updated as the situation evolved and include masking in public spaces, physical distancing and encouraging all to get vaccinated.
The feedback obtained from the townhall meetings, surveys and other channels described above touched on themes such as communications, transparency, remote work solutions and engagement needs. With the support of the Boards, management actioned the feedback received through an assortment of communication, health and wellness and enrichment and recognition efforts.
In addition to the other initiatives referred to in this section, we worked with governmental authorities to arrange COVID-19 vaccinations for our crew members.
As the understanding of COVID-19 continued to evolve, we worked with a number of leading public health, epidemiological and policy experts to support our ongoing efforts to develop enhanced protocols and procedures for the return of cruise vacations. These advisors will continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation, as well as regulatory requirements for the safety of our guests and employees.
We also continued our efforts to implement significant changes in the way we work, pivoting our shoreside operations to allow for remote working, where possible, in order to facilitate physical distancing protocols. We leveraged information from experts in developing protocols and procedures for use in our shoreside offices for those employees whose duties require them to work at the office. In addition, we made available vaccines and now boosters for our crew members, many of whom otherwise may not have had access to vaccinations. We believe these measures are critical to helping keep our workforce, their families and the communities in which we work, safe and healthy.

CULTURE

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Annex C―Carnival plc Corporate Governance Report
Workforce Engagement
During fiscal 2021, we continued to implement and monitor our Culture Essentials, which are the key actions and behaviors we will seek to encourage and reinforce to further strengthen our culture. We developed and implemented specific initiatives―many of which were set out in the initial Culture Action Plan whereby brand leaders and senior management met with their direct reports to discuss these key behaviors. These follow-up efforts also included a series of extensive and consistent communications about the Culture Essentials to increase awareness; new and innovative training sessions to promote further understanding; and new expectations that would be measured and incorporated into performance evaluations. More specifically, through these steps, each brand would drive and incentivize the key behaviors that will strengthen our corporate culture. To further elevate the importance of strengthening our corporate culture, we also developed a new culture governance process in which our leadership team is responsible and accountable for developing the strategy for culture improvements. Given the relative expertise of our human resource professionals, the human resource leaders within each operating company are responsible for implementing the strategy throughout the brands, as well as providing periodic reports that summarize such efforts and activities. Lastly, the Global Ethics and Compliance Department is responsible for monitoring the progress and providing regular reports to our leadership team. In addition, to further promote awareness, these summary reports will also be provided to the Compliance Committees of the Boards of Directors.
One additional culture project that began in mid-2021 addressed the need to promote more accountability of our senior leaders within our organization. On behalf of the Boards of Directors, a nationally-recognized expert in ethics, compliance and integrity was engaged to lead this effort. This executive accountabilities project has been developed and will be implemented in 2022. It will provide the Board of Directors with a practical tool for assessing the contributions that each leader has made to further promote the embed our various culture-related priorities and use this information as a meaningful part of the annual review of executive performance and compensation.
Our goals also continue to be fostering a positive and just culture that involves supporting recruiting, developing and retaining the finest workforce. A highly motivated and engaged workforce is key to delivering vacation experiences that exceed our guests’ expectations. We believe in building trust-based relationships and listening to and acting upon our workforces’ perspectives and ideas and use feedback tools to monitor and improve our progress in this area.
As part of our culture improvements, we developed a culture survey plan involving annual surveys, panel surveys and pulse surveys. The initial pulse survey was launched in June 2021 for shipboard and shoreside employees to complete. After this initial broad launch, another survey was released in September 2021. Beginning in the first quarter of 2022, the survey will run on a periodic basis with a sampling of employees to measure change over time. The results of the pulse surveys were communicated to senior management and the Boards of Directors. A comprehensive annual survey and panel survey are currently under development.

STAFFING

In 2020, as a result of the pause in guest cruise operations we recognized the need to reduce operating expenses which, after due consideration of our employees, included implementing a combination of layoffs, furloughs, reduced work weeks and salary and benefit reductions across the company, including senior management, instituting a hiring freeze across the organization and significantly reducing consultant and contractor roles which the Boards considered to be necessary to safeguard our long-term sustainability. Although regretting that this was necessary, the situation was handled sensitively, in compliance with local legal requirements and with an eye to providing as much support to the employees as possible.
In some countries outside of the U.S., governmental programs provided some relief allowing us to retain employees for a longer period of time.

C-16 | Carnival plc Corporate Governance Report

Annex C―Carnival plc Corporate Governance Report
Internal Control and Risk Management
For 2021, salary and benefits reductions were discontinued. We also started to gradually bring back furloughed employees and resumed hiring throughout fiscal 2021 as our staffing needs increased due to the gradual resumption of guest cruise operations. We have returned over 65,000 shipboard team members to service and all were offered
COVID vaccinations. Returning ship employees attend a “Welcome Back” session as each ship returns to service to review the Culture Essentials, new training curriculum and to encourage commitment to our Vision Statement, shared values and Culture Essentials.

MOTIVATION

In addition to the matters described above, how the interests of employees have been considered by the Boards in their discussions and decision-making is described in the Strategic Report under following
Sections: 1.A.II. Recent Developments, 1.A.III. Vision, Goals and Related Strategies, 1.C.XII. Ethics and Compliance and 1.C.XIV. Human Capital Management and Employees.

WHISTLEBLOWING

We have policies and procedures in place for employees and other stakeholders to report any actual or suspected violations of our Code of Business Conduct and Ethics, another of our policies or the laws. We also provide an independent, third-party-hosted hotline where reports can be made in a secure, confidential and, where desired and permitted by applicable laws, anonymous manner. The Boards review on a quarterly basis reports regarding the status of whistleblowing activity and the results of any investigations.

Internal Control and Risk Management
A description of the Carnival Corporation & plc internal controls and risk management systems in relation to the financial reporting process can be found in the Strategic Report under Section 3. Internal Control and Risk Assessment.

Directors’ Responsibility for Financial Statements
The Statement of Directors’ Responsibilities in relation to the Carnival plc financial statements is included in the Carnival plc Directors’ Report attached as Annex A to the Proxy Statement.

Statement of Compliance with the UK Corporate Governance Code
Carnival Corporation & plc has applied the main principles of the UK Corporate Governance Code and complied with its provisions throughout the year ended November 30, 2021, with the following exceptions:
•
annual bonuses of U.S. Executive Directors form part of their pensionable salary (which is explained in the Carnival plc Directors’ Remuneration Report attached as Annex B to the Proxy Statement in the paragraph entitled “Total Pension Entitlements”);
•
we do not have a formal policy for a director’s post-employment shareholding (which is explained in the Carnival plc Directors’ Remuneration Report attached as Annex B to the Proxy Statement in the paragraph entitled “Statement by Randall J. Weisenburger, Chair of the Compensation Committees”); and

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Annex C―Carnival plc Corporate Governance Report
Internal Control and Risk Management
•
the Chair of the Board of Directors of Carnival plc has been in his post for longer than nine years (which is explained earlier in the Corporate Governance Report in the paragraph entitled “Board Balance and Independence”).

A statement describing how the Directors have taken account of the matters set out in section 172(1) (a) to
(f) of the UK Companies Act 2006 when performing their duty to act in the way they consider, in good faith, would most likely promote the success of the company for the benefit of its members as a whole, is included in the Strategic Report.

By order of the Board,
ARNALDO PEREZ Company Secretary January 27, 2022
C-18 | Carnival plc Corporate Governance Report

CARNIVAL CORPORATION

ATTN: DOREEN FURNARI
3655 N.W. 87TH AVENUE
MIAMI, FL 33178-2428

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CARNIVAL CORPORATION

The Boards of Directors unanimously recommend that you cast your vote "FOR" Proposals 1-20.

		For	Against	Abstain
1.	To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
2.	To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
3.	To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
4.	To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
5.	To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
6.	To re-elect Jeffery J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
7.	To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
8.	To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
9.	To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
10.	To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
11.	To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
12.	To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.	☐	☐	☐
13.	To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies).	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

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 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D65891-P66073CARNIVAL CORPORATIONPROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 8, 2022The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint the Chair and Secretary of the Annual Meeting, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the Annual Meeting of shareholders to be held on April 8, 2022 or any postponement or adjournment of the Annual Meeting.The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1-20.PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side